FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-280224-04

Dated March 10, 2025	BMO 2025-5C9
Structural and Collateral Term Sheet
BMO 2025-5C9 Mortgage Trust
$681,729,469 (Approximate Mortgage Pool Balance)

$[] (Approximate Offered Certificates)

BMO Commercial Mortgage Securities LLC Depositor

Commercial Mortgage Pass-Through Certificates, SERIES 2025-5C9

Bank of Montreal

Citi Real Estate Funding Inc.

Goldman Sachs Mortgage Company

3650 Capital SCF LOE I(A), LLC

UBS AG

German American Capital Corporation

Societe Generale Financial Corporation

LoanCore Capital Markets LLC

Sponsors and Mortgage Loan Sellers

BMO Capital Markets	Goldman Sachs & Co. LLC	Deutsche Bank Securities	Société Générale	UBS Securities LLC	Citigroup
Co-Lead Managers and Joint Bookrunners
Academy Securities		Bancroft Capital, LLC	Drexel Hamilton	Mischler Financial
Co-Managers

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dated March 10, 2025	BMO 2025-5C9

This material is for your information, and none of BMO Capital Markets Corp., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., SG Americas Securities, LLC, UBS Securities LLC, Academy Securities, Inc., Bancroft Capital, LLC, Drexel Hamilton, LLC and Mischler Financial Group, Inc. (collectively, the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-280224) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or BMO Capital Markets Corp., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-888-200-0266. The Offered Certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more Classes of Certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these Certificates, a contract of sale will come into being no sooner than the date on which the relevant Class has been priced and we have verified the allocation of Certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time. The information should be reviewed only in conjunction with the entire offering document relating to the Commercial Mortgage Pass-Through Certificates, Series 2025-5C9 (the “Offering Document”). All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document. The information contained herein will be more fully described elsewhere in the Offering Document. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This document has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended or superseded) and/or Part VI of the Financial Services and Markets Act 2000 (as amended) or other offering document.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these Certificates. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the Certificates may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of the Underwriters or any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the Certificates. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This document contains forward-looking statements. If and when included in this document, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in consumer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this document are made as of the date hereof. We have no obligation to update or revise any forward-looking statement.

BMO Capital Markets is a trade name used by BMO Financial Group for the wholesale banking businesses of Bank of Montreal, BMO Harris Bank N.A. (member FDIC), Bank of Montreal Europe p.l.c, and Bank of Montreal (China) Co. Ltd, the institutional broker dealer business of BMO Capital Markets Corp. (Member FINRA and SIPC) and the agency broker dealer business of Clearpool Execution Services, LLC (Member FINRA and SIPC) in the U.S., and the institutional broker dealer businesses of BMO Nesbitt Burns Inc. (Member Investment Industry Regulatory Organization of Canada and Member Canadian Investor Protection Fund) in Canada and Asia, Bank of Montreal Europe p.l.c. (authorized and regulated by the Central Bank of Ireland) in Europe and BMO Capital Markets Limited (authorized and regulated by the Financial Conduct Authority) in the UK and Australia.

Securities and investment banking activities in the United States are performed by Deutsche Bank Securities Inc., a member of NYSE, FINRA and SIPC, and its broker-dealer affiliates. Lending and other commercial banking activities in the United States are performed by Deutsche Bank AG and its banking affiliates.

Société Générale is the marketing name for SG Americas Securities, LLC.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2

Dated March 10, 2025	BMO 2025-5C9

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this document is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3

Structural and Collateral Term Sheet	BMO 2025-5C9
Collateral Characteristics
Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of IPB	Roll-up Aggregate Cut-off Date Balance	Roll-up Aggregate % of Cut-off Date Balance
BMO	3	10	$34,200,000	5.0%	$112,075,000	16.4%
CREFI	4	4	$109,500,000	16.1%	$109,500,000	16.1%
GSMC	2	2	$80,900,000	11.9%	$102,350,000	15.0%
3650 Capital	1	1	$8,000,000	1.2%	$80,925,000	11.9%
UBS AG	2	10	$77,940,719	11.4%	$77,940,719	11.4%
GACC	9	9	$68,938,750	10.1%	$76,938,750	11.3%
SGFC	2	2	$66,500,000	9.8%	$66,500,000	9.8%
LCM	4	4	$55,500,000	8.1%	$55,500,000	8.1%
BMO, 3650 Capital	2	2	$88,750,000	13.0%	-	-
3650 Capital, GSMC	1	9	$60,000,000	8.8%	-	-
GACC, BMO	1	1	$31,500,000	4.6%	-	-
Total:	31	54	$681,729,469	100.0%	$681,729,469	100.0%

Loan Pool
Initial Pool Balance (“IPB”):	$681,729,469
Number of Mortgage Loans:	31
Number of Mortgaged Properties:	54
Average Cut-off Date Balance per Mortgage Loan:	$21,991,273
Weighted Average Current Mortgage Rate:	6.50578%
10 Largest Mortgage Loans as % of IPB:	66.3%
Weighted Average Remaining Term to Maturity:	59 months
Weighted Average Seasoning:	2 months

Credit Statistics
Weighted Average UW NCF DSCR:	1.88x
Weighted Average UW NOI Debt Yield:	12.8%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”):	54.0%
Weighted Average Maturity Date/ARD LTV:	53.9%

Other Statistics
% of Mortgage Loans with Additional Debt:	13.2%
% of Mortgage Loans with Single Tenants(1):	4.1%
% of Mortgage Loans secured by Multiple Properties:	20.5%

Amortization
Weighted Average Original Amortization Term:	300 months
Weighted Average Remaining Amortization Term:	297 months
% of Mortgage Loans with Interest-Only:	97.4%
% of Mortgage Loans with Amortizing Balloon:	2.6%

Lockboxes
% of Mortgage Loans with Hard Lockboxes:	66.8%
% of Mortgage Loans with Springing Lockboxes:	23.3%
% of Mortgage Loans with Soft Lockbox:	9.8%

Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	66.5%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	24.2%
% of Mortgage Loans Requiring Monthly CapEx Reserves:	75.9%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(2):	66.5%

(1)	Excludes mortgage loans that are secured by multiple properties leased to separate single tenants.
(2)	Calculated only with respect to the Cut-off Date Balance of mortgage loans secured or partially secured by office, retail, industrial, mixed use and self storage (with commercial tenants) properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4

Structural and Collateral Term Sheet	BMO 2025-5C9
Collateral Characteristics
Ten Largest Mortgage Loans
No.	Loan Name	City, State	Mortgage Loan Seller	No. of Prop.	Cut-off Date Balance	% of IPB	Square Feet / Units	Property Type	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date/ARD LTV
1	Herald Center	New York, NY	BMO, 3650 Capital	1	$60,000,000	8.8%	267,207	Mixed Use	3.10x	17.1%	34.6%	34.6%
2	Pinnacle Hills Promenade	Rogers, AR	SGFC	1	$60,000,000	8.8%	870,478	Retail	1.77x	13.6%	43.5%	43.5%
3	AVAD Midland & Odessa Self Storage Portfolio	Various, TX	3650 Capital, GSMC	9	$60,000,000	8.8%	814,188	Self Storage	1.66x	10.5%	67.0%	67.0%
4	Commando Self Storage Portfolio	Various, Various	UBS AG	9	$60,000,000	8.8%	619,562	Self Storage	1.30x	9.0%	62.7%	62.7%
5	Renaissance New York Midtown Hotel	New York, NY	GSMC	1	$50,000,000	7.3%	348	Hospitality	2.14x	17.2%	50.0%	50.0%
6	Residence Inn JFK	Jamaica, NY	CREFI	1	$48,000,000	7.0%	182	Hospitality	1.58x	13.0%	63.2%	63.2%
7	Queens Center	Elmhurst, NY	GACC, BMO	1	$31,500,000	4.6%	412,033	Retail	1.84x	10.2%	49.5%	49.5%
8	257 Park Avenue South	New York, NY	GSMC	1	$30,900,000	4.5%	248,143	Office	2.28x	15.5%	44.4%	44.4%
9	South Pasadena Medical Office	South Pasadena, CA	BMO, 3650 Capital	1	$28,750,000	4.2%	93,894	Office	1.45x	11.0%	60.5%	60.5%
10	Warwick Denver	Denver, CO	CREFI	1	$23,000,000	3.4%	216	Hospitality	1.94x	16.6%	36.5%	36.5%

	Top 3 Total/Weighted Average			11	$180,000,000	26.4%			2.18x	13.7%	48.4%	48.4%
	Top 5 Total/Weighted Average			21	$290,000,000	42.5%			1.99x	13.4%	51.6%	51.6%
	Top 10 Total/Weighted Average			26	$452,150,000	66.3%			1.92x	13.3%	52.0%	52.0%
	Non-Top 10 Total/Weighted Average			28	$229,579,469	33.7%			1.81x	11.9%	58.1%	57.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5

Structural and Collateral Term Sheet	BMO 2025-5C9
Collateral Characteristics
Pari Passu Companion Loan Summary
No.	Loan Name	Mortgage Loan Seller	Trust Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Controlling Pooling/Trust & Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Loan(s) Securitizations	Related Pari Passu Companion Loan(s) Original Balance
1	Herald Center	BMO, 3650 Capital	$60,000,000	$99,000,000	Benchmark 2025-V13	Midland	LNR	Benchmark 2025-V13 Future Securitization	$50,000,000 $49,000,000
2	Pinnacle Hills Promenade	SGFC	$60,000,000	$70,000,000	BMO 2025-5C9	Midland	3650 REIT	Benchmark 2025-V13 Future Securitization(s)	$52,000,000 $18,000,000
3	AVAD Midland & Odessa Self Storage Portfolio	3650 Capital, GSMC	$60,000,000	$17,100,000	BMO 2025-5C9	Midland	3650 REIT	Future Securitization(s)	$17,100,000
4	Commando Self Storage Portfolio	UBS AG	$60,000,000	$7,500,000	BMO 2025-5C9	Midland	3650 REIT	Future Securitization(s)	$7,500,000
5	Renaissance New York Midtown Hotel	GSMC	$50,000,000	$40,000,000	BMO 2025-5C9	Midland	3650 REIT	Benchmark 2025-V13	$40,000,000
7	Queens Center	GACC, BMO	$31,500,000	$493,500,000	BBCMS 2024-5C31	Midland	LNR	BBCMS 2024-5C31 Benchmark 2024-V12 BMO 2024-5C8 WFCM 2024-5C2 WFCM 2024-5C3 BANK5 2024-5YR11 BANK5 2024-5YR12 Benchmark 2025-V13	$85,000,000 $75,000,000 $71,000,000 $30,000,000 $25,000,000 $75,000,000 $85,000,000 $47,500,000
8	257 Park Avenue South	GSMC	$30,900,000	$20,600,000	BMO 2025-5C9	Midland	3650 REIT	Future Securitization(s)	$20,600,000
13	Project Midway	BMO	$20,000,000	$510,000,000	BX 2025-BIO3	Keybank	CWCapital	BX 2025-BIO3 BBCMS 2025-5C33 Future Securitization(s)	$300,000,000 $52,000,000 $158,000,000
18	Las Olas City Centre	GACC	$10,000,000	$135,000,000	BMO 2025-5C9(1)	Midland	3650 REIT	Future Securitization(s)	$135,000,000
19	The Link	GACC	$10,000,000	$105,000,000	BMO 2025-5C9(1)	Midland	3650 REIT	Future Securitization(s)	$105,000,000
22	500 Delaware	3650 Capital	$8,000,000	$77,000,000	3650R 2022-PF2	Midland	3650 REIT	3650R 2022-PF2 BBCMS 2023-C21 BMO 2024-C10 BMARK 2024-V9 Future Securitization(s)	$20,000,000 $15,000,000 $20,000,000 $5,000,000 $17,000,000
(1)	In the case of Loan Nos. 18 and 19, until the securitization of the related controlling pari passu companion loan, the related whole loan will be serviced and administered pursuant to the pooling and servicing agreement for the BMO 2025-5C9 securitization transaction by the parties thereto. Upon the securitization of the related controlling pari-passu companion loan, servicing of the related whole loan will shift to the servicers under the servicing agreement with respect to such future securitization transaction, which servicing agreement will become the Controlling Pooling/Trust & Servicing Agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6

Structural and Collateral Term Sheet	BMO 2025-5C9
Collateral Characteristics
Mortgaged Properties by Type
					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR	UW NOI DY	Cut-off Date LTV	Maturity Date/ARD LTV
Hospitality	Full Service	2	$73,000,000	10.7%	2.08x	17.0%	45.7%	45.7%
	Extended Stay	2	65,940,719	9.7	1.53x	13.3%	63.5%	62.3%
	Limited Service	1	6,500,000	1.0	1.92x	16.3%	42.2%	42.2%
	Subtotal / Weighted Average:	5	$145,440,719	21.3%	1.82x	15.3%	53.6%	53.1%
Retail	Anchored	3	$92,475,000	13.6%	1.83x	13.9%	46.6%	46.6%
	Super Regional Mall	1	31,500,000	4.6	1.84x	10.2%	49.5%	49.5%
	Unanchored	2	9,148,404	1.3	1.62x	11.5%	59.7%	59.7%
	Subtotal / Weighted Average:	6	$133,123,404	19.5%	1.82x	12.9%	48.2%	48.2%
Mixed Use	Retail / Office	2	$80,500,000	11.8%	2.63x	15.3%	41.6%	41.6%
	Retail / Parking Garage	1	20,825,000	3.1	2.85x	11.7%	49.5%	49.5%
	Lab / Office	7	19,701,961	2.9	2.23x	14.9%	41.1%	41.1%
	Retail / Multifamily	1	8,000,000	1.2	1.62x	11.9%	58.0%	58.0%
	Subtotal / Weighted Average:	11	$129,026,961	18.9%	2.54x	14.5%	43.8%	43.8%
Self Storage	Self Storage	18	$125,051,596	18.3%	1.47x	9.7%	65.0%	65.0%
Office	CBD	3	$48,900,000	7.2%	2.15x	14.1%	52.4%	52.4%
	Medical	2	35,825,000	5.3	1.74x	11.3%	58.4%	58.4%
	Suburban	2	10,298,039	1.5	1.74x	13.8%	59.4%	59.4%
	Subtotal / Weighted Average:	7	$95,023,039	13.9%	1.95x	13.0%	55.4%	55.4%
Multifamily	Mid Rise	5	$42,138,750	6.2%	1.27x	8.4%	70.0%	70.0%
	Student Housing	1	7,100,000	1.0	2.75x	12.0%	41.3%	41.3%
	Low Rise	1	4,825,000	0.7	1.26x	8.6%	70.4%	70.4%
	Subtotal / Weighted Average:	7	$54,063,750	7.9%	1.46x	8.9%	66.3%	66.3%
Total / Weighted Average:		54	$681,729,469	100.0%	1.88x	12.8%	54.0%	53.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7

Structural and Collateral Term Sheet	BMO 2025-5C9
No. 1 – Herald Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8

Structural and Collateral Term Sheet	BMO 2025-5C9
No. 1 – Herald Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9

Structural and Collateral Term Sheet	BMO 2025-5C9
No. 1 – Herald Center
Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	BMO, 3650 Capital	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$60,000,000	Title(6):	Fee
Cut-off Date Principal Balance(1):	$60,000,000	Property Type – Subtype:	Mixed Use – Retail / Office
% of IPB:	8.8%	Net Rentable Area (SF):	267,207
Loan Purpose:	Refinance	Location:	New York, NY
Borrowers:	Herald Center Department Store of New York LLC and Herald Center Department Store of New York Leasehold LLC	Year Built / Renovated:	1902 / 2015
Borrower Sponsor:	J.E.M.B. Realty Corp	Occupancy(7):	97.9%
Interest Rate(2):	5.43100430157233%	Occupancy Date:	9/1/2024
Note Date:	1/3/2025	4th Most Recent NOI (As of)(8):	NAV
Maturity Date:	1/6/2030	3rd Most Recent NOI (As of)(9):	$27,025,375 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(9):	$18,238,477 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of)(10):	$19,274,531 (TTM 8/31/2024)
Original Amortization Term:	None	UW Economic Occupancy(7):	98.6%
Amortization Type:	Interest Only	UW Revenues:	$37,797,061
Call Protection(3):	L(26),D(27),O(7)	UW Expenses:	$10,592,417
Lockbox / Cash Management:	Hard / Springing	UW NOI(7)(10):	$27,204,644
Additional Debt(1):	Yes	UW NCF(7):	$27,151,203
Additional Debt Balance(1):	$99,000,000 / $141,000,000	Appraised Value / Per SF:	$460,000,000 / $1,722
Additional Debt Type(1):	Pari Passu / B-Note	Appraisal Date:	8/14/2024

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap		Senior Loan	Whole Loan
Taxes:	$1,196,026	$598,013	N/A	Cut-off Date Loan / SF:	$595	$1,123
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$595	$1,123
Replacement Reserves:	$0	$4,453	N/A	Cut-off Date LTV:	34.6%	65.2%
Deferred Maintenance:	$502,807	$0	N/A	Maturity Date LTV:	34.6%	65.2%
Other Reserves(5):	$34,539,189	Springing	N/A	UW NCF DSCR(7):	3.10x	1.35x
				UW NOI Debt Yield(7):	17.1%	9.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan(1)	$159,000,000	47.1%	Loan Payoff(11)	$268,199,965	79.4%
Subordinate Companion Loan(1)	141,000,000	41.7	Upfront Reserves	36,238,022	10.7
Preferred Equity(12)	30,000,000	8.9	Closing Costs	33,428,531	9.9
Borrower Sponsor Equity	7,866,518	2.3
Total Sources	$337,866,518	100.0%	Total Uses	$337,866,518	100.0%
(1)	The Herald Center Mortgage Loan (as defined below) is part of the Herald Center Whole Loan (as defined below) which is comprised of six senior pari passu promissory notes and five subordinate promissory notes, with an aggregate original principal balance and Cut-off Date Balance of $300,000,000.
(2)	Interest Rate represents the interest rate of the Herald Center Senior Loan (as defined below). The weighted average interest rate of the Herald Center Subordinate Companion Loan (as defined below) is approximately 7.90376110673759% per annum. The interest rate of the Herald Center Whole Loan is 6.59320% per annum.
(3)	The lockout period will be at least 26 payment dates beginning with and including the first payment date on February 6, 2025. Defeasance of the Herald Center Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note comprising a part of the Herald Center Whole Loan to be securitized and (ii) January 3, 2029. The assumed lockout period of 26 payments is based on the expected BMO 2025-5C9 securitization closing date in March 2025. The actual lockout period may be longer.
(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(5)	Initial Other Reserves include a Yeshiva tenant improvement reserve of $31,005,000, a Yeshiva seller work reserve of $2,465,548, a JIBEI (as defined below) reserve of $800,250 and a rent concession reserve of $268,391.
(6)	The Herald Center Whole Loan is also secured by the leasehold estate created by the Ground Lease (as defined below). The lien of the leasehold mortgage on the Yeshiva Unit (as defined below) will be released upon the creation of the leasehold condominium and the transfer of the Yeshiva Unit to Yeshiva University (“Yeshiva”). In addition, Yeshiva has the right to acquire the leasehold condominium interest in the fourth floor of the Herald Center Property following the creation of the leasehold condominium, subject to satisfaction of certain conditions precedent set forth in the Herald Center Whole Loan documents, as described under “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases—Property Releases; Free Releases” in the Preliminary Prospectus.
(7)	Occupancy and UW Economic Occupancy are inclusive of the space leased to Yeshiva, which will take occupancy of its space across three phases, which are expected to be completed by January 1, 2027. UW NOI, UW NCF, UW NOI Debt Yield and UW NCF DSCR are also inclusive of the rents that will become payable in three phases after Yeshiva occupies its space. Please refer to “The Property” below for more information.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10

Structural and Collateral Term Sheet	BMO 2025-5C9
No. 1 – Herald Center
(8)	4th Most Recent NOI is unavailable as it was not provided by the borrower sponsor.
(9)	The decrease from 2022 NOI to 2023 NOI is attributable to the former tenant occupying floors five through nine of the Herald Center Property going out of business.
(10)	The increase from Most Recent NOI to Underwritten NOI is primarily attributable to the new lease to Yeshiva.
(11)	The Loan Payoff amount includes a $22,874,172 payoff of the existing preferred equity investment and the retirement of a $4,938,289 line of credit provided by M&T Bank.
(12)	The preferred equity was provided by Big Herald Investments II, LLC and the rate of return on the preferred equity is 13%, consisting of an 8.0% current pay and 5.0% that accrues until cash flow from the Herald Center Property (as defined below) is available to pay such accrued portion. Please see “Preferred Equity Terms” below for more information regarding the terms of the preferred equity.

The Loan. The largest mortgage loan (the “Herald Center Mortgage Loan”) is part of a whole loan with an original principal balance and Cut-off Date Balance of $300,000,000 (the “Herald Center Whole Loan”) secured by a first lien deed of trust on borrowers’ fee interest and leasehold interests in a 267,207 square foot, multi-level, mixed-use office and retail center located in New York, New York (the “Herald Center Property”). The Herald Center Whole Loan was originated on January 3, 2025 by Bank of Montreal (“BMO”). On January 3, 2025, BMO transferred Note A-6, with an original principal balance and Cut-off Date Balance of $20,000,000, to 3650 Real Estate Investment Trust 2 LLC (“3650 Capital”). The Herald Center Whole Loan is comprised of six senior pari passu promissory notes with an aggregate original principal balance and Cut-off Date Balance of $159,000,000 (collectively, the “Herald Center Senior Pari Passu Notes”, and the portion of the Herald Center Whole Loan evidenced by such six senior pari passu notes, the “Herald Center Senior Loan”) and five subordinate promissory notes with an aggregate original principal balance and Cut-off Date Balance of $141,000,000 (collectively, the “Herald Center Subordinate Notes”, and the portion of the Herald Center Whole Loan evidenced by such five subordinate promissory notes, the “Herald Center Subordinate Companion Loan”). The Herald Center Senior Loan accrues interest at a fixed rate of 5.43100430157233% per annum and the weighted average interest rate of the Herald Center Subordinate Companion Loans is a fixed rate of 7.90376110673759% per annum. The Herald Center Mortgage Loan is evidenced by the Note A-3-1, Note A-4 and Note A-6 with an aggregate original principal balance and Cut-off Date Balance of $60,000,000, which will be contributed by BMO and 3650 Capital. The remaining Herald Center Senior Pari Passu Notes and the Herald Center Subordinate Notes were contributed or are expected to be contributed to other securitization trusts, as set forth in the Whole Loan Summary below. The Herald Center Whole Loan has a five-year term, is interest-only for the entire term and accrues interest on an Actual/360 basis. The scheduled maturity date of the Herald Center Whole Loan is January 6, 2030.

The Herald Center Senior Pari Passu Notes are senior in right of payment to the Herald Center Subordinate Notes. Note B is subordinate to the Herald Center Senior Pari Passu Notes but senior to the other Herald Center Subordinate Notes in right of payment. Note C is subordinate to the Herald Center Senior Pari Passu Notes and Note B but senior to the other Herald Center Subordinate Notes in right of payment. Note D is subordinate to the Herald Center Senior Pari Passu Notes, Note B and Note C but senior to the other Herald Center Subordinate Notes in right of payment. Note E is subordinate to the Herald Center Senior Pari Passu Notes, Note B, Note C and Note D but senior to Note F in right of payment. Note F is subordinate to the Herald Center Senior Pari Passu Notes and the other Herald Center Subordinate Notes in right of payment. Note F will be the initial controlling note unless the Note F control appraisal period (i.e., any period during which the principal balance of Note F is less than 25% of its initial principal balance as a result of the application of appraisal reduction amounts or realized losses) occurs and is continuing. If the Note F control appraisal period has occurred and is continuing, but the subordinate note control appraisal period (i.e., any period during which the aggregate principal balance of all of the Herald Center Subordinate Notes is less than 25% of the initial aggregate principal balance of all of the Herald Center Subordinate Notes as a result of the application of appraisal reduction amounts or realized losses) has not occurred, there will be no controlling note. If both the Note F control appraisal period and the subordinate note control appraisal period have occurred and are continuing, Note A-1 will be the controlling note, as further described in the Whole Loan Summary table below.

The Herald Center Whole Loan will be serviced pursuant to the pooling and servicing agreement for the Benchmark 2025-V13 securitization trust. The relationship between the holders of the Herald Center Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Herald Center Pari Passu-AB Whole Loan” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11

Structural and Collateral Term Sheet	BMO 2025-5C9
No. 1 – Herald Center

The table below identifies the promissory notes that comprise the Herald Center Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$50,000,000	$50,000,000	Benchmark 2025-V13	Yes(2)
A-2(1)	$31,000,000	$31,000,000	BMO	No
A-3-1	$20,000,000	$20,000,000	BMO 2025-5C9	No
A-3-2(1)	$6,000,000	$6,000,000	BMO	No
A-4	$20,000,000	$20,000,000	BMO 2025-5C9	No
A-5(1)	$12,000,000	$12,000,000	BMO	No
A-6	$20,000,000	$20,000,000	BMO 2025-5C9	No
Senior Loan	$159,000,000	$159,000,000
B	$39,805,000	$39,805,000	Benchmark 2025-V13 (Loan-Specific Certificates)	No
C	$34,370,000	$34,370,000	Benchmark 2025-V13 (Loan-Specific Certificates)	No
D	$34,590,000	$34,590,000	Benchmark 2025-V13 (Loan-Specific Certificates)	No
E	$25,235,000	$25,235,000	Benchmark 2025-V13 (Loan-Specific Certificates)	No
F	$7,000,000	$7,000,000	Benchmark 2025-V13 (Loan-Specific Certificates)	Yes(2)
Subordinate Companion Loan	$141,000,000	$141,000,000
Whole Loan	$300,000,000	$300,000,000
(1)	Expected to be contributed to one or more securitization trust(s).
(2)	Note F will be the initial controlling note unless the Note F control appraisal period (i.e., any period during which the principal balance of Note F is less than 25% of its initial principal balance as a result of the application of appraisal reduction amounts or realized losses) occurs and is continuing. If the Note F control appraisal period has occurred and is continuing, but the subordinate note control appraisal period (i.e., any period during which the aggregate principal balance of all of the Herald Center Subordinate Notes is less than 25% of the initial aggregate principal balance of all of the Herald Center Subordinate Notes as a result of the application of appraisal reduction amounts or realized losses) has not occurred, there will be no controlling note. If both the Note F control appraisal period and the subordinate note control appraisal period have occurred and are continuing, Note A-1 will be the controlling note. See “Description of the Mortgage Pool—The Whole Loans—The Herald Center Pari Passu-AB Whole Loan” in the Preliminary Prospectus for more information regarding the manner in which control shifts under the Herald Center Whole Loan.

The Property. The Herald Center Property consists of a nine-story, plus lower level, Class B, 267,207 square foot retail and office building located along the entire western blockfront of Broadway / Avenue of the Americas, between West 33rd and West 34th Streets. The retail component of the Herald Center Property, located between the lower level through the third floors with sub-basement storage space, totals 70,401 square feet (26.3% of NRA) and generates 64.8% of total underwritten base rent. The office component, located on floors four through nine, totals 184,304 square feet (69.0% of NRA), and generates 24.9% of total underwritten base rent. The office component contains the space occupied by Yeshiva and The Joint Industry Board of the Electrical Industry (“JIBEI”). As of September 1, 2024, the Herald Center Property was 97.9% occupied by three retail tenants, two office tenants and three other tenants utilizing air and antennae space. The Herald Center Property was built in 1902 and renovated in 2015.

The fee interest in the Herald Center Property is held by Herald Center Department Store of New York LLC (the “Fee Borrower”). The leasehold interest in the Herald Center Property is held by Herald Center Department Store of New York Leasehold LLC (the “Leasehold Borrower”), which leasehold estate was created by an amended and restated ground lease (the “Ground Lease”) between the Fee Borrower, as the lessor, and the Leasehold Borrower, as the lessee, which was entered into in connection with the origination of the Herald Center Whole Loan, in order to allow the borrowers to convert the Herald Center Property to a leasehold condominium structure following the origination of the Herald Center Whole Loan, as further described below. The Ground Lease is scheduled to expire on the later of (x) June 30, 2056 or (y) the last day of the month during which occurs the day immediately preceding the date occurring 31 years after the condominium commencement date (which has not occurred yet). The current annual base ground rent as of the Cut-off Date is $14,393,092.

In connection with the origination of the Herald Center Whole Loan, the Leasehold Borrower and Yeshiva entered into certain leasehold condominium documents and the purchase and sale agreement (collectively, the “Yeshiva Transaction Documents”). Under the Yeshiva Transaction Documents, the Herald Center Property is expected to be converted to a

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12

Structural and Collateral Term Sheet	BMO 2025-5C9
No. 1 – Herald Center

leasehold condominium structure, which will initially have two units: Unit 1 and Unit 2. Unit 2 will represent a 49.3774% undivided interest in the leasehold condominium common elements appurtenant to Unit 2 and the rights of such unit under the leasehold condominium declaration with respect to the limited common elements appurtenant to Unit 2) (collectively, the “Retail Unit”) and will be retained by the Leasehold Borrower. Unit 1 will represent the related 50.6226% undivided interest in the leasehold condominium comment elements appurtenant to Unit 1, and the limited common elements appurtenant to Unit 1) (collectively, the “Yeshiva Unit”) and will be conveyed to Yeshiva upon the completion of the conversion. On November 25, 2024, the borrower submitted the leasehold condominium documents to the New York City Department of Finance (the “DOF”) for approval. The leasehold condominium approval from the DOF was obtained on January 21, 2025. The leasehold condominium, if formed, will have a term of 31 years (co-terminus with the Ground Lease). Additionally, the leasehold condominium will be subject and subordinate to the Ground Lease. Following the creation of the leasehold condominium, (i) the fee mortgage will continue as a mortgage on the Fee Borrower’s fee simple interest in the entire Herald Center Property, (ii) the leasehold mortgage will continue as a first priority mortgage on the leasehold estate in both the Retail Unit and the Yeshiva Unit, and (iii) upon the sale of the Yeshiva Unit to Yeshiva, the Yeshiva Unit will be released from the lien of the leasehold mortgage.

In order to address any potential delay in obtaining the approval from DOF, the Fee Borrower, Leasehold Borrower and Yeshiva entered into a Temporary Occupancy Agreement, dated as of the origination date of the Herald Center Whole Loan (“TOA”). Pursuant to the TOA, Yeshiva is obligated to perform all of the obligations set forth in the Yeshiva Transaction Documents over the same duration that it agreed to under the Yeshiva Transaction Documents as if the leasehold condominium had been formed and the Yeshiva Unit was sold to Yeshiva on the origination date of the Herald Center Whole Loan, regardless of whether such leasehold condominium has been actually formed and the Yeshiva Unit was actually sold to Yeshiva. Neither such TOA nor any of the Yeshiva Transaction Documents provide Yeshiva with any termination or contraction options (other than customary limited termination rights in connection with a casualty or condemnation). The 31-year lease and leasehold condominium structure described above will allow the Yeshiva Unit to be tax exempt, thus creating a tax saving to the borrowers and Yeshiva. For simplicity, throughout this Term Sheet, the Transaction Documents and TOA governing Yeshiva’s obligations with respect to the Yeshiva Unit are referred to in this term Sheet as the “Yeshiva Lease”, and Yeshiva is presented as a tenant, and the ground rent payable by Yeshiva with respect to its space is presented as “base rent”.

Yeshiva is expected to take possession of its 155,025 square foot premises across three tranches. The Yeshiva premises includes portions of the first floor, mezzanine floor and floors five through nine. Yeshiva accepted possession of tranche 1 on November 1, 2024 (the “Tranche 1 Commencement Date”), which includes portions of the first floor, the mezzanine floor and sixth floor and the entirety of the fifth floor (the “Tranche 1 Premises”). The Ground Rent Pass Through Date (as defined below) for tranche 1 will be July 1, 2025. The possession date for tranche 2, which include portions of the sixth floor and the entirety of the seventh floor (the “Tranche 2 Premises”), will be no later than January 1, 2026 (the “Tranche 2 Commencement Date”). The Ground Rent Pass Through Date for tranche 2 will be July 1, 2026. The possession date for tranche 3, which includes the entirety of the eighth and ninth floors (the “Tranche 3 Premises”), will be no later than January 1, 2027 (the “Tranche 3 Commencement Date”). The Ground Rent Pass Through Date for tranche 3 will be July 1, 2027.

The “Ground Rent Pass Through Date” is the date that Yeshiva is obligated to make its base rent payment for each applicable tranche under the Yeshiva Lease.

Major Tenants. The three largest tenants at the Herald Center Property based upon underwritten base rent are H&M, Yeshiva and Bank of America, National Association:

H&M (62,800 square feet; 23.5% NRA; 53.5% of underwritten base rent): H&M Hennes & Mauritz (“H&M”) is a global retailer offering affordable apparel for men, women, and children. H&M was incorporated in 1947 and remains under the control of the family of founder Erling Persson. H&M group’s brands are H&M, H&M Home, COS, Weekday, Monki, & Other Stories, ARKET, Afound and Singular Society. As of 2023, H&M operated over 4,000 stores across 77 markets with approximately 143,000 employees. H&M has been a tenant at the Herald Center Property since 2014 under a lease with an expiration date of January 31, 2041 and has one, five-year renewal option. H&M has the right to terminate its lease at the Herald Center Property effective any time after January 1, 2036 provided (i) no event of default then exists, (ii) H&M delivers notice to landlord at least 24 months prior to the effective date of the termination; and (iii) H&M pays a termination fee equal to six months of monthly base rent within 90 days after the date H&M vacates the premises.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13

Structural and Collateral Term Sheet	BMO 2025-5C9
No. 1 – Herald Center

Yeshiva (155,025 square feet; 58.0% NRA; 20.4% of underwritten base rent): Yeshiva is a Jewish, liberal arts university in New York City, New York. Yeshiva has three campuses: Wilf Campus (500 West 185th Street), Israel Henry Beren Campus (245 Lexington Avenue), Brookdale Center (55 Fifth Avenue), and Jack and Pearl Resnick Campus space (Eastchester Road and Morris Park Avenue). In addition to on campus learning, Yeshiva also gives students the option to study online. The undergraduate curriculum is comprised of a mix of Jewish studies, liberal arts courses, and science courses. Yeshiva has 2,319 undergraduate students, tuition and fees of $51,800 annually, and an endowment of approximately $518 million USD as of the end of 2022. Yeshiva University’s tenancy at the Herald Center Property begins in 2025 under a lease with an expiration date of June 30, 2056, and no renewal or termination options.

Bank of America, National Association (5,293 square feet; 2.0% NRA; 10.2% of underwritten base rent): Bank of America, National Association (“Bank of America”) is a multinational financial institution founded in 1998 in San Francisco, California and now headquartered in Charlotte, North Carolina. Bank of America provides services to individual customers, small/middle-market businesses, as well as large corporations. Bank of America provides banking, investing, asset management services, and also provides wealth management, corporate and investment banking and trading services. Bank of America provides services to 69 million consumers and small businesses, with approximately 3,700 retail locations and 15,000 ATM’s. Bank of America has a market capitalization of $346.124 billion USD and reported revenues of $189.111 billion USD for the twelve months ending September 30, 2024. Bank of America has been a tenant at the Herald Center Property since 2002 under a lease with an expiration date of July 31, 2032, with one, five-year renewal option and no termination options.

The following table presents certain information relating to the historical occupancy of the Herald Center Property:

Historical and Current Occupancy(1)
2021(2)	2022(2)	2023(2)	Current(3)(4)
96.8%	30.1%	42.3%	97.9%
(1)	Historical Occupancies are the annual average physical occupancy of each respective year.
(2)	The decrease in occupancy from 2021 to the years 2022 and 2023 is attributable to the former tenant occupying floors five through nine of the Herald Center Property going out of business.
(3)	Current Occupancy is as of September 1, 2024.
(4)	Current Occupancy is inclusive of the space leased to Yeshiva, which will take occupancy of its space across three phases, as further described above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14

Structural and Collateral Term Sheet	BMO 2025-5C9
No. 1 – Herald Center

The following table presents certain information relating to the tenants at the Herald Center Property:

Top Tenant Summary(1)
Tenant	Ratings (Moody’s/S&P/Fitch)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent	Lease Exp. Date
Retail
H&M	NR/BBB/NR	62,800	23.5%	$304.84	$19,144,223	53.5%	1/31/2041
Bank of America	A1/A-/AA-	5,293	2.0	$688.45	3,643,992	10.2	7/31/2032
CL Vista Holdings LLC	NR/NR/NR	2,308	0.9	$171.37	395,520	1.1	2/28/2034
Total Retail		70,401	26.3%	$329.31	$23,183,736	64.8%
Office
Yeshiva(4)	NR/NR/NR	155,025	58.0%	$47.00	$7,286,175	20.4%	6/30/2056
The Joint Industry Board of the Electrical Industry	NR/NR/NR	29,279	11.0	$55.00	1,610,345	4.5	12/31/2043
Total Office		184,304	69.0%	$48.27	$8,896,520	24.9%
Other
New York SMSA Limited Partnership	Baa1/BBB+/A-	6,500	2.4%	$538.46	$3,500,000	9.8%	10/31/2035
T-Mobile Northeast LLC	Baa2/BBB/BBB+	210	0.1	$526.18	110,498	0.3	10/31/2028
New Cingular Wireless PCS, LLC (CN927)	Baa2/BBB/BBB+	100	0.0	$936.00	93,600	0.3	4/30/2026
Total Other		6,810	2.5%	$543.92	$3,704,098	10.4%

Occupied Collateral Total		261,515	97.9%	$136.83	$35,784,354	100.0%

Vacant Space		5,692	2.1%

Collateral Total		267,207	100.0%

(1)	Based on the underwritten rent roll as of September 1, 2024.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent PSF and UW Base Rent include rent steps totaling $1,300,342 through January 2026.
(4)	The Yeshiva premises include portions of the first floor, mezzanine floor and floors five through nine. Yeshiva accepted possession of the Tranche 1 Premises (i.e., portions of the first floor, the mezzanine floor and sixth floor and the entirety of the fifth floor) on the Tranche 1 Commencement Date. Yeshiva will be required to pay rent with respect to the Tranche 1 Premises, commencing on July 1, 2025. Yeshiva is expected to take possession of the Tranche 2 Premises (i.e., portions of the sixth floor and the entirety of the seventh floor) no later than January 1, 2026. Yeshiva will be required to pay rent with respect to the Tranche 2 Premises, commencing on July 1, 2026. Yeshiva is expected to take possession of the Tranche 3 Premises (i.e., the entirety of the eighth and ninth floors) no later than January 1, 2027. Yeshiva will be required to pay rent with respect to the Tranche 3 Premises, commencing on July 1, 2027. Although Yeshiva is obligated to take possession and pay rent under the TOA, there can be no assurance that Yeshiva will take possession of its space or begin to pay rent as scheduled or at all.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15

Structural and Collateral Term Sheet	BMO 2025-5C9
No. 1 – Herald Center

The following table presents certain information relating to tenant lease expirations at the Herald Center Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring(2)	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring
Vacant	NAP	5,692	2.1%	NAP	NAP	5,692	2.1%	NAP	NAP
2024 & MTM	0	0	0.0	$0	0.0%	5,692	2.1%	$0	0.0%
2025	0	0	0.0	0	0.0	5,692	2.1%	$0	0.0%
2026	1	100	0.0	93,600	0.3	5,792	2.2%	$93,600	0.3%
2027	0	0	0.0	0	0.0	5,792	2.2%	$93,600	0.3%
2028	1	210	0.1	110,498	0.3	6,002	2.2%	$204,098	0.6%
2029	0	0	0.0	0	0.0	6,002	2.2%	$204,098	0.6%
2030	0	0	0.0	0	0.0	6,002	2.2%	$204,098	0.6%
2031	0	0	0.0	0	0.0	6,002	2.2%	$204,098	0.6%
2032	1	5,293	2.0	3,643,992	10.2	11,295	4.2%	$3,848,090	10.8%
2033	0	0	0.0	0	0.0	11,295	4.2%	$3,848,090	10.8%
2034	1	2,308	0.9	395,520	1.1	13,603	5.1%	$4,243,610	11.9%
2035	1	6,500	2.4	3,500,000	9.8	20,103	7.5%	$7,743,610	21.6%
2036 & Beyond(4)	3	247,104	92.5	28,040,743	78.4	267,207	100.0%	$35,784,354	100.0%
Total	8	267,207	100.0%	$35,784,354	100.0%
(1)	Based on the underwritten rent roll as of September 1, 2024.
(2)	Certain tenants have more than one lease and certain tenants may have early termination options.
(3)	UW Base Rent includes rent steps totaling $1,300,342 through January 2026.
(4)	The Yeshiva premises include portions of the first floor, mezzanine floor and floors five through nine. Yeshiva accepted possession of the Tranche 1 Premises (i.e., portions of the first floor, the mezzanine floor and sixth floor and the entirety of the fifth floor) on the Tranche 1 Commencement Date. Yeshiva will be required to pay rent with respect to the Tranche 1 Premises, commencing on July 1, 2025. Yeshiva is expected to take possession of the Tranche 2 Premises (i.e., portions of the sixth floor and the entirety of the seventh floor) no later than January 1, 2026. Yeshiva will be required to pay rent with respect to the Tranche 2 Premises, commencing on July 1, 2026. Yeshiva is expected to take possession of the Tranche 3 Premises (i.e., the entirety of the eighth and ninth floors) no later than January 1, 2027. Yeshiva will be required to pay rent with respect to the Tranche 3 Premises, commencing on July 1, 2027. Although Yeshiva is obligated to take possession and pay rent under the TOA, there can be no assurance that Yeshiva will take possession of its space or begin to pay rent as scheduled or at all.

The following table presents certain information relating to the operating performance and underwritten net cash flow of the Herald Center Property:

Operating History and Underwritten Net Cash Flow
	2022	2023	TTM(1)	Underwritten	Per Square Foot	%(2)
Gross Potential Rent(3)	$33,715,691	$27,733,867	$29,158,635	$34,484,016	$129.05	91.4%
Rent Steps	0	0	0	1,300,342	4.87	3.4
Reimbursements Income	2,323,932	548,975	701,108	2,126,340	7.96	5.6
Straight Line Rent	0	0	0	372,764	1.40	1.0
Gross Revenue	$36,039,623	$28,282,842	$29,859,742	$38,283,462	$143.27	101.4%
(Vacancy)	0	0	0	(535,473)	(2.00)	(1.4)
Net Rental Income	$36,039,623	$28,282,842	$29,859,742	$37,747,989	$141.27	100.0%
Other Income(4)	499,577	325,465	446,687	49,072	0.18	0.1
Effective Gross Income	$36,539,200	$28,608,307	$30,306,429	$37,797,061	$141.45	100.1%
Total Expenses(5)	9,513,825	10,369,830	11,031,899	10,592,417	39.64	28.0
Net Operating Income	$27,025,375	$18,238,477	$19,274,531	$27,204,644	$101.81	72.0%
Replacement Reserves	0	0	0	53,441	0.20	0.1
Net Cash Flow	$27,025,375	$18,238,477	$19,274,531	$27,151,203	$101.61	71.8%
(1)	TTM reflects the trailing 12-month period ending August 31, 2024.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Gross Potential Rent includes the cumulative underwritten base rent of $7,286,175 from Yeshiva. The Yeshiva premises include portions of the first floor, mezzanine floor and floors five through nine. Yeshiva accepted possession of the Tranche 1 Premises (i.e., portions of the first floor, the mezzanine floor and sixth floor and the entirety of the fifth floor) on the Tranche 1 Commencement Date. Yeshiva will be required to pay rent with respect to the Tranche 1 Premises, commencing on July 1, 2025. Yeshiva is expected to take possession of the Tranche 2 Premises (i.e., portions of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 1 – Herald Center
the sixth floor and the entirety of the seventh floor) no later than January 1, 2026. Yeshiva will be required to pay rent with respect to the Tranche 2 Premises, commencing on July 1, 2026. Yeshiva is expected to take possession of the Tranche 3 Premises (i.e., the entirety of the eighth and ninth floors) no later than January 1, 2027. Yeshiva will be required to pay rent with respect to the Tranche 3 Premises, commencing on July 1, 2027. Although Yeshiva is obligated to take possession and pay rent under the TOA, there can be no assurance that Yeshiva will take possession of its space or begin to pay rent as scheduled or at all.
(4)	Other Income is underwritten to year four.
(5)	Total Expenses include real estate taxes, insurance, management fees, utilities, repairs and maintenance, payroll and related, cleaning and general and administrative. The Herald Center Property benefits from a New York City Industrial & Commercial Abatement Program (“ICAP”) abatement. Real estate taxes were underwritten based on the average of the lender’s tax and condominium counsel’s estimated calendar year taxes over the loan term and the appraisal’s estimate of the business improvement district taxes (BID).

Environmental. According to a Phase I environmental assessment dated August 27, 2024, there was no evidence of any recognized environmental conditions at the Herald Center Property.

Appraisal. According to the appraisal, the Herald Center Property had an “as-is” appraised value of $460,000,000 as of August 14, 2024 and a prospective value upon stabilization of $535,000,000 as of August 1, 2027. The prospective value upon stabilization assumed lease-up that will be incurred during the first three years of the analysis period as part of the Yeshiva Lease. The table below shows the appraisal’s “as-is” appraised value.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Direct Capitalization Approach	$460,000,000	5.50%
(1)	Source: Appraisal.

The Market. The Herald Center Property is located in the Penn Station/Garment neighborhood within the New York metropolitan statistical area in the borough of Manhattan. Manhattan is an iconic and vibrant borough, known for its major landmarks and business districts. Wall Street, in lower Manhattan, is the epicenter for global finance and is the home of the New York Stock Exchange, investment banks, brokerage firms, and more. The city’s other boroughs are Brooklyn, Queens, Staten Island, and the Bronx, otherwise known as Kings, Queens, Richmond, and Bronx counties, respectively. The area’s mass transit infrastructure connects the five boroughs as well as the surrounding suburban areas.

The Penn Station/Garment neighborhood borders both the Grand Central and Time Square neighborhoods, and benefits from proximity to areas such as Bryant Park and Rockefeller Center. The neighborhood surrounding the Herald Center Property gains foot traffic from retailers such as the Macy’s flagship store which reports approximately 20 million shoppers a year. The Herald Center Property is accessible via several Manhattan commuter transportation hubs including the Herald Square subway station and Pennsylvania Station.

As of the second quarter of 2024, the New York office market had a total inventory of 976,492,482 square feet, according to a market data provider. The overall vacancy rate was 13.7% and the overall average asking rent was $57.04 per square foot. A market data provider projects the office vacancy rate for New York to increase to 14.2% by year-end 2024 and continue rising until leveling off at the forward-looking five-year average of 15.7%.

Overall, the vacancy rate increased by 120 bps from year-end 2022 to 13.7%, substantially higher than the 5-year average of 11.2%. As of the second quarter of 2024, the overall asking rental rate increased by $0.17 per square foot (or 0.3%) since year-end 2023 to $57.04 per square foot, and is projected to slightly increase to $57.30 per square foot in year-end 2024, then grow marginally through 2028 to $58.26 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 1 – Herald Center

The following table presents certain information relating to comparable office leases for the Herald Center Property:

Comparable Office Lease Summary(1)(2)
Property Name/Location	Year Built / Renovated	Size (SF)	Tenant	Suite Size (SF)		Rent PSF		Commencement	Lease Term (Months)
Herald Center New York, NY	1902 / 2015	267,207(3)	Yeshiva(3)	155,025	(3)	$47.00	(3)	Various(3)	Various(3)
1578 Lexington Avenue New York, NY	NAP	138,165	Mount Sinai	138,165		$47.50		Q2-2024	432
488 Madison Avenue New York, NY	NAP	142,308	Archdiocese of New York (ADNY)	142,308		$45.00		Q1-2024	378
1180 Avenue of the Americas New York, NY	NAP	46,000	Selfhelp Community Services	46,000		$53.00		Q1-2024	378
110 William Street New York, NY	NAP	640,744	DCAS	640,744		$45.00		Q4-2023	248
1334 York Avenue New York, NY	NAP	200,395	Weill Cornell Medicine	200,395		$67.50		Q4-2023	368
575 Lexington Avenue New York, NY	NAP	216,226	Weill Cornell Medicine (Expansion & Renewal)	216,226		$62.00		Q3-2023	360
5 Hanover Square New York, NY	NAP	62,969	Ideal School Manhattan	62,969		$46.00		Q3-2023	396
120 Broadway New York, NY	NAP	112,000	New York City Housing Development Corporation	112,000		$50.00		Q3-2023	360
(1)	Source: Appraisal unless otherwise indicated.
(2)	The appraisal utilized “Community Facility Leases” for comparable leases due to the office space at the Herald Center Property occupied by Yeshiva.
(3)	Based on the underwritten rent roll as of September 1, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 1 – Herald Center

The following table presents certain information relating to comparable retail leases for the Herald Center Property:

Comparable Retail Lease Summary(1)
Property Name/Location	Tenant	Suite Size (SF)	Rent PSF	Commencement	Lease Term (Months)
Herald Center New York, NY	H&M Bank of America CL Vista Holdings LLC	62,800 5,293 2,308	$304.84 $688.45 $171.37	Various(2)	Various(2)
1466 Broadway New York, NY	Confidential	12,200	$204.92	Q3-2024	192
11 Times Square New York, NY	Confidential	49,982	$105.04	Q2-2024	198
5 Times Square New York, NY	Miniso	9,655	$372.86	Q1-2024	138
2 Times Square New York, NY	Van Leeuwen Ice Cream	600	$700.00	Q3-2023	120
2 Times Square New York, NY	Comur Corp - Sardinha Portuguesa	1,010	$772.28	Q3-2023	124
243 West 42nd Street New York, NY	Midtown Gifts	1,681	$550.27	Q3-2023	126
1501 Broadway New York, NY	Lids	954	$1,415.09	Q2-2023	120
112 West 34th Street New York, NY	Pandora	3,542	$409.37	Q1-2023	126
1100 Avenue of the Americas New York, NY	Bank of America	14,004	$402.00	Q1-2023	237
2 Herald Square New York, NY	Capital One	16,343	$431.38	Q4-2022	130
1500 Broadway New York, NY	Carlos Bakery	2,196	$760.00	Q2-2022	144
(1)	Source: Appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll as of September 1, 2024.

The Borrowers. The borrowers for the Herald Center Whole Loan are Herald Center Department Store of New York LLC and Herald Center Department Store of New York Leasehold LLC, each a Delaware limited liability company and special purpose entity with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Herald Center Whole Loan.

The Borrower Sponsor. The borrower sponsor is J.E.M.B. Realty Corp. J.E.M.B. Realty Corp. was founded in 1990 by Morris Bailey and Joseph Jerome, who is one of the guarantors of the Herald Center Whole Loan. J.E.M.B. Realty Corp. is a family-run real estate development, investment and management company based in New York City. The non-recourse carveout guarantors for the Herald Center Whole Loan are Joseph Jerome and Bailey Family 1998 Grandchildren’s Trust. Mr. Jerome is a president of J.E.M.B. Realty Corp. Mr. Jerome also founded BUSAC Real Estate, which operate and manage office towers, shopping centers and residential complexes totaling over 6.5 million square feet across North America.

Property Management. The Herald Center Property is managed by J.E.M.B Realty Corp., an affiliate of the borrower sponsor.

Escrows and Reserves. At origination of the Herald Center Whole Loan, the borrowers deposited (i) approximately $1,196,026 into a real estate tax reserve account, (ii) $502,807 into a deferred maintenance reserve account, (iii) $31,005,000 into a Yeshiva reserve account, (iv) $2,465,548 into a Yeshiva seller work reserve account, (v) $268,391 into a rent concession reserve account and (vi) $800,250 into a reserve account for work relating to JIBEI.

Tax Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the estimated annual real estate tax payments (initially estimated to be approximately $598,013).

Insurance Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated insurance payments. Such reserve has been conditionally waived so long as the borrowers maintain a blanket policy meeting the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-5C9
No. 1 – Herald Center

requirements of the Herald Center Whole Loan documents and the borrowers provide evidence of the renewal of any insurance policy prior to the expiration thereof and receipts for the payment of the applicable premiums (which is currently the case).

Replacement Reserve – On a monthly basis, the borrowers are required to escrow approximately $4,453 for the payment or reimbursement of approved capital expenses.

Material Tenant Reserve – During the continuance of a Material Tenant Trigger Event (as defined below), the borrowers will be required to deposit the applicable Material Tenant Monthly Deposit (as defined below) for an approved Material Tenant (as defined below) TI/LC expenses in connection with any qualified Material Tenant Lease (as defined below), to be capped when the balance of the Material Tenant reserve reaches two years of full annual, unabated gross rent for the applicable Material Tenant.

A “Material Tenant” means (i) any tenant of all or a portion of the Herald Center Property under a Material Tenant Lease and (ii) Yeshiva or any person who succeeds to Yeshiva’s interests under the Yeshiva Lease.

A “Material Tenant Lease” means (i) the H&M lease, (ii) the Yeshiva Lease and/or the Leasehold Condominium documents, (iii) any lease which together with all other leases to the same tenant and to all affiliates of such tenant, (a) provides for rental income representing 15% or more of the total rental income for the Herald Center Property or (b) covers more than 15% or more of the total square feet at the Herald Center Property, or (iv) any instrument guaranteeing or providing credit support for any lease identified in the immediately preceding clauses (i), (ii) and/or (iii).

A “Material Tenant Go Dark Event” means that a Material Tenant goes dark or ceases to conduct business at all or a portion of its Material Tenant space for a period of six consecutive months or longer, other than (i) in connection with portions of the space demised to such Material Tenant that are not being utilized due to such Material Tenant’s implementation of a hybrid work program and each of the following conditions is satisfied: (x) a majority of such Material Tenant’s demised premises remains available and functional for the use contemplated by said Material Tenant Lease if and to the extent on any given day employees of such Material Tenant were to elect to utilize such space for work and (y) onsite staff remain in place during normal business hours at the applicable premises to implement and provide standard and customary services with respect to the applicable space, (ii) in the event that a Material Tenant subleases all or a portion of its Material Tenant space to a subtenant in accordance with the terms of the Herald Center Whole Loan documents and the applicable Material Tenant Lease, the initial period during which such Material Tenant or the subtenant is performing tenant improvements or remodeling the subleased premises in preparation for such subtenant to commence its operations at the subleased premises, in all cases in accordance with the terms of the Herald Center Whole Loan documents, provided that (x) the Material Tenant Lease remains in full force, (y) the Material Tenant continues to remain liable to the borrowers for all obligations under the Material Tenant Lease, and (z) the Material Tenant continues to pay all rent due under the Material Tenant Lease during the period any such tenant improvements or remodeling is being performed, (iii) with respect to the portion of the space in the Yeshiva Unit identified as Tranche 1 Premises, Tranche 2 Premises and Tranche 3 Premises only, the period commencing on January 3, 2025 and continuing through the date that is (A) with respect to Tranche 1 Premises, July 30, 2025, (such period from January 3, 2025 to July 30, 2025, the “Yeshiva Tranche 1 Pre-Possession Period”), (B) with respect to Tranche 2 Premises, 30 days after the Tranche 2 Commencement Date (such period from January 3, 2025 to 30 days after the Tranche 2 Commencement Date, the “Yeshiva Tranche 2 Pre-Possession Period”) and (C) with respect to Tranche 3 Premises, thirty (30) days after the Tranche 3 Commencement Date (such period from January 3, 2025 to 30 days after the Tranche 3 Commencement Date, the “Yeshiva Tranche 3 Pre-Possession Period”), a Material Tenant Go Dark Event is not deemed to have occurred with respect to (I) Tranche 1 Premises during the Yeshiva Tranche 1 Pre-Possession Period, (II) Tranche 2 Premises during the Yeshiva Tranche 2 Pre- Possession Period and (III) Tranche 3 Premises during the Yeshiva Tranche 3 Pre-Possession Period, or (iv) with respect to Tranche 1 Premises, Tranche 2 Premises and Tranche 3 Premises only, solely in connection with a permissible closure (as defined in the underlying lease). For the avoidance of doubt, a Material Tenant Go Dark Event with respect to Yeshiva is only deemed to occur if Yeshiva (or any permitted assignee of Yeshiva) has gone dark or ceases to conduct business in the ordinary course in each tranche for a period of six consecutive months or longer.

A “Material Tenant Monthly Deposit” means:

(1)	if a Material Tenant 35% Excess Cash Flow Event (as defined below) has occurred and is continuing, the amount of 35% of the excess cash flow;

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-5C9
No. 1 – Herald Center
(2)	if a Material Tenant 50% Excess Cash Flow Event (as defined below) has occurred and is continuing, the amount of 50% of the excess cash flow;
(3)	if a Material Tenant 75% Excess Cash Flow Event (as defined below) has occurred and is continuing, the amount of 75% of the excess cash flow;
(4)	if a Material Tenant 100% Excess Cash Flow Event (as defined below) has occurred and is continuing, the amount of 100% of the excess cash flow; or
(5)	if any Material Tenant Trigger Event (other than a Material Tenant Monthly Deposit Event (as defined below)) has occurred and is continuing, the amount of 100% of the excess cash flow.

A “Material Tenant Monthly Deposit Event” occurs if the following clauses are individually and/or collectively satisfied:

(1)	“Material Tenant 35% Excess Cash Flow Event”: if H&M is not dark and has a rating of BB-/Ba3 or above by all agencies but below BBB-/Baa3 by any agency;
(2)	“Material Tenant 50% Excess Cash Flow Event”: if H&M is not dark and has a rating of B-/B3 or above by all agencies but below BB-/Ba3 by any agency;
(3)	“Material Tenant 75% Excess Cash Flow Event”: (i) if H&M is dark and (x) has a rating of BBB-/Baa3 or above by all agencies; or (y) has a rating of BB-/Ba3 or above by all agencies but below BBB-/Baa3 by any agency; or (ii) if H&M is not dark and has a rating below B-/B3 by any agency; or
(4)	“Material Tenant 100% Excess Cash Flow Event”: if H&M is dark and (i) has a rating of B-/B3 or above by all agencies but below BB-/Ba3 by any agency; or (ii) has a rating below B-/B3 by any agency.

A “Material Tenant Trigger Event” means (i) if a Material Tenant gives written notice to the borrowers of its intention to terminate or not extend its Material Tenant Lease; (ii) if, on or prior to the date that is 12 months prior to the then-applicable expiration date under its Material Tenant Lease, a Material Tenant does not extend its Material Tenant Lease on the same or equivalent terms expressly provided by such Material Tenant Lease; (iii) if, on or prior to the date by which a Material Tenant is required under its Material Tenant Lease to notify the borrowers of its election to extend such Material Tenant Lease, such Material Tenant does not give such notice; (iv) if a monetary or material non-monetary default beyond the expiration of applicable notice and/or cure periods occurs under a Material Tenant Lease; (v) any bankruptcy action of a Material Tenant or any parent company and/or lease guarantor with respect to a Material Tenant Lease; (vi) if a Material Tenant Lease is terminated or is no longer in full force and effect; (vii) if a Material Tenant Go Dark Event occurs with respect to any Material Tenant other than H&M; or (viii) the occurrence of a Material Tenant Monthly Deposit Event.

Leasehold Condominium Common Charges Reserve – Following the formation of the leasehold condominium, and only on each payment date during the continuance of a Trigger Period (as defined below), the borrowers are required to deposit an amount equal to 1/12th of the Leasehold Condominium Common Charges (as defined below) that the lender estimates will be payable by Leasehold Borrower at least 30 days prior to their respective due dates (all such amounts, collectively the “Leasehold Condominium Common Charges Fund”). If at any time the lender reasonably determines that the Leasehold Condominium Common Charges Fund is not or will not be sufficient to pay Leasehold Condominium Common Charges by the dates set forth above, the lender is required to notify the borrowers of such determination and the borrowers will be required increase their monthly payments to the Leasehold Condominium Common Charges Fund by the amount that the lender estimates is sufficient to make up the deficiency at least 30 days prior to delinquency of the Leasehold Condominium Common Charges.

“Leasehold Condominium Common Charges” means all common charges, maintenance fees and other assessments imposed on the Herald Center Property pursuant to the leasehold condominium documents, including, without limitation, water rates and sewer rates and rents as set forth in the Yeshiva Lease documents.

Underlying Lease Rent Reserve – On each payment date during a Trigger Period, the borrowers are required to pay an amount that is due and payable by the Leasehold Borrower in order to accumulate with the lender sufficient funds to pay all sums payable under the underlying lease at least seven business days prior to the dates due.

Lockbox / Cash Management. The Herald Center Whole Loan is structured with a hard lockbox with springing cash management. At origination of the Herald Center Whole Loan, the borrowers were required to deliver a notice to each tenant directing each tenant to remit all payments under the applicable lease directly to the lender-controlled lockbox. All funds received by the borrowers or the property manager are required to be immediately deposited in such lockbox account. All funds deposited into the lockbox are required to be released to the borrowers on each business day as the borrowers elect unless a Trigger Period exists. Upon the occurrence and during the continuance of a Trigger Period, if lender elects (in its

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-5C9
No. 1 – Herald Center

sole and absolute discretion) to deliver a restricted account notice, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the Herald Center Whole Loan documents. All excess funds on deposit in the cash management account after the application of such funds in accordance with the Herald Center Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Herald Center Whole Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrowers. The Herald Center Whole Loan documents provide that so long as no event of default has occurred and is continuing, during a Trigger Period, lender may, in its sole and absolute discretion, upon written request from the borrowers, disburse excess cash reserve funds (i) during the continuance of a Material Tenant Monthly Deposit Event, to pay the Material Tenant Monthly Deposit; (ii) during the continuance of any Material Tenant Trigger Event other than a Material Tenant Monthly Deposit Event, to the Material Tenant reserve; (iii) during the continuance of any Trigger Period other than a Material Tenant Trigger Event, to the excess cash reserve account; and (iv) during the continuance of a Material Tenant Monthly Deposit Event, other than a Material Tenant 100% Excess Cash Flow Event, provided no Material Tenant Trigger Event and/or Trigger Period is continuing, any remaining funds to the borrowers. Upon an event of default under the Herald Center Whole Loan documents, the lender will apply funds to the debt in such priority as it may determine.

A “Trigger Period” means a period (a) commencing upon the earliest of the occurrence of (i) an event of default, (ii) the debt service coverage ratio being less than: (x) 1.10x for two consecutive quarters from July 1, 2025 through June 30, 2026, (y) 1.15x for two consecutive quarters from July 1, 2026 through June 30, 2027 and (z) 1.20x for two consecutive quarters after June 30, 2027, and (iii) a Material Tenant Trigger Event; and (b) expiring upon (1) with respect to clause (i) above, the cure (if applicable) of such event of default, (2) with respect to clause (ii)(x) above, the date the debt service coverage ratio is equal to or greater than 1.10x for two consecutive calendar quarters, (3) with respect to clause (ii)(y) above, the date the debt service coverage ratio is equal to or greater than 1.15x for two consecutive calendar quarters, (4) with respect to clause (ii)(z) above, the date the debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters, provided however, the borrowers may deliver to the lender a letter of credit in an amount which, if applied to the outstanding principal balance of the Herald Center Whole Loan, would cause the applicable debt service coverage ratio set forth in the immediately preceding clause (2), and (5) with respect to clause (iii) above, a Material Tenant Trigger Event no longer exists.

Current Subordinate or Mezzanine Debt. The Herald Center Property also secures the Herald Center Subordinate Companion Loan, which has a Cut-off Date principal balance of $141,000,000. The Herald Center Subordinate Companion Loan is co-terminous with the Herald Center Senior Loan and accrues interest at 7.90376110673759% per annum, resulting in a blended rate for the Herald Center Whole Loan of 6.59320% per annum. The Herald Center Senior Pari Passu Notes are senior in right of payment to the Herald Center Subordinate Notes. Note B is subordinate to the Herald Center Senior Pari Passu Notes but senior to the other Herald Center Subordinate Notes in right of payment. Note C is subordinate to the Herald Center Senior Pari Passu Notes and Note B but senior to the other Herald Center Subordinate Notes in right of payment. Note D is subordinate to the Herald Center Senior Pari Passu Notes, Note B and Note C but senior to the other Herald Center Subordinate Notes in right of payment. Note E is subordinate to the Herald Center Senior Pari Passu Notes, Note B, Note C and Note D but senior to Note F in right of payment. Note F is subordinate to the Herald Center Senior Pari Passu Notes and the other Herald Center Subordinate Notes in right of payment.

Future Permitted Subordinate or Mezzanine Debt: Not permitted.

Partial Release. At any time during the term of the Herald Center Whole Loan following the creation of the leasehold condominium, provided no event of default has occurred and is continuing, the Yeshiva Unit can be released subject to satisfaction of certain conditions including, but not limited to:

(i)	No event of default exists as of each of the Leasehold Condominium Documents Notice Date (as defined below), the Leasehold Condominium Notice Date (as defined below), the Leasehold Condominium Date (as defined below) and/or the date of consummation of the partial release;
(ii)	The lender has received reasonable prior written notice of the date on which the borrowers intend to consummate the actions described in clause (i) of the of the definition of Leasehold Condominium Conversion as set forth in the Herald Center Whole Loan documents (the date of such notice, the “Leasehold Condominium Documents Notice Date”) and reasonable prior written notice of the date on which the borrowers intend to consummate, together with Yeshiva, as applicable, the actions described in clauses (ii) through and including (iv) of the definition of Leasehold Condominium Conversion as set forth in the Herald

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

22

Structural and Collateral Term Sheet	BMO 2025-5C9
No. 1 – Herald Center

Center Whole Loan documents (the date of such notice, the “Leasehold Condominium Notice Date”); provided that such reasonable notice period does not prohibit the occurrence of the actions described in the applicable clause(s) of the definition of leasehold condominium conversion (as set forth in the Herald Center Whole Loan documents) after the end of such reasonable notice period to the extent that the borrowers (and Yeshiva, as applicable) have commenced pursuing the leasehold condominium conversion within such reasonable notice period and thereafter are diligently pursuing in good faith such Leasehold Condominium Conversion in accordance with the terms and conditions of the Herald Center Whole Loan documents;

(iii)	The lender has received written evidence that upon implementation of the Leasehold Condominium Conversion, Yeshiva will promptly apply for an exemption under Section 420-a of the New York Real Property Tax Law (any such exemption being referred to herein as a “Tax Exemption”) and upon the granting of such Tax Exemption, retroactively to the Leasehold Condominium Date and such Tax Exemption will not be reallocated to the borrowers’ fee simple interest in the Herald Center Property; and
(iv)	The partial release occurs immediately following the recording of the Leasehold Condominium Documents (the “Leasehold Condominium Date”).

The lien of the leasehold mortgage on the Yeshiva Unit will be released upon the transfer of the Yeshiva Unit to Yeshiva. The fourth floor of the Herald Center Property will be released in connection with Yeshiva’s right of first offer. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases—Property Releases; Free Releases” in the Preliminary Prospectus for more information regarding Yeshiva’s right of first offer.

Ground Lease. The Herald Center Property is subject to an amended and restated ground lease that is scheduled to expire on the later of (x) June 30, 2056 or (y) the last day of the month during which occurs the day immediately preceding the date occurring 31 years after the condominium commencement date (which has not occurred yet). The ground lease was entered into between the Fee Borrower, as the lessor, and the Leasehold Borrower, as the lessee. The current annual ground lease rent as of the Cut-off Date is equal to $14,393,092. The annual ground lease rent will increase as set forth in the Herald Center Whole Loan documents. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Leasehold Interests” in the Preliminary Prospectus.

Preferred Equity. On the origination date, BIG Herald Investments II, LLC, a Delaware limited liability company (the “Preferred Equity Investor”) made a preferred equity investment in Herald Center Department Store, L.P., a Delaware limited liability partnership, the sole member of the borrowers (“Sole Member”) in the original amount of $30,000,000 (the “Origination Date Preferred Equity”). The rate of return on the Origination Date Preferred Equity is 13% provided, however, the current pay rate is 8% and the balance of 5% accrues until available cash flow is available to pay the accrued portion. Preferred Equity Investor established an interest rate reserve at the closing of the Preferred Equity Investment equal to $2,025,000. Upon the occurrences of certain events under the preferred equity documents, the Preferred Equity Investor is permitted to remove the general partner of the Sole Member and replace or designate a new general partner controlled by the Preferred Equity Investor, subject to the satisfaction of customary conditions precedent set forth in the Herald Center Whole Loan documents, which include, among other things, the Preferred Equity Investor being required to provide a supplemental guarantor having control of, or being under common control with, the borrowers, Sole Member and the Herald Center Property, customary searches acceptable to the lender and written evidence that such supplemental guarantor can satisfy the then net worth and liquidity requirements. Provided the Preferred Equity Investor then satisfies the above, it will be deemed an acceptable supplemental guarantor. The supplemental guarantor is required to deliver a supplemental guaranty of recourse obligations and environmental substantially in the form delivered to the lender on the origination date by the guarantor, except that supplemental guarantor has no obligations for the following guaranteed amounts (and for which the guarantor on the origination date remains liable for):

(i)	The $60,000,000 partial loan guaranty until the leasehold condominium conversions occurs and the Yeshiva Unit is transferred to Yeshiva in accordance with the Herald Center Whole Loan documents and Yeshiva Lease documents;
(ii)	The redemption price related to the redemption of a limited partnership interest in Sole Member (the estimated redemption amount as of the origination date was $470,000); and
(iii)	For each tax year beginning with the 2024/2025 tax year, an amount equal to the difference between the actual taxes owed on the Herald Center Property and the projected tax amounts in the table set forth in the Herald Center Whole Loan documents, as such projected amount may be adjusted based on changes in millage rates and/or citywide tax increases unrelated to the leasehold condominium conversion.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

23

Structural and Collateral Term Sheet	BMO 2025-5C9
No. 2 – Pinnacle Hills Promenade

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

24

Structural and Collateral Term Sheet	BMO 2025-5C9
No. 2 – Pinnacle Hills Promenade

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

25

Structural and Collateral Term Sheet	BMO 2025-5C9
No. 2 – Pinnacle Hills Promenade
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$60,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$60,000,000	Property Type – Subtype:	Retail – Anchored
% of IPB:	8.8%	Net Rentable Area (SF)(5):	870,478
Loan Purpose:	Refinance	Location:	Rogers, AR
Borrowers:	Pinnacle Hills, LLC and Pinnacle South, LLC	Year Built / Renovated:	2006 / 2014
Borrower Sponsors:	Brookfield Properties Retail Holding LLC and JH Retail Holdings, LLC	Occupancy:	93.7%
Interest Rate:	7.14000%	Occupancy Date:	11/30/2024
Note Date:	12/19/2024	4th Most Recent NOI (As of)(6):	$11,115,614 (12/31/2021)
Maturity Date:	1/1/2030	3rd Most Recent NOI (As of)(6):	$13,982,311 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(6):	$16,029,125 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of)(7):	$16,603,935 (10/31/2024 TTM)
Original Amortization Term:	None	UW Economic Occupancy:	94.4%
Amortization Type:	Interest Only	UW Revenues:	$22,832,752
Call Protection(2):	L(26),D(27),O(7)	UW Expenses:	$5,092,797
Lockbox / Cash Management:	Hard / Springing	UW NOI(7):	$17,739,955
Additional Debt(1):	Yes	UW NCF:	$16,695,381
Additional Debt Balance(1):	$70,000,000	Appraised Value / Per SF:	$298,650,000 / $343
Additional Debt Type(1):	Pari Passu	Appraisal Date:	11/25/2024

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$149
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$149
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	43.5%
Replacement Reserves:	$0	Springing	$348,192	Maturity Date LTV:	43.5%
TI / LC Reserve:	$463,705(4)	$72,540	$1,740,960	UW NCF DSCR:	1.77x
Anchor Tenant Reserve:	$0	Springing	N/A	UW NOI Debt Yield:	13.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$130,000,000	100.0%	Loan Payoff	$97,957,785	75.4%
			Return of Equity	30,570,061	23.5
			Closing Costs	1,008,449	0.8
			Reserves	463,705	0.4
Total Sources	$130,000,000	100.0%	Total Uses	$130,000,000	100.0%
(1)	The Pinnacle Hills Promenade Mortgage Loan (as defined below) is part of a whole loan evidenced by four pari passu promissory notes, with an aggregate original principal balance of $130,000,000 (the “Pinnacle Hills Promenade Whole Loan”). The information under Financial Information in the chart above is based on the Pinnacle Hills Promenade Whole Loan.
(2)	Defeasance of the Pinnacle Hills Promenade Whole Loan is permitted at any time after the date that is the earlier to occur of (i) the end of the two-year period commencing on the closing date of the securitization that includes the last portion of the Pinnacle Hills Promenade Whole Loan to be securitized and (ii) December 19, 2027. The assumed defeasance lockout period of 26 payments is based on the anticipated closing date of the BMO 2025-5C9 securitization in March 2025. The actual defeasance lockout period may be longer.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(4)	On the origination date, the borrowers provided a Guaranty of Limited Payment (as described below) from the non-recourse carveout guarantor in lieu of depositing approximately $1,300,000 into a TI/LC reserve. See “Escrows and Reserves” below for further discussion of the Guaranty of Limited Payment.
(5)	Net Rentable Area (SF) does not include 399,140 square feet of space associated with Dillard’s, Target and Cabela’s, each of which is a non-collateral anchor tenant.
(6)	The increase in 3rd Most Recent NOI from 4th Most Recent NOI and 2nd Most Recent NOI from 3rd Most Recent NOI is primarily attributed to increased leasing activity with positive leasing spreads post the COVID pandemic.
(7)	The increase in UW NOI from Most Recent NOI is primarily attributed to leasing activity, with eight new leases signed in 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26

Structural and Collateral Term Sheet	BMO 2025-5C9
No. 2 – Pinnacle Hills Promenade

The Loan. The second largest mortgage loan (the “Pinnacle Hills Promenade Mortgage Loan”) is part of a whole loan evidenced by four pari passu promissory notes with an aggregate original principal balance of $130,000,000. The Pinnacle Hills Promenade Whole Loan is secured by a first priority fee mortgage encumbering an 870,478 square foot retail property located in Rogers, Arkansas (the “Pinnacle Hills Promenade Property”). The Pinnacle Hills Promenade Whole Loan was co-originated by Societe Generale Financial Corporation (“SGFC”) and Barclays Capital Real Estate Inc. (“BCREI”). The Pinnacle Hills Promenade Mortgage Loan is evidenced by the controlling Note A-1-1 with an original principal balance of $60,000,000. The Pinnacle Hills Promenade Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2025-5C9 securitization. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Pinnacle Hills Promenade Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1-1	$60,000,000	$60,000,000	BMO 2025-5C9	Yes
A-1-2(1)	$18,000,000	$18,000,000	SGFC	No
A-2-1	$35,000,000	$35,000,000	Benchmark 2025-V13	No
A-2-2	$17,000,000	$17,000,000	Benchmark 2025-V13	No
Total	$130,000,000	$130,000,000
(1)	Expected to be contributed to one or more future securitization transactions.

The Property. The Pinnacle Hills Promenade Property is an 870,478 square foot retail property, which is part of a larger 1,269,618 square foot lifestyle shopping center (the “Pinnacle Hills Promenade Shopping Center”) located in Rogers, Arkansas. As of November 30, 2024, the Pinnacle Hills Promenade Property was 93.7% occupied by approximately 113 tenants (87.1% of NRA and 92.1% of underwritten base rent are represented by the retail tenants). The tenant mix consists of retail, office, outparcel, storage and other tenants. The Pinnacle Hills Promenade Property is anchored by JCPenney and a 12-screen Malco Theatre, and is shadow anchored by Dillard’s, Target and Cabela’s. Dillard’s, Target and Cabela’s each own their respective spaces and do not serve as collateral for the Pinnacle Hills Promenade Whole Loan. Other notable national tenants at the Pinnacle Hills Promenade Property include Williams Sonoma, lululemon athletica, The Fresh Market, DSW, Banana Republic, Sephora, Athleta, Pottery Barn and Best Buy. There are also office tenants located on the second floor of the Pinnacle Hills Promenade Property’s central corridor. Since 2019, the borrower sponsors have invested approximately $15.4 million in capital expenditures at the Pinnacle Hills Promenade Property, including property development and tenant improvements.

The following table presents certain information relating to the sales history at the Pinnacle Hills Promenade Property:

Tenant Sales History(1)
	2021 Sales	2022 Sales	2023 Sales	TTM 10/31/2024 Sales
Gross Sales (Tenants < 10,000 SF)	$94,820,554	$110,331,478	$122,120,367	$131,072,229
Sales PSF (Tenants < 10,000 SF)	$443	$485	$549	$544
Occupancy Cost (Tenants < 10,000 SF)(2)	9.2%	9.3%	9.6%	9.6%
(1)	Information is based on sales information provided by the borrower sponsors.
(2)	Occupancy Cost is based on current underwritten total rent (the sum of underwritten base rent, percentage rent, overage rent and underwritten reimbursements).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

27

Structural and Collateral Term Sheet	BMO 2025-5C9
No. 2 – Pinnacle Hills Promenade

Major Tenants. The four largest tenants by net rentable area at the Pinnacle Hills Promenade Property are JCPenney, Hobby Lobby, Malco Theatre and Haverty’s Furniture.

JCPenney (98,540 square feet; 11.3% of NRA; 0.0% of underwritten base rent). Founded in 1902 and headquartered in Plano, Texas, JCPenney is a department store chain with approximately 50,000 employees. JCPenney serves customers at more than 650 stores across the United States and Puerto Rico. JCPenney is one of the nation’s largest retailers of apparel, home, jewelry and beauty merchandise with a growing portfolio of private and national brands. JCPenney has anchored the Pinnacle Hills Promenade Property since 2006, has a lease expiration date of September 30, 2026, and has eight, five-year extension options remaining and no termination options.

Hobby Lobby (61,751 square feet; 7.1% of NRA; 3.0% of underwritten base rent). Founded in 1972 and headquartered in Oklahoma City, Oklahoma, Hobby Lobby is a privately owned arts and crafts retailer operating more than 1,000 stores. Hobby Lobby has over 46,000 employees in 48 states. Hobby Lobby’s affiliated company, Mardel Christian & Education Supply, is also a tenant at the Pinnacle Hills Promenade Shopping Center and offers books, bibles, gifts, church and education supplies, and homeschooling supplies. Hobby Lobby has been a tenant at the Pinnacle Hills Promenade Property since 2022, has a lease expiration date of February 29, 2032, and has two, five-year extension options remaining and no termination options.

Malco Theatre (42,860 square feet; 4.9% of NRA; 1.5% of underwritten base rent). Malco Theatre (“Malco”) is a family-owned theater chain based in Memphis, Tennessee with over 37 locations in Arkansas, Tennessee, Missouri, Louisiana, Mississippi, and Kentucky. Additionally, Malco operates three bowling centers and a family entertainment center in southern Louisiana and a family entertainment center in Oxford, Mississippi. Malco’s 12-screen first-run theater at the Pinnacle Hills Promenade Property reported sales of approximately $288,865 per screen as of the TTM ended October 2024. Malco has been a tenant at the Pinnacle Hills Promenade Property since 2006, has a lease expiration date of January 31, 2027, and has four, five-year extension options remaining and no termination options.

Haverty's Furniture (33,039 square feet; 3.8% of NRA; 2.4% of underwritten base rent). Haverty’s Furniture (“Haverty’s”) is a retail furniture company founded in 1885 in Atlanta, Georgia. Haverty’s has grown to become one of the top furniture retailers in the south and central United States with over 120 stores in the southern and Midwest regions. Haverty’s has been a tenant at the Pinnacle Hills Promenade Property since 2015, has a lease expiration date of April 30, 2030, and has two, five-year extension options remaining and no termination options.

The following information presents certain information relating to the historical and current occupancy of the Pinnacle Hills Promenade Property:

Historical and Current Occupancy(1)
2021	2022	2023	Current(2)
90.0%	96.1%	96.1%	93.7%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current occupancy is based on the underwritten rent roll as of November 30, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

28

Structural and Collateral Term Sheet	BMO 2025-5C9
No. 2 – Pinnacle Hills Promenade

The following table presents a summary relating to the major tenants at the Pinnacle Hills Promenade Property:

Top Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent	% of Total UW Base Rent	UW Base Rent PSF
							Lease Expiration	Renewal Options	Term. Option (Y/N)
Anchor Stores
JCPenney(3)	NR/NR/NR	98,540	11.3%	$0	0.0%	$0.00	9/30/2026	8, 5-year	N
Malco Theatre	NR/NR/NR	42,860	4.9%	$250,000	1.5%	$5.83	1/31/2027	4, 5-year	N
Dillard's (non-collateral)(4)	BBB-/Baa3/BB+	0	0.0%	$0	NAP	NAP	NAP	NAP	NAP
Target (non-collateral)(4)	A/A2/A	0	0.0%	$0	NAP	NAP	NAP	NAP	NAP
Cabela's (non-collateral)(4)	NR/NR/NR	0	0.0%	$0	NAP	NAP	NAP	NAP	NAP
Subtotal/Wtd. Avg.		141,400	16.2%	$250,000	1.5%	$1.77

Major Tenants
Hobby Lobby	NR/NR/NR	61,751	7.1%	$503,271	3.0%	$8.15	2/29/2032	2, 5-year	N
Haverty’s Furniture	NR/NR/NR	33,039	3.8%	$399,772	2.4%	$12.10	4/30/2030	2, 5-year	N
TJ Maxx	NR/A2/A	31,229	3.6%	$290,190	1.8%	$9.29	11/30/2027	1, 5-year	N
Best Buy	NR/A3/BBB+	30,399	3.5%	$577,581	3.5%	$19.00	1/31/2027	1, 5-year	N
Mardel Christian & Education	NR/NR/NR	30,000	3.4%	$240,000	1.5%	$8.00	1/31/2028	None	N
PetSmart	NR/B1/B+	20,539	2.4%	$297,816	1.8%	$14.50	6/30/2028	1, 5-year	N
Blue Zoo	NR/NR/NR	19,893	2.3%	$664,983	4.0%	$33.43	1/31/2033	None	N
Dave & Buster’s	NR/B1/B	19,625	2.3%	$326,700	2.0%	$16.65	1/31/2034	2, 5-year	N
DSW	NR/NR/NR	17,932	2.1%	$220,000	1.3%	$12.27	1/31/2030	1, 5-year	N
The Fresh Market	NR/NR/NR	17,493	2.0%	$222,686	1.3%	$12.73	7/31/2027	3, 5-year	N
Subtotal/Wtd. Avg.		281,900	32.4%	$3,742,997	22.6%	$13.28

Other Tenants(5)		392,560	45.1%	$12,546,318	75.9%	$31.96
Occupied Subtotal/Wtd. Avg.		815,860	93.7%	$16,539,316	100.0%	$20.27

Vacant Space		54,618	6.3%
Total/Wtd. Avg.		870,478	100.0%
(1)	Based on the underwritten rent roll as of November 30, 2024 and includes rent steps totaling $1,558,479 through December 31, 2025.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)	JCPenney owns its improvements and ground leases the underlying land from the borrower sponsors. JCPenney is only responsible to pay real estate tax reimbursements and common area maintenance recovery income.
(4)	Dillard’s, Target and Cabela's (which are not part of the Pinnacle Hills Promenade Property) occupy 399,140 square feet and anchor the Pinnacle Hills Promenade Shopping Center. Such non-collateral anchors do not have operating covenants in place.
(5)	Includes 3,163 square feet of inline tenant space as to which only percentage rent totaling $58,169 is due.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

29

Structural and Collateral Term Sheet	BMO 2025-5C9
No. 2 – Pinnacle Hills Promenade

The following table presents certain information relating to tenant sales history in order of square feet:

Tenants Sales(1)
Tenant Name	Tenant SF	2022 Sales	2022 Sales PSF / Screen	2023 Sales	2023 Sales PSF / Screen	TTM 10/31/2024 Sales	TTM 10/31/2024 Sales PSF / Screen	TTM 10/31/2024 Occupancy Cost(2)
Malco Theatre(3)	42,860	$3,069,397	$255,783	$3,783,028	$315,252	$3,466,383	$288,865	13.2%
Blue Zoo	19,893	NAV	NAV	$2,666,764	$134	$1,952,735	$98	34.5%
Dave & Buster's	19,625	$4,971,531	$253	$6,174,235	$315	$6,262,276	$319	6.0%
Pottery Barn	12,500	$5,893,817	$472	$5,873,436	$470	$6,003,827	$480	6.5%
Texas De Brazil Churrasca	9,000	$0	$0	$3,314,821	$368	$3,707,012	$412	6.6%
Versona Accessories	8,493	$1,108,205	$130	$1,056,465	$124	$1,016,427	$120	22.1%
Victoria’s Secret/Pink	7,454	$4,008,365	$538	$3,622,573	$486	$3,694,942	$496	11.3%
Local Lime	7,434	$5,550,840	$747	$6,009,610	$808	$6,165,392	$829	5.5%
Hollister	7,296	$2,217,960	$304	$2,329,541	$319	$2,880,529	$395	8.7%
P.F. Chang’s Asian Bistro	6,826	$5,817,803	$852	$6,416,004	$940	$6,631,345	$971	5.4%
lululemon athletica	6,776	$8,182,126	$1,208	$9,316,628	$1,375	$9,046,348	$1,335	5.0%
Windsor	6,528	$1,220,851	$187	$1,215,050	$186	$1,241,310	$190	7.6%
Williams-Sonoma	6,501	$2,382,683	$367	$2,588,164	$398	$2,758,216	$424	6.2%
Gap	6,490	$1,266,669	$195	$1,543,248	$238	$1,772,833	$273	15.4%
Banana Republic	6,000	$1,636,635	$273	$1,517,677	$253	$1,515,569	$253	15.1%
Sephora	5,709	$7,369,859	$1,291	$10,786,994	$1,889	$11,487,185	$2,012	4.1%
Hibbett Sports	5,496	$1,693,928	$308	$1,613,757	$294	$1,522,530	$277	13.9%
Big Orange Burgers	5,451	$3,709,482	$681	$3,853,699	$707	$3,856,596	$708	5.7%
American Eagle Outfitters	5,317	$2,765,339	$520	$2,872,378	$540	$2,886,897	$543	13.6%
(1)	Information obtained from the borrowers.
(2)	TTM 10/31/2024 Occupancy Cost is based on current underwritten total rent (the sum of underwritten base rent, percentage rent, overage rent and underwritten reimbursements).
(3)	Malco Theatre sales are based on 12 screens.

The following table presents certain information relating to the lease rollover schedule at the Pinnacle Hills Promenade Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
Vacant	NAP	54,618	6.3%	6.3%	NAP	NAP	NAP	NAP
MTM & 2024	4	1,617	0.2%	6.5%	$61,603	0.4%	0.4%	$38.10
2025	18	34,482	4.0%	10.4%	$1,163,971	7.0%	7.4%	$33.76
2026	20	185,955	21.4%	31.8%	$2,411,686	14.6%	22.0%	$12.97
2027	17	171,214	19.7%	51.5%	$3,155,690	19.1%	41.1%	$18.43
2028	13	95,919	11.0%	62.5%	$2,278,824	13.8%	54.8%	$23.76
2029	13	64,491	7.4%	69.9%	$1,617,868	9.8%	64.6%	$25.09
2030	7	80,960	9.3%	79.2%	$1,583,385	9.6%	74.2%	$19.56
2031(3)	5	33,228	3.8%	83.0%	$774,494	4.7%	78.9%	$23.31
2032	5	77,545	8.9%	91.9%	$1,174,962	7.1%	86.0%	$15.15
2033	4	36,652	4.2%	96.1%	$1,278,217	7.7%	93.7%	$34.87
2034	5	32,797	3.8%	99.9%	$968,615	5.9%	99.6%	$29.53
2035 & Beyond	1	1,000	0.1%	100.0%	$70,000	0.4%	100.0%	$70.00
Total/Wtd. Avg.(4)	112	870,478	100.0%		$16,539,316	100.0%		$20.27
(1)	Based on the underwritten rent roll as of November 30, 2024 and includes rent steps totaling $1,558,479 through December 31, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.
(3)	Includes the following square feet as to which no base rent was underwritten: 3,163 square feet of inline tenant space as to which only percentage rent is due.
(4)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-5C9
No. 2 – Pinnacle Hills Promenade

The following table presents certain information relating to the underwritten cash flows of the Pinnacle Hills Promenade Property:

Operating History and Underwritten Net Cash Flow (1)
	2019	2020	2021	2022	2023	TTM 10/31/2024	UW	UW PSF
Gross Potential Rent(1)	$14,016,464	$13,164,670	$12,694,110	$14,845,907	$16,983,017	$17,337,739	$19,339,100	$22.22
Vacancy & Collection Loss	($164,727)	($352,383)	($372,809)	$277,355	($32,748)	($228,528)	($1,365,450)	($1.57)
Reimbursements	$3,730,080	$3,357,693	$2,810,475	$3,146,445	$3,399,747	$3,670,201	$4,027,305	$4.63
Other Income	$466,712	$564,836	$456,807	$406,838	$685,214	$831,797	$831,797	$0.96
Effective Gross Income	$18,048,528	$16,734,816	$15,588,583	$18,676,545	$21,035,230	$21,611,209	$22,832,752	$26.23

Real Estate Taxes	$1,512,696	$1,374,340	$1,297,551	$1,295,661	$1,310,606	$1,379,726	$1,415,219	$1.63
Insurance	$122,834	$137,345	$169,629	$184,958	$192,270	$214,042	$215,210	$0.25
Other Operating Expenses	$3,284,439	$3,065,801	$3,005,788	$3,213,616	$3,503,229	$3,413,507	$3,462,368	$3.98
Total Operating Expenses	$4,919,969	$4,577,486	$4,472,969	$4,694,234	$5,006,105	$5,007,274	$5,092,797	$5.85

Net Operating Income(2)(3)(4)	$13,128,560	$12,157,330	$11,115,614	$13,982,311	$16,029,125	$16,603,935	$17,739,955	$20.38
Replacement Reserves	$0	$0	$0	$0	$0	$0	$174,096	$0.20
TI/LC	$0	$0	$0	$0	$0	$0	$870,478	$1.00
Net Cash Flow	$13,128,560	$12,157,330	$11,115,614	$13,982,311	$16,029,125	$16,603,935	$16,695,381	$19.18
(1)	Based on the underwritten rent roll as of November 30, 2024 and includes (i) rent increases totaling $1,558,479 through December 31, 2025, (ii) overage rent totaling $1,276,166, (iii) percent-in-lieu of base rent totaling $58,169 and (iv) overage telecom rent totaling $100,000.
(2)	The increase from 2021 Net Operating Income to 2022 Net Operating Income is primarily due to new leasing throughout 2022 and an approximately $1,408,524 increase in percentage rent. In such time period, eight new leases totaling approximately $1.8 million of gross rent and 91,187 square feet were executed.
(3)	The increase from 2022 Net Operating Income to 2023 Net Operating Income is primarily due to new leasing throughout 2023. In 2023, 10 new leases totaling approximately $2.2 million of gross rent and 82,199 square feet were executed.
(4)	The increase from TTM 10/31/2024 Net Operating Income to UW Net Operating Income is primarily due to new leasing throughout 2024. Since the beginning of 2024, six new leases totaling approximately $895,694 of gross rent and 14,770 square feet have been executed.

Environmental. According to the Phase I environmental site assessment dated October 17, 2024, there was no evidence of any recognized environmental conditions at the Pinnacle Hills Promenade Property.

The Market. The Pinnacle Hills Promenade Property is located in Rogers, Arkansas, within the Fayetteville-Springdale-Rogers core based statistical area (the “Fayetteville CBSA”). The northwest area of Arkansas is home to Fortune 500 companies JB Hunt, Tysons Foods, Murphy USA, Dillard’s and Walmart. These global corporations are economic drivers for the Fayetteville CBSA. Approximately 400 Fortune 500 companies maintain a presence in northwest Arkansas and over 1,600 Walmart vendors have chosen the area for corporate offices. Three of the largest companies in the Fayetteville CBSA, Walmart, Tysons and J.B. Hunt, have all reinvested in the growth of the area. Walmart is building a new world-class headquarters in Bentonville and is expected to take up more than 350 acres spread across 12 office buildings. In 2017, Tyson Foods opened its second office, a new 56,000 square foot technology hub, in downtown Springdale. J.B. Hunt has also made multiple expansions in the region to address its growth needs. Additionally, the University of Arkansas with a student enrollment of over 30,000 students is located approximately 20 miles from the Pinnacle Hills Promenade Property.

The Pinnacle Hills Promenade Property is located at the intersection of Interstate Highway 49 and Promenade Boulevard approximately 10 miles east of the Northwest Arkansas National Airport. According to a third-party market research report, the Pinnacle Hills Promenade Property is located within the Northwest Arkansas retail market and the West Rogers retail submarket. According to a third-party market research report, as of the third quarter of 2024, the Northwest Arkansas retail market reported vacancy of 2.8% with an average asking rental rate of $18.85 per square foot and inventory of approximately 37.3 million square feet. According to a third party market research report, as of the fourth quarter of 2024, the West Rogers retail submarket reported vacancy of 2.0% with an average asking rental rate of $24.79 per square foot and inventory of approximately 4.3 million square feet. According to the appraisal, the 2023 population within a one-mile-, three-mile and five- mile radius of the Pinnacle Hills Promenade Property was 3,538, 50,560 and 125,235, respectively. The 2023 average household income within the same radii was $182,237, $151,444 and $123,313, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-5C9
No. 2 – Pinnacle Hills Promenade

The appraisal identified six shopping centers in the Pinnacle Hills Promenade Property’s primary competitive set as outlined below:

Inline Competitive Set Summary(1)
Name	Pinnacle Hills Promenade (subject)	1710 W Hudson Rd Strip Center	Shoppes On the Trail	2012 Promenade Blvd	Kantz Center	College Marketplace	Northwest Arkansas Mall
Address	2203 South Promenade Boulevard	1710 West Hudson Road	Bella Vista Way	2012 Promenade Boulevard	2668 East Citizens Drive	3379 North. College Avenue	4201 North Shiloh Drive
City, State	Rogers, AR	Rogers, AR	Bella Vista, AR	Rogers, AR	Fayetteville, AR	Fayetteville, AR	Fayetteville, AR
Gross Leasable Area (SF)	870,478(2)	9,282	10,771	14,543	15,811	80,176	820,581
Year Built	2006	1998	2020	2007	2000	2015	1972
Tenants	Restock AR, Face Foundrie, Claire’s, PLNK RGR and Lego(3)	Cali2Ark	Premiere Physical Therapy & Sports Rehab	Prime IV Wellness Glo Tanning	Burn Bootcamp	Hollywood Feed	Zales Jewelers Kay Jewelers
Tenant SF	1,000 – 4,001	3,229	1,449	4,089	6,800	4,690	3,506
Initial Rent PSF	$50.46(2)	$23.00	$35.00	$36.00	$68.45	$45.00	$119.25 - $125.00
Lease Term (Yrs.)	8.6(2)	10.0	7.0	5 - 10	6.0	5.0	10.0
Lease Type	Net	Net	Net	Net	Net	Net	Net
(1)	Source: Appraisal unless otherwise noted.
(2)	Based on the underwritten rent roll dated November 30, 2024.
(3)	Represents retail tenants at the Pinnacle Hills Promenade Property that executed leases since the beginning of 2024.

The following table presents information relating to the appraisal’s market rent conclusions for the Pinnacle Hills Promenade Property:

Market Rent Summary(1)
Space Type	Market Rent PSF(2)	Renewal %	Term (Years)	Tenant Allowances(2)
				New	Renewal
Anchor	$12.35	75%	20	$1.00	$0.50
Strip Center	$17.10	75%	16	$7.28	$3.64
Inline	$39.89	75%	6	$32.53	$16.26
(1)	Source: Appraisal and the underwritten rent roll dated November 30, 2024.
(2)	Represents weighted average.

The Borrowers. The borrowers are Pinnacle South, LLC and Pinnacle Hills, LLC, each a single-purpose, Delaware limited liability company with two independent directors in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Pinnacle Hills Promenade Whole Loan.

The Borrower Sponsors. The borrower sponsors are Brookfield Properties Retail Holding LLC and JH Retail Holdings, LLC. Brookfield Properties Retail Holding LLC is an affiliate of Brookfield Property Partners L.P., the public real estate vehicle for Brookfield Asset Management Inc. Brookfield Property Partners, L.P. (“Brookfield”) is a large global real estate company, with more than 1,100 managed properties and 395 million square feet of managed space worldwide. Brookfield Property Partners, L.P. owns and operates properties in major markets, with a global portfolio that includes office, retail, multifamily, logistics, hospitality and development opportunities. Each borrower is owned by a joint venture between Brookfield Properties Retail Holdings LLC (50%) and Hunt Ventures (50%). Hunt Ventures owns and manages properties in the Pinnacle Hills area of Rogers, Arkansas. Hunt Ventures is primarily responsible for the conception and development of projects totaling more than 600 acres in western Rogers. Hunt Ventures is an affiliate of J.B. Hunt Transport Services Inc., a major employer in the area. The non-recourse carveout guarantor is BPR Nimbus LLC., an affiliate of Brookfield.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-5C9
No. 2 – Pinnacle Hills Promenade

Property Management. The Pinnacle Hills Promenade Property is managed by Brookfield Properties Retail Inc., an affiliate of the borrower sponsors.

Escrows and Reserves. At origination, the borrowers deposited $463,705 into a tenant improvement and leasing commissions reserve.

Real Estate Taxes Reserve — During the continuance of a Cash Management Period (as defined below), the Pinnacle Hills Promenade Whole Loan documents require ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months for the Pinnacle Hills Promenade Property. Upon the termination of a Cash Management Period, all funds in such account will be returned to the borrowers.

Insurance — During the continuance of a Cash Management Period, the Pinnacle Hills Promenade Whole Loan documents provide for ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies. Notwithstanding the foregoing, upon delivery to the lender of satisfactory evidence that the insurance policies required by the Pinnacle Hills Promenade Whole Loan documents are maintained pursuant to blanket insurance policies and the insurance premiums have been paid not less than one year in advance (or in the case of policies delivered at origination, for the period of coverage under such policies, if less than one year), the requirement to make deposits into the insurance reserve will be waived. The Pinnacle Hills Promenade Property was covered under a blanket insurance policy at origination. Upon the termination of a Cash Management Period, all funds in such account will be returned to the borrowers.

Replacement Reserve — During the continuance of a Cash Management Period, the Pinnacle Hills Promenade Whole Loan documents provide for ongoing monthly deposits of $14,508 into a reserve for capital expenditures, provided that the borrowers’ obligation to make such deposits will be suspended during any period in which the amounts on deposit in such reserve equal or exceed the product of (x) 24 and (y) the required monthly deposit amount (initially, such product will equal $348,192). Upon the termination of a Cash Management Period, all funds in such account will be returned to the borrowers.

TI/LC Reserve — At origination, the borrowers were required to deposit $1,763,705 (the “Upfront Rollover Amount”) into the tenant improvement and leasing commissions reserve. In lieu of depositing the Upfront Rollover Amount, the guarantor provided a Guaranty of Limited Payment (as described below) in the amount of approximately $1,300,000 for existing tenant improvements, landlord work, tenant improvement allowances and leasing commissions and, as such, the remaining $463,705 was deposited into the rollover reserve at origination. In addition, the Pinnacle Hills Promenade Whole Loan documents provide for ongoing monthly deposits of $72,540 into the rollover reserve for future tenant improvements, landlord work, tenant improvement allowances and leasing commissions, provided that the borrowers’ obligation to make such deposits will be suspended during any period in which the amounts on deposit in such reserve equal or exceed $1,740,960.

Anchor Tenant Reserve — During the continuance of an Anchor Trigger Event (as defined below), the borrowers are required to deposit an amount equal to all excess cash flow (as described below under “Lockbox / Cash Management”) for tenant improvements and leasing commissions, budgeted construction costs, required landlord work and other related costs associated with re-tenanting the applicable space or any other space at the Pinnacle Hills Promenade Property. The borrowers’ obligation to make deposits into the anchor reserve tenant account with respect to any individual Anchor Trigger Event will terminate once the aggregate amount deposited into the anchor tenant reserve account equals or exceeds the Individual Anchor Threshold Amount (as defined below).

“Anchor” means any of Dillard’s, Target, Cabela’s or JCPenney, or any replacement tenant(s) of the foregoing that are subject to replacement leases for which not less than (x) 75% of the space previously occupied by the respective Anchor is re-let if the aggregate annual gross rent under such replacement lease(s) is not less than 75% of annual gross rent under the original Anchor lease and (y) 50% of the space previously occupied by the respective Anchor is re-let if the aggregate annual gross rent under such replacement lease(s) is not less than 100% of annual gross rent under the original Anchor lease.

An “Anchor Trigger Event” means that any Anchor (i) (A) has “gone dark” (i.e., ceased to be in occupancy or ceased to utilize its space for business purposes), other than a temporary closure (I) in connection with (w) a restoration, repair or

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-5C9
No. 2 – Pinnacle Hills Promenade

renovation, (x) compliance with applicable law, regulations and/or governmental mandates, or (y) an event of force majeure, or (II) for any reason not to exceed 60 days, or (B) has vacated its Anchor parcel, (ii) is the subject of a bankruptcy action, (iii) terminates, surrenders or cancels its lease (or gives notice of its intent to do any of the foregoing) or (iv) to the extent such Anchor parcel is owned by the borrowers, the Anchor fails to renew its lease prior to the date specified in such lease.

An Anchor Trigger Event will end upon, as applicable (a) with respect to clause (i) above, the Anchor has operated its business for no less than 30 consecutive operating days, (b) with respect to clause (ii) above, the bankruptcy is dismissed or the Anchor has emerged from such bankruptcy, or if the Anchor premises are leased by the borrowers to the Anchor, such lease is accepted and affirmed by the Anchor in the bankruptcy or assumed by a replacement Anchor, (c) with respect to clause (iii) above, the Anchor has rescinded any notice to terminate, cancel or surrender its lease, (d) with respect to clause (iv) above, the Anchor renews and/or extends its lease, or (v) for any Anchor Trigger Event, if such Anchor parcel is owned by the borrowers, the entire Anchor parcel or not less than (x) 75% of the aggregate gross leasable square footage of the Anchor parcel becomes owned or leased by one or more replacement tenants pursuant to leases entered into in accordance with the terms of the Pinnacle Hills Promenade Whole Loan documents or otherwise in each case reasonably approved by the lender if the aggregate annual gross rent under such replacement leases is not less than 75% of the annual gross rent under the applicable original Anchor’s lease or (y) 50% of the aggregate gross leasable square footage of the Anchor parcel becomes owned or leased by one or more replacement tenants pursuant to leases entered into in accordance with the terms of the Pinnacle Hills Promenade Whole Loan documents or otherwise in each case reasonably approved by the lender (such approval not to be unreasonably withheld, conditioned or delayed) if the aggregate annual gross rent under such replacement leases is not less than 100% of the annual gross rent under the applicable original Anchor’s lease (and, in each clause (x) or (y), the tenant improvements, leasing commissions, required landlord work and other related costs associated with re-tenanting the applicable space with respect to such replacement leases have been paid in full or the remaining amount will be reserved with the lender), or (v) for any Anchor Trigger Event, the borrowers have satisfied the conditions set forth in the Pinnacle Hills Promenade Whole Loan documents with respect to the applicable Anchor parcel.

An “Individual Anchor Threshold Amount” means, with respect to any Anchor, an amount equal to the product of (x) $50.00 and (y) the aggregate amount of gross leasable square footage of the applicable Anchor parcel.

Guaranty of Limited Payment — At origination, the non-recourse carveout guarantor executed a Guaranty of Limited Payment, pursuant to which it guaranteed payment of the Pinnacle Hills Promenade Whole Loan in an amount equal to $1,300,000. The amount guaranteed under such guaranty will be reduced on a dollar-for-dollar basis by an amount equal to the aggregate amount of expenditures actually made by the borrowers or their affiliates for the outstanding amounts related to the Upfront Rollover Amount or for certain other costs permitted pursuant to the Pinnacle Hills Promenade Whole Loan documents.

Lockbox / Cash Management. The Pinnacle Hills Promenade Whole Loan is structured with a hard lockbox and springing cash management. The borrowers are required to cause all tenants at the Pinnacle Hills Promenade Property (other than tenants under Seasonal Leases (as defined below)) to pay rents (other than Non-Core Income (as defined below) directly into a lockbox account controlled by the lender, and to deposit any rents otherwise received by the borrowers (other than Non-Core Income) into the lockbox account within two business days after receipt. Prior to a Cash Management Period, all funds in the lockbox account will be disbursed to the borrowers’ operating account. Within two business days of written notification of the commencement of a Cash Management Period, the borrowers are required to establish a lender controlled cash management account. During the continuance of a Cash Management Period or an Anchor Tenant Trigger, all funds deposited into the lockbox account are required to be swept each business day into the cash management account, to be applied and disbursed to pay (i) the tax and insurance escrow deposits, if any, described above, (ii) debt service under the Pinnacle Hills Promenade Whole Loan, (iii) provided that no default exists as to which the lender has initiated an enforcement action, to pay budgeted operating expenses (or actual operating expenses to the extent not more than 115% of budgeted expenses), and budgeted capital expenses (or actual capital expenses to the extent not more than 110% of budgeted expenses), and extraordinary expenses for which the borrowers have delivered a reasonably detailed explanation, (iv) the replacement and rollover reserve deposits, (v) (x) if both an Anchor Tenant Trigger and Cash Management Period are continuing, to deposit all excess cash flow after the disbursements under clauses (i) through (iv) above, or (y) if only an Cash Management Period is continuing, to deposit all excess cash flow after the disbursements under clauses (i) through (iii) above, in each case, up to the Individual Anchor Threshold Amount, into the anchor tenant reserve, and (vi) (x) if no Cash Management Period is continuing, to the borrowers’ operating account, and (y) if a Cash Management Period is continuing, to an excess cash flow reserve to be held as additional collateral during the continuance of such Cash

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34

Structural and Collateral Term Sheet	BMO 2025-5C9
No. 2 – Pinnacle Hills Promenade

Management Period; provided that funds on deposit in such account will be made available to the borrowers for the payment of certain property-level expenses and other uses, including REIT distributions up to $200,000.

“Non-Core Income” means (i) certain de minimis amounts of rents from miscellaneous revenue items such as holiday photos and change retrieved from fountains (but will not include rent from Seasonal Leases) and (ii) certain rents generated pursuant to multi-property sponsorship and advertising programs that are directly attributable to the Pinnacle Hills Promenade Property.

“Seasonal Leases” means leases or license agreements having a maximum term of one year or less.

A “Cash Management Period” means a period commencing upon the occurrence of any of the following events: (i) an event of default, (ii) a Debt Yield Event (as defined below) or (iii) an Anchor Trigger Event. A Cash Management Period will end, as applicable (a) with respect to clause (i) above, if such event of default is thereafter cured or waived (provided that no Cash Management remains in effect pursuant to clauses (ii) or (iii)), (b) with respect to clause (ii) above, upon the date that the debt yield is greater than or equal to 11.0% (the “Target Debt Yield”) for two consecutive calendar quarters or prepayment is made in accordance with Pinnacle Hills Promenade Whole Loan documents, or (c) with respect to clause (iii) above, if such Anchor Trigger Event has ended.

A “Debt Yield Event” means the determination that the debt yield is less than the Target Debt Yield as of the end of any two consecutive calendar quarters.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. The borrowers may obtain the release of (A) one or more parcels (including “air rights” parcels) or outlots, or (B) one or more Acquired Parcels or Expansion Parcels (each as defined below), including, if applicable, any Anchor parcel that is an Expansion Parcel (each, a “Release Parcel”), upon satisfaction of specified conditions including, among other things, that (i) there is no event of default, (ii) the Release Parcel (unless it is an Expansion Parcel) is vacant, non-income producing and unimproved or non-income producing and improved only by landscaping, utility facilities that are not required for the use of the remaining Pinnacle Hills Promenade Property (the “Remaining Property”) or are either readily re-locatable or will continue to service the Remaining Property, or non-income producing surface parking areas, (iii) the borrowers deliver evidence that the parcel subject to release is not necessary for the operation or use of the Remaining Property and may be readily separated from the Remaining Property without a material diminution in value, (iv) the parcel subject to release has been legally subdivided from the Remaining Property and after giving effect to such transfer, the release parcel and the Remaining Property conform to legal requirements and constitute separate tax lots (or all action has been taken to effectuate the same), (v) the parcel subject to the release is not necessary for the Remaining Property to comply with zoning or legal requirements, (vi) receipt of a rating agency confirmation from the applicable rating agencies (provided that such confirmation will not be required for release of an Expansion Parcel or if the rating agency has waived review or failed to either approve or deny in writing within 30 days a request for such confirmation), and (vii) the release will not result in a loan-to-value ratio that does not comply with REMIC guidelines provided that the borrowers may prepay the Pinnacle Hills Promenade Whole Loan to meet such condition (without payment of a yield maintenance premium), unless the lender receives an opinion of counsel that the issuing entity will not fail to maintain its status as a REMIC trust as a result of the release of the Release Parcel.

Ground Lease. None.

Substitution. The borrowers are also permitted to obtain the release of collateral parcels (each, an “Exchange Parcel”) from the lien of the mortgage in exchange for the substitution of new parcels in which the borrowers acquire a fee or leasehold interest at or adjacent to the Pinnacle Hills Promenade Shopping Center (each, an “Acquired Parcel”) as collateral for the Pinnacle Hills Promenade Whole Loan upon 20 days’ prior notice, subject to the satisfaction of certain conditions, including among other things, that: (i) there is no event of default, (ii) the Exchange Parcel (unless it is an Expansion Parcel) is vacant, non-income producing and unimproved or improved only by landscaping, surface parking or utility facilities that are not required for the use of the Remaining Property or is readily re-locatable or will continue to serve the Remaining Property (and the borrowers are able to make certain zoning representations as to the Acquired Parcel to the same extent as made with respect to the Exchange Parcel), (iii) the Acquired Parcel is reasonably equivalent in value

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-5C9
No. 2 – Pinnacle Hills Promenade

to the Exchange Parcel, as established by a letter of value from the appraiser that appraised the Pinnacle Hills Promenade Property or an appraiser of comparable experience selected by the borrowers, (iv) with respect to the Acquired Parcel, the borrowers have delivered, among other things (a) unless the Acquired Parcel is already covered by the environmental report delivered at origination, an addendum or supplement to such environmental report or new environmental report indicating no hazardous substances except for nominal amounts (except as permitted under clause (d) below), (b) security documents creating a mortgage lien on the Acquired Parcel and title insurance, (c) a property condition report indicating that the Acquired Parcel is in good condition if the Acquired Parcel is improved, subject to certain exceptions, and (d) if repairs are recommended by the property condition report or if the environmental report discloses the presence of hazardous materials at the Acquired Parcel, and the cost of such repairs or remediation is reasonably likely to exceed $13,000,000, cash or an indemnity from the guarantor, certain of its affiliates or an entity otherwise meeting ratings or financial tests set forth in the related Pinnacle Hills Promenade Whole Loan documents, in an amount equal to 125% of any estimated repairs or remediation costs, as applicable, (v) the loan-to-value ratio of the Remaining Property (after giving effect to such substitution) is in compliance with REMIC guidelines, provided that the borrowers may prepay the Pinnacle Hills Promenade Whole Loan in order to meet such condition (without payment of a yield maintenance premium), unless the lender receives an opinion of counsel that the issuing entity will not fail to maintain its status as a REMIC trust as a result of the release of the substitution, (vi) the lender has received a rating agency confirmation from the applicable rating agencies (unless the rating agencies waive review) and (vii) payment of a fee in the amount of $10,000.

Addition of Parcels. In addition, the borrowers have the right, at their own expense, to acquire one or more parcels of land, together with any improvements thereon located, that constitute an integral part of, adjoins or is proximately located near the Pinnacle Hills Promenade Shopping Center, which land was not owned by the borrowers on the origination date and is not an Acquired Parcel (such acquired land, an “Expansion Parcel”), to become additional collateral for the Pinnacle Hills Promenade Whole Loan, upon satisfaction of specified conditions including, among other things, that (i) there is no event of default, (ii) the borrowers acquire a fee simple or leasehold interest in the applicable Expansion Parcel and (iii) the borrowers deliver, among other things, (a) unless the Expansion Parcel is already covered by the environmental report delivered at origination, an addendum or supplement to such environmental report or new environmental report indicating no hazardous substances except for nominal amounts (except as permitted under clause (d) below), (b) security documents creating a mortgage lien on the Expansion Parcel and title insurance, (c) a property condition report indicating that the Expansion Parcel is in good condition if the Expansion Parcel is improved, subject to certain exceptions, and (d) if repairs are recommended by the property condition report or if the environmental report discloses the presence of hazardous materials at the Expansion Parcel, and the cost of such repairs or remediation is reasonably likely to exceed $13,000,000, cash or an indemnity from the guarantor, certain of its affiliates or an entity otherwise meeting ratings or financial tests set forth in the Pinnacle Hills Promenade Whole Loan documents, in an amount equal to 125% of any estimated repairs or remediation costs, as applicable.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36

Structural and Collateral Term Sheet	BMO 2025-5C9
No. 3 – AVAD Midland & Odessa Self Storage Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

37

Structural and Collateral Term Sheet	BMO 2025-5C9
No. 3 – AVAD Midland & Odessa Self Storage Portfolio

Green Tree CC
XTO Energy Midland Office
Crestgate
Skyline Farm
Pecan Acres
Bluebird Ln
West Loop 250 North
Midland Airpark
Hogan Park GC
Hogan Park
Midland College
Midland Park Mall
Tumbleweed Park
Wadley Ave
Midland Dr
Big Spring Rd
Lamesa Rd
Fairgrounds Rd
Elkins Rd
The Borgata Shopping Ctr.
C.J. Kelly Park
Cornerstone Shopping Ctr.
Neely Ave
MIDLAND
Cuthbert Ave
Nueva Vista GC
Golf Course Rd
Midland Memorial Hospital
DOWNTOWN MIDLAND
Town & Country Shopping Center
Summit Petroleum Building
Bank of America Financial Ctr.
Sergeant Michael Naylor Mem. Hwy
Chevron Midcontinent HQ Campus
Oxy
Illinois Ave
Museum of the Southwest
Wall St
City View Acres
Momentum Bank Ballpark
Thomason Dr
Astound Broadband Stadium
North Loop 250 West
Midland Co. Horseshoe Arena
Permian Basin Petroleum Museum
Midkiff Industrial Center
Bear Park
Vines
MIDLAND COUNTY
Gateway Plaza
Mustang Industrial Park
Ranchero Park
S. Midkiff Rd
Cotton Flat Rd
Midland International Air & Space Port
MDC Business Park
Odessa 17 miles

Ft. Worth
Dallas
Waco
Austin
Houston

AVAD Midland & Odessa Self Storage Portfolio

1	Extra Space Storage - Caldera	Midland, TX
2	Extra Space Storage - N Loop 250	Midland, TX
3	Extra Space Storage - Grandview	Odessa, TX
4	Extra Space Storage - Loop 250	Midland, TX
5	Extra Space Storage - Andrews Highway	Midland, TX
6	Extra Space Storage - Kermit	Odessa, TX
7	Extra Space Storage - Business	Odessa, TX
8	Extra Space Storage - University	Odessa, TX
9	Extra Space Storage - 52nd Street	Odessa, TX

Ratliff Ranch Golf Links
Ratliff Stadium
Odessa Schlemeyer Field Airport
W. Yukon Rd
Sgt. Michael Naylor Memorial Hwy
Chimney Rock Shopping Center
Odessa Country Club
E. 52nd St
Music City Mall
Winwood Town Ctr.
W. County Rd 122
ECTOR COUNTY
Ector County Coliseum
E. 42nd St
Crossroad Center
The University of Texas of the Permian Basin
Ellen Noel Art Museum
The Old Course
Midland 21 miles
ODESSA
W. 42nd St
Kermit Hwy
Old Town Shopping Ctr.
Odessa College
Live Oak Plaza
Family Dollar Distribution Center
West Odessa
West County Plaza
W. 14th St
E. 8th St
DOWNTOWN ODESSA
E. 2nd St
Grandview Ave
Amazon Distribution Center
MIDLAND COUNTY
W. 16th St
Medical Center Hospital
Clements St
McKinney Park
Orrex Plastics

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38

Structural and Collateral Term Sheet	BMO 2025-5C9
No. 3 – AVAD Midland & Odessa Self Storage Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	3650 Capital, GSMC	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$60,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$60,000,000	Property Type - Subtype:	Self-Storage – Self-Storage
% of Pool by IPB:	8.8%	Net Rentable Area (SF):	814,188
Loan Purpose:	Acquisition	Location(4):	Various, TX
Borrowers(2):	Various	Year Built / Renovated(4):	Various / NAP
Borrower Sponsors:	Timothy Springer and Jarrett Reed	Occupancy:	93.9%
Interest Rate:	6.13500%	Occupancy Date:	10/9/2024
Note Date:	1/31/2025	4th Most Recent NOI (As of):	NAV
Maturity Date:	2/6/2030	3rd Most Recent NOI (As of):	$6,673,143 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$7,112,092 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of):	$7,819,950 (TTM 11/30/2024)
Original Amortization Term:	None	UW Economic Occupancy:	95.5%
Amortization Type:	Interest Only	UW Revenues:	$11,201,506
Call Protection:	L(25),D(28),O(7)	UW Expenses:	$3,113,626
Lockbox / Cash Management:	Soft / Springing	UW NOI:	$8,087,880
Additional Debt(1):	Yes	UW NCF:	$7,967,667
Additional Debt Balance(1):	$17,000,000	Appraised Value / Per SF(5):	$115,020,000 / $141
Additional Debt Type(1):	Pari Passu	Appraisal Date(5):	12/11/2024

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$95
Taxes:	$169,041	$56,347	N/A	Maturity Date Loan / SF:	$95
Insurance:	$27,791	$27,791	N/A	Cut-off Date LTV(5):	67.0%
Replacement Reserve:	$0	$10,148	N/A	Maturity Date LTV(5):	67.0%
Immediate Repairs:	$15,344	$0	N/A	UW NCF DSCR:	1.66x
Debt Service Reserve:	$0	Springing	N/A	UW NOI Debt Yield:	10.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$77,100,000	64.2%	Purchase Price	$109,300,000	91.0%
Borrower Sponsor Equity	42,947,305	35.8	Closing Costs	10,535,129	8.8
			Upfront Reserves	212,175	0.2
Total Sources	$120,047,305	100.0%	Total Uses	$120,047,305	100.0%
(1)	The AVAD Midland & Odessa Self Storage Portfolio Mortgage Loan (as defined below) is part of the whole loan evidenced by three pari passu promissory notes with an aggregate principal balance of $77,100,000. The information under Financial Information in the chart above is based on the AVAD Midland & Odessa Self Storage Portfolio Whole Loan (as defined below).
(2)	The borrowers are comprised of the following nine entities: AVAD-ETUDE 1101 LLC, AVAD-ETUDE 1102 LLC, AVAD-ETUDE 1103 LLC, AVAD-ETUDE 1104 LLC, AVAD-ETUDE 1105 LLC, AVAD-ETUDE 1106 LLC, AVAD-ETUDE 1107 LLC, AVAD-ETUDE 1108 LLC and AVAD-ETUDE 1109 LLC.
(3)	See “Escrows and Reserves” below for further discussion of reserve information.
(4)	See “Portfolio Summary” below.
(5)	The Cut-off Date LTV and Maturity Date LTV are based on the portfolio "as-portfolio" appraised value of $115,020,000, reflecting a 1.92% premium for the AVAD Midland & Odessa Self Storage Portfolio Properties (as defined below) as a whole.

The Loan. The third largest mortgage loan (the “AVAD Midland & Odessa Self Storage Portfolio Mortgage Loan”) is part of a fixed rate whole loan (the “AVAD Midland & Odessa Self Storage Portfolio Whole Loan”) secured by the borrowers’ fee interests in nine self-storage properties, totaling 5,212 units and 814,188 square feet (“SF”), located across Midland and Odessa, Texas (the “AVAD Midland & Odessa Self Storage Portfolio Properties”). The AVAD Midland & Odessa Self Storage Portfolio Whole Loan was co-originated on January 31, 2025 by 3650 Capital SCF LOE I(A), LLC (“3650 Capital”) and Goldman Sachs Bank USA (“GSBI”), and accrues interest at a fixed rate of 6.13500% per annum on an Actual/360 basis. The AVAD Midland & Odessa Self Storage Portfolio Mortgage Whole Loan has a five-year term and is interest-only for the full term. The scheduled maturity date of the AVAD Midland & Odessa Self Storage Portfolio Whole Loan is the payment date that occurs on February 6, 2030. The AVAD Midland & Odessa Self Storage Portfolio Mortgage Loan is evidenced by the controlling note A-1, contributed by 3650 Capital, and the non-controlling note A-2-1, contributed by GSBI, with an aggregate outstanding principal balance as of the Cut-off Date of $60,000,000. The AVAD Midland &

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39

Structural and Collateral Term Sheet	BMO 2025-5C9
No. 3 – AVAD Midland & Odessa Self Storage Portfolio

Odessa Self Storage Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2025-5C9 securitization. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The following table presents certain information relating to the makeup of the AVAD Midland & Odessa Self Storage Portfolio Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$38,550,000	$38,550,000	BMO 2025-5C9	Yes
A-2-1	21,450,000	21,450,000	BMO 2025-5C9	No
A-2-2(1)	17,100,000	17,100,000	GSMC	No
Whole Loan	$77,100,000	$77,100,000
(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

Extra Space Storage, the largest third-party self-storage management company in the U.S., is the seller of the AVAD Midland & Odessa Self Storage Portfolio Properties in the transaction. The acquisition is a joint venture between AVAD Capital (“AVAD”) and Etude Storage Partners. Etude Storage Partners is a joint venture between Etude Capital, a private investment firm with over 2,700 self-storage facilities under management and San Felipe Financing LLC, the family office of Richard Kinder, co-founder and chairman of the energy corporation Kinder Morgan Inc., who has an estimated net worth in excess of $12.5 billion. Etude Storage Partners has a $250 million equity commitment from San Felipe Financing LLC to invest across the North American self-storage market.

Post acquisition, the borrower sponsors rebranded the AVAD Midland & Odessa Self Storage Portfolio Properties under Avid Self-Storage, AVAD’s property management company. Avid Self-Storage currently has 36 assets under management inclusive of the AVAD Midland & Odessa Self Storage Portfolio Properties.

The Properties. The AVAD Midland & Odessa Self Storage Portfolio Properties consist of nine individual self-storage properties, totaling 5,212 units and 814,188 SF, located in Midland and Odessa, Texas. The AVAD Midland & Odessa Self Storage Portfolio Properties were built between 1981 and 2014. As of October 9, 2024, the AVAD Midland & Odessa Self Storage Portfolio Properties were 93.9% occupied. Seven of the nine properties offer climate-controlled units. The AVAD Midland & Odessa Self Storage Portfolio Properties unit mix includes 1,171 climate-controlled units totaling 147,680 SF, which equates to 18.1% of the total AVAD Midland & Odessa Self Storage Portfolio Properties’ square footage. The AVAD Midland & Odessa Self Storage Portfolio Properties feature a granular property mix with no individual property accounting for 13.0% of total net rentable area.

The following table presents geographical information relating to the AVAD Midland & Odessa Self Storage Portfolio Properties:

Portfolio Overview(1)
City	Number of Properties	Square Feet	% of Total Square Feet
Midland	4	385,252	47.3%
Odessa	5	428,936	52.7
Total	9	814,188	100.0%
(1)	Based on the underwritten rent roll dated October 9, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40

Structural and Collateral Term Sheet	BMO 2025-5C9
No. 3 – AVAD Midland & Odessa Self Storage Portfolio

The following table presents certain information relating to the AVAD Midland & Odessa Self Storage Portfolio Properties:

Portfolio Summary
Property Name	City, State(1)	Allocated Whole Loan Amounts ($)	Total SF(2)	Units(2)	Total Occ. %(2)(3)	Year Built(1)	As-is Appraised Value(1)(4)
Extra Space Storage - Caldera	Midland, TX	$12,871,056	105,550	677	94.8%	2007 - 2008	$18,960,000
Extra Space Storage - N Loop 250	Midland, TX	$12,395,133	103,555	681	92.2%	2004 - 2009	$18,400,000
Extra Space Storage - Grandview	Odessa, TX	$10,352,034	93,720	679	95.1%	2005	$14,500,000
Extra Space Storage - Loop 250	Midland, TX	$9,822,489	78,684	553	96.6%	1995 - 2004	$14,370,000
Extra Space Storage - Andrews Highway	Midland, TX	$7,937,287	97,463	627	95.9%	1981	$12,180,000
Extra Space Storage - Kermit	Odessa, TX	$7,450,991	69,399	518	95.2%	2006	$11,000,000
Extra Space Storage - Business	Odessa, TX	$6,987,594	93,935	609	92.0%	2014	$9,770,000
Extra Space Storage - University	Odessa, TX	$6,682,314	97,747	591	91.1%	2000, 2005	$9,680,000
Extra Space Storage - 52nd Street	Odessa, TX	$2,601,102	74,135	277	93.0%	2014	$3,990,000
Total		$77,100,000	814,188	5,212	93.9%		$115,020,000
(1)	Source: Individual Appraisals.
(2)	Based on the rent roll dated October 9, 2024.
(3)	Current Occupancy presented above is based on total SF. Current Occupancy based on the number of self-storage units is 93.5%.
(4)	The total As-is Appraised Value of the AVAD Midland & Odessa Self Storage Portfolio Properties is based on the “as portfolio” appraised value of $115,020,000, reflecting a 1.92% premium on the AVAD Midland & Odessa Self Storage Portfolio’ Properties’ individual “as-is” appraised values, which totals to $112,850,000.

The following table presents certain information relating to the unit mix at the AVAD Midland & Odessa Self Storage Portfolio Properties:

AVAD Midland & Odessa Self Storage Portfolio Properties Unit Mix(1)
Property Name	Available Units	% of Available Units	Available SF(2)	% of Available SF	% of Climate Controlled Self-Storage Units	% of Climate Controlled Self-Storage SF	Current Occupancy (2)	Annual In-Place Rent PSF
Extra Space Storage - Andrews Highway	627	12.0%	97,463	12.0%	0.0%	0.0%	95.9%	$11.54
Extra Space Storage - Loop 250	553	10.6%	78,684	9.7%	27.8%	23.4%	96.6%	$17.19
Extra Space Storage - Caldera	677	13.0%	105,550	13.0%	20.8%	18.6%	94.8%	$16.60
Extra Space Storage - N Loop 250	681	13.1%	103,555	12.7%	27.6%	21.2%	92.2%	$16.68
Extra Space Storage - Kermit	518	9.9%	69,399	8.5%	26.3%	24.1%	95.2%	$16.18
Extra Space Storage - Grandview	679	13.0%	93,720	11.5%	24.7%	23.8%	95.1%	$15.54
Extra Space Storage - 52nd Street	277	5.3%	74,135	9.1%	0.0%	0.0%	93.0%	$8.74
Extra Space Storage - Business	609	11.7%	93,935	11.5%	53.0%	41.4%	92.0%	$12.77
Extra Space Storage - University	591	11.3%	97,747	12.0%	10.3%	10.0%	91.1%	$11.87
Total / Wtd. Avg.	5,212	100.0%	814,188	100.0%	22.5%	18.1%	93.9%	$14.20
(1)	Based on the underwritten rent roll dated October 9, 2024.
(2)	Current Occupancy presented above is based on total SF. Current Occupancy based on the number of self-storage units is 93.5%.

The following table presents certain information relating to the historical and current occupancy of the AVAD Midland & Odessa Self Storage Portfolio Properties:

Historical and Current Occupancy(1)
2021	2022	2023	Current(2)
85.6%	88.5%	94.6%	93.9%
(1)	Historical occupancies represent the annual average occupancy of each respective year.
(2)	Current occupancy is based on the underwritten rent roll dated October 9, 2024.

Appraisal. According to the individual property appraisals, the AVAD Midland & Odessa Self Storage Portfolio Properties have an aggregate “as-is” appraised value of $112,850,000. According to the portfolio appraisal, the AVAD Midland & Odessa Self Storage Portfolio Properties have a bulk “as-portfolio” value of $115,020,000, reflecting a 1.92% premium for the AVAD Midland & Odessa Self Storage Portfolio Properties as a whole.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41

Structural and Collateral Term Sheet	BMO 2025-5C9
No. 3 – AVAD Midland & Odessa Self Storage Portfolio
Appraisal Valuation Summary(1)
Property	As Is Value	Capitalization Rate(2)
Extra Space Storage - Andrews Highway	$12,180,000	6.50%
Extra Space Storage - Loop 250	$14,370,000	6.50%
Extra Space Storage - Caldera	$18,960,000	6.50%
Extra Space Storage - N Loop 250	$18,400,000	6.50%
Extra Space Storage - Kermit	$11,000,000	6.50%
Extra Space Storage - Grandview	$14,500,000	6.50%
Extra Space Storage - 52nd Street	$3,990,000	6.50%
Extra Space Storage - Business	$9,770,000	6.50%
Extra Space Storage - University	$9,680,000	6.50%
Individual Total / Wtd. Avg.(3)(4)	$112,850,000	6.62%
Portfolio Total / Wtd. Avg.(3)	$115,020,000	6.50%
(1)	Source: Individual appraisals, unless otherwise noted.
(2)	Represents Income Capitalization Rates unless otherwise noted.
(3)	Source: Portfolio appraisal.
(4)	The Individual Wtd. Avg. Capitalization Rate shown represents the Implied Capitalization Rate for the nine properties.

Environmental Matters. According to the Phase I environmental reports, dated December 24, 2024, there was no evidence of any recognized environmental conditions at the AVAD Midland & Odessa Self Storage Portfolio Properties.

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the AVAD Midland & Odessa Self Storage Portfolio Properties:

Operating History and Underwritten Net Cash Flow(1)
	2022	2023	TTM November 2024	UW	Per Square Foot(2)	%(3)
Storage Rental Income	$9,319,255	$9,973,240	$10,717,454	$10,967,107	$13.47	100.0%
Gross Potential Income	$9,319,255	$9,973,240	$10,717,454	$10,967,107	$13.47	100.0%
Economic Vacancy	(414,938)	(446,141)	(454,985)	(489,041)	($0.60)	(4.5%)
Gross Potential Before Other Income	$8,904,317	$9,527,099	$10,262,469	$10,478,066	$12.87	95.5%
Other Income(4)	398,131	462,062	472,484	723,440	$0.89	6.6%
Effective Gross Income	$9,302,448	$9,989,161	$10,734,953	$11,201,506	$13.76	102.1%

Management Fee	372,098	399,566	429,398	448,060	$0.55	4.0%
Payroll & Benefits	668,803	773,973	785,637	785,637	$0.96	7.0%
Utilities	174,111	188,001	158,387	158,387	$0.19	1.4%
Repairs & Maintenance	200,480	164,211	150,971	150,971	$0.19	1.3%
Marketing & Advertising	142,812	188,895	253,785	253,785	$0.31	2.3%
General & Administrative	322,843	332,268	330,949	330,949	$0.41	3.0%
Insurance	62,603	147,328	182,942	333,488	$0.41	3.0%
Real Estate Taxes	685,555	682,826	622,934	652,350	$0.80	5.8%
Total Expenses	$2,629,306	$2,877,068	$2,915,003	$3,113,626	$3.82	27.8%

Net Operating Income	$6,673,143	$7,112,092	$7,819,950	$8,087,880	$9.93	72.2%
Replacement Reserves	0	0	0	120,214	$0.15	1.1%
Net Cash Flow	$6,673,143	$7,112,092	$7,819,950	$7,967,667	$9.79	71.1%
(1)	Based on the underwritten rent roll dated October 9, 2024.
(2)	Based on the net rentable area of the AVAD Midland & Odessa Self Storage Portfolio Properties.
(3)	% column reflects percent of Gross Potential Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(4)	Other Income consists of retail sales, tenant insurance, cell tower rental, fee income, and parking income.

The Market. The AVAD Midland & Odessa Self Storage Portfolio Properties are located within Midland and Odessa, Texas in the Midland, TX MSA and Odessa, TX MSA. The combined population of the two MSAs is approximately 350,000 as of 2024. The Midland-Odessa market is comprised of 79 self-storage facilities totaling 3.57 million SF. The AVAD Midland & Odessa Self Storage Portfolio Properties represent 22.8% of the market, the largest owned by any single owner in the related market. Midland, TX and Odessa, TX are located in the Permian Basin, a major center for oil and natural gas production. This region accounts for 40% of U.S. crude oil production. The following table includes information regarding the demographics of each immediate trade area for the individual AVAD Midland & Odessa Self Storage Portfolio Properties:

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42

Structural and Collateral Term Sheet	BMO 2025-5C9
No. 3 – AVAD Midland & Odessa Self Storage Portfolio
Demographic Summary(1)
	Population				Median Household Income
Property Name	Location	1-Mile	3-Mile	5-Mile	1-Mile	3-Mile	5-Mile
Extra Space Storage - Andrews Highway	Midland, TX	11,369	71,674	119,961	$88,279	$100,013	$96,965
Extra Space Storage - Loop 250	Midland, TX	7,777	64,272	132,555	$94,818	$100,884	$95,782
Extra Space Storage - Caldera	Midland, TX	9,828	64,740	129,795	$102,677	$105,009	$99,308
Extra Space Storage - N Loop 250	Midland, TX	11,369	71,674	119,961	$88,279	$100,013	$96,965
Extra Space Storage - Kermit	Odessa, TX	10,267	63,349	112,502	$63,618	$62,829	$65,982
Extra Space Storage - Grandview	Odessa, TX	11,369	59,853	125,211	$77,275	$75,495	$75,410
Extra Space Storage - 52nd Street	Odessa, TX	5,395	57,324	113,874	$64,141	$80,431	$75,962
Extra Space Storage - Business	Odessa, TX	4,097	31,280	82,783	$97,374	$81,548	$77,602
Extra Space Storage - University	Odessa, TX	7,456	43,675	99,083	$85,879	$81,987	$75,123
Wtd. Avg.(2)		8,875	58,661	115,071	$85,972	$88,676	$85,264

(1)	Source: Individual appraisals.
(2)	Wtd. Avg. numbers are based on available SF.

There is no new supply of self-storage units in Midland within a five-mile radius of any AVAD Midland & Odessa Self Storage Portfolio Property. There is a new facility in the development pipeline in Odessa within a five-mile radius of five of the AVAD Midland & Odessa Self Storage Portfolio Properties. The proposed developed facility will offer 34,546 SF of new self-storage space, 4.41% of the existing space at the AVAD Midland & Odessa Self Storage Portfolio Properties.

The Borrowers. There are nine individual borrowers of the AVAD Midland & Odessa Self Storage Portfolio Whole Loan: AVAD-ETUDE 1101 LLC, AVAD-ETUDE 1102 LLC, AVAD-ETUDE 1103 LLC, AVAD-ETUDE 1104 LLC, AVAD-ETUDE 1105 LLC, AVAD-ETUDE 1106 LLC, AVAD-ETUDE 1107 LLC, AVAD-ETUDE 1108 LLC and AVAD-ETUDE 1109 LLC. Each borrower is a Delaware limited liability company and single purpose entity. Together, they have two independent directors in their organizational structure. A non-consolidation opinion was delivered in connection with the origination of the AVAD Midland & Odessa Self Storage Portfolio Whole Loan.

The Borrower Sponsors. The borrower sponsors are Timothy Springer and Jarrett Reed and the borrower sponsors are also the nonrecourse carveout guarantors with Move It Opportunities Fund II LP, a Delaware limited partnership. Timothy Springer is one of the two founding partners of AVAD. AVAD is a commercial real estate investment firm based in Dallas, Texas. AVAD targets multiple real estate verticals through acquisition, development, and value-add expansion. Mr. Springer oversees AVAD’s acquisitions. He began his career as an attorney at Norton Rose Fulbright LLP, specializing in Financial Insolvency & Restructuring. Prior to founding AVAD, Mr. Springer served as President of Property Operations to Move It Storage before its disposition to National Storage Affiliates Trust (“NSA”), tripling its footprint from 2018 to 2022. Mr. Springer is on the board of directors for both the National Self Storage Association and the Large Owners Council, with five decades of operating experience in the self-storage sector of commercial real estate. Jarrett Reed is AVAD’s other founding partner, and directs AVAD’s transaction management program. Mr. Reed has fifteen years of prior experience as a real estate lawyer, working at Rose Fulbright LLP and Sheppard Mullin, and has represented clients and financed transactions in all 50 states. Prior to AVAD, Mr. Reed served as Vice President of Acquisitions of Move It Storage, helping to grow the platform to over 120 properties and 8 million SF prior to its disposition to NSA.

Property Management. The AVAD Midland & Odessa Self Storage Portfolio Properties are managed by Avid Storage LLC, a borrower- affiliated property management company.

Escrows and Reserves. At origination of the AVAD Midland & Odessa Self Storage Portfolio Whole Loan, the borrowers deposited approximately (i) $169,041 into a reserve account for real estate taxes, (ii) $27,791 into a reserve account for insurance and (iii) $15,344 into a reserve account for immediate repairs.

Tax Reserve – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $56,347 per month).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 3 – AVAD Midland & Odessa Self Storage Portfolio

Insurance Reserve – The borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies (initially estimated to be approximately $27,791).

Replacement Reserve – The borrowers are required to deposit into a replacement reserve, on a monthly basis, an amount equal to $10,148 per month at the AVAD Midland & Odessa Self Storage Portfolio Properties.

Debt Service Reserve – Upon the occurrence of a Low DSCR Trigger Event (as defined below), the borrowers are permitted to deposit into a debt service reserve account an amount equal to that needed to reduce the outstanding principal balance of AVAD Midland & Odessa Self Storage Portfolio Whole Loan to increase the debt service coverage ratio to 1.25x. Funds deposited by the borrowers into the debt service reserve account will be disbursed back to the borrowers upon the expiration of the Low DSCR Trigger Event.

Lockbox / Cash Management. The AVAD Midland & Odessa Self Storage Portfolio Whole Loan is structured with a soft lockbox and springing cash management. The borrowers are required to establish segregated lockbox accounts for the AVAD Midland & Odessa Self Storage Portfolio Properties (individually or collectively as the context may require, the “Restricted Account”) and, upon a Cash Trap Event Period (as defined below), the lender is required to establish, on the borrowers’ behalf, a cash management account. The Restricted Account is subject to an account control agreement in favor of the lender. All (i) credit card receivables, (ii) revenue from any space demised to non-storage tenants, (iii) revenue from any space demised to commercial and/or retail tenants, and (iv) cash and check revenue received from the self-storage and/or any other non-commercial and/or retail components, at the AVAD Midland & Odessa Self Storage Portfolio Properties is required to be deposited by the borrowers or the property manager into the applicable Restricted Account within two business days of the borrowers’ or property manager’s receipt thereof. So long as a Cash Trap Event Period has not occurred and is not continuing, all amounts on deposit in the Restricted Account will be disbursed to or at the direction of the borrowers as directed by the borrowers in accordance with the account control agreement for the Restricted Account. Upon the occurrence and continuance of a Cash Trap Event Period, all amounts on deposit in the Restricted Account are required to be transferred on each business day into the cash management account and applied as provided in the AVAD Midland & Odessa Self Storage Portfolio Whole Loan documents.

A “Cash Trap Event Period” will occur during the existence of any of (i) an event of default, (ii) a Low DSCR Trigger Event or (iii) if the borrowers fail to timely comply with the covenants related to the lender exercising its mezzanine option.

A “Low DSCR Trigger Event” will commence when the debt service coverage ratio of the AVAD Midland & Odessa Self Storage Portfolio Whole Loan is less than 1.20x and will expire on the date that the debt service coverage ratio of the AVAD Midland & Odessa Self Storage Portfolio Whole Loan is 1.25x or greater for two consecutive calendar quarters. Within five business days of receiving written notice from the lender of the occurrence of a Low DSCR Trigger Event, the borrowers are permitted to prevent the commencement of a Low DSCR Trigger Event by depositing cash with the lender in the amount that would need to be applied to reduce the then-outstanding principal balance of the AVAD Midland & Odessa Self Storage Portfolio Whole Loan to increase the debt service coverage ratio to 1.25x or greater. The borrowers are only allowed two DSCR cure deposits with the lender during the term of the AVAD Midland & Odessa Self Storage Portfolio Whole Loan.

Current Mezzanine or Subordinate Indebtedness. None.

Permitted Future Mezzanine or Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-5C9
No. 4 – Commando Self Storage Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-5C9
No. 4 – Commando Self Storage Portfolio

Flemington
Quakertown
PENNSYLVANIA
Hopewell
Franklin Township
Lambertville
Princeton
Doylestown
Harleysville
Hatfield
Montgomeryville
Hamilton Twp.
Pottstown
Lansdale
Newtown
TRENTON
Yardley
Horsham
Feasterville-Trevose
Langhorne
Phoenixville
Norristown
Levittown
King of Prussia
Abington
Bensalem
Conshohocken
Burlington
Malvern
Wayne
Bala Cynwyd
Mount Holly
PHILADELPHIA
Moorestown
Media
NEW JERSEY
Yeadon
CAMDEN
Mount Laurel
Chester Heights
Chester
Cherry Hill
Medford Township
Woodbury
Bellmawr
Lindenwold
DE
Gloucester Township
WILMINGTON
Swedesboro
WHARTON STATE FOREST

Danvers
Beverly
West Peabody
Peabody
Salem
Lynnfield
South Peabody
ESSEX COUNTY
Marblehead
Salem Woods
East Lynn
Swampscott
Lynn
Saugus
Atlantic Ocean
Salem Channel

Commando Self Storage Portfolio

1 Salem	Salem, MA
2 Virginia Beach	Virginia Beach, VA
3 Portsmouth	Portsmouth, VA
4 Nicholasville (Enterprise)	Lexington, KY
5 Nicholasville (Industry)	Nicholasville, KY
6 Hatfield	Hatfield, PA
7 Nicholasville (Etter)	Nicholasville, KY
8 Lexington (Frankfort)	Lexington, KY
9 Nicholasville (Lexington)	Nicholasville, KY

Frankfort
Georgetown
Paris
New Zion
Midway
Mattoxtown
LEXINGTON
Faywood
Clintonville
Versailles
Blue Grass Airport
Blue Grass Pkwy
WOODFORD COUNTY
FAYETTE COUNTY
Colby
Keene
Salvisa
Wilmore
Nicholasville
Clays Ferry
High Bridge
JESSAMINE COUNTY
MERCER COUNTY
MADISON COUNTY
Harrodsburg
Richmond

Poquoson
Hampton
Chesapeake Bay
Newport News
Atlantic Ocean
Hampton Roads
NORFOLK
Downtown
Suffolk
Portsmouth
VIRGINIA BEACH
Chesapeake
GREAT DISMAL SWAMP NATIONAL WILDLIFE REFUGE
Pungo

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46

Structural and Collateral Term Sheet	BMO 2025-5C9
No. 4 – Commando Self Storage Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	UBS AG	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$60,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$60,000,000	Property Type - Subtype:	Self Storage – Self Storage
% of IPB:	8.8%	Net Rentable Area (SF):	619,562
Loan Purpose:	Refinance	Location(4):	Various, Various
Borrowers(2):	Various	Year Built / Renovated(4):	Various / NAP
Borrower Sponsor:	Thomas Egils Katis	Occupancy:	83.2%
Interest Rate:	6.74100%	Occupancy Date:	12/26/2024
Note Date:	2/19/2025	4th Most Recent NOI (As of):	NAV
Maturity Date:	3/6/2030	3rd Most Recent NOI (As of):	$7,052,387 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$6,218,570 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of):	$6,152,897 (TTM 11/30/2024)
Original Amortization Term:	None	UW Economic Occupancy:	80.3%
Amortization Type:	Interest Only	UW Revenues:	$9,535,619
Call Protection(3):	L(24),D(29),O(7)	UW Expenses:	$3,428,212
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$6,107,407
Additional Debt(1):	Yes	UW NCF:	$5,997,877
Additional Debt Balance(1):	$7,500,000	Appraised Value / Per SF:	$107,620,000 / $174
Additional Debt Type(1):	Pari Passu	Appraisal Date(5):	Various

Escrows and Reserves(6)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$109
Taxes:	$241,104	$66,973	N/A	Maturity Date Loan / SF:	$109
Insurance:	$319,646	Springing	N/A	Cut-off Date LTV:	62.7%
Replacement Reserve:	$0	$7,810	N/A	Maturity Date LTV:	62.7%
TI / LC Reserve:	$0	$1,317	N/A	UW NCF DSCR:	1.30x
Immediate Repairs:	$124,250	$0	N/A	UW NOI Debt Yield:	9.0%
Rent Replication Funds:	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$67,500,000	100.0%	Loan Payoff	$35,150,701	52.1%
			Partnership Buyout	24,750,000	36.7
			Closing Costs(7)	3,605,503	5.3
			Return of Equity	3,308,795	4.9
			Upfront Reserves	685,000	1.0
Total Sources	$67,500,000	100.0%	Total Uses	$67,500,000	100.0%
(1)	The Commando Self Storage Portfolio Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $67.5 million (the “Commando Self Storage Portfolio Whole Loan”). The Financial Information in the chart above reflects the Commando Self Storage Portfolio Whole Loan.
(2)	See “The Borrowers” below.
(3)	Defeasance of the Commando Self Storage Portfolio Whole Loan is permitted at any time after the date that is two years after the closing date of the securitization that includes the last note to be securitized. The assumed defeasance lockout period of 24 payments is based on the anticipated closing date of the BMO 2025-5C9 securitization trust in March 2025. The actual defeasance lockout period may be longer. If the fourth anniversary of the first monthly payment date has occurred but the defeasance lockout period expiration has not occurred, the borrowers may prepay the Commando Self Storage Portfolio Whole Loan in whole (but not in part); provided that (a) no event of default exists and (b) such prepayment is accompanied by a yield maintenance premium.
(4)	See “Portfolio Summary” below.
(5)	See “Appraisal” below.
(6)	See “Escrows and Reserves” below for further discussion of reserve information.
(7)	Closing Costs include an interest rate buydown fee of $2,109,375.

The Loan. The fourth largest mortgage loan (the “Commando Self Storage Portfolio Mortgage Loan”) is part of a fixed rate whole loan secured by the borrowers’ fee interests in eight self-storage properties and one retail property, totaling 4,851 self-storage units and 619,562 cumulative square feet, located across Kentucky, Virginia, Massachusetts and Pennsylvania (collectively, the “Commando Self Storage Portfolio Properties”). The Commando Self Storage Portfolio Whole Loan

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-5C9
No. 4 – Commando Self Storage Portfolio

consists of two promissory notes and accrues interest at a fixed rate of 6.74100% per annum on an Actual/360 basis. The Commando Self Storage Portfolio Whole Loan has a five-year term and is interest-only for the entire term. The Commando Self Storage Portfolio Whole Loan was originated on February 19, 2025 by UBS AG. The Commando Self Storage Portfolio Mortgage Loan is evidenced by the controlling Note A-1 with an original principal balance of $60,000,000. The Commando Self Storage Portfolio Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement for the BMO 2025-5C9 trust. The relationship between the holders of the Commando Self Storage Portfolio Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Commando Self Storage Portfolio Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$60,000,000	$60,000,000	BMO 2025-5C9	Yes
A-2(1)	$7,500,000	$7,500,000	UBS AG	No
Whole Loan	$67,500,000	$67,500,000
(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Properties. The Commando Self Storage Portfolio Properties consist of eight self-storage properties and one retail property, totaling 4,851 self-storage units and 619,562 cumulative square feet, located across Kentucky, Virginia, Massachusetts and Pennsylvania. The Commando Self Storage Portfolio Properties were built between 1988 and 2013 and have an average facility size of approximately 68,840 square feet. As of December 26, 2024, the Commando Self Storage Portfolio Properties were 83.2% occupied by square footage and 82.6% occupied by units. The Commando Self Storage Portfolio Properties’ unit mix includes 2,889 non-climate-controlled units, 1,627 climate-controlled units, 271 parking units, 40 locker units, 18 wine units, three apartment units, one office unit, one billboard and one cell tower across all properties, as well as 19,250 square feet of commercial space located at the Salem property and 15,805 square feet of commercial space at the Nicholasville (Lexington) property, which is 100.0% occupied by six unique tenants.

The following table presents geographical information relating to the Commando Self Storage Portfolio Properties:

Portfolio Geographical Summary(1)
State	Number of Properties	Allocated Whole Loan Amount ("ALA")	% of ALA	Net Rentable Area (SF)	% of NRA
Kentucky	5	$23,869,751	35.4%	268,120	43.3%
Virginia	2	22,092,470	32.7	164,787	26.6
Massachusetts	1	17,032,308	25.2	133,080	21.5
Pennsylvania	1	4,505,471	6.7	53,575	8.6
Total	9	$67,500,000	100.0	619,562	100.0%
(1)	Based on the underwritten rent roll as of December 26, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-5C9
No. 4 – Commando Self Storage Portfolio

The following table presents certain information relating to the Commando Self Storage Portfolio Properties:

Portfolio Summary
Property	City, State(1)	Year Built / Renovated(1)	Net Rentable Area (SF)(2)	Total Occ. (SF)(2)	Units(2)	Total Occ. (Units)(2)	ALA	% of ALA	“As-Is” Appraised Value(1)	UW NOI(2)
Salem(3)	Salem, MA	1988 / NAP	133,080	73.3%	937	84.0%	$17,032,308	25.2%	$29,700,000	$1,533,409
Virginia Beach	Virginia Beach, VA	2007, 2013 / NAP	102,637	89.5	735	85.3	11,222,854	16.6	18,200,000	1,013,406
Portsmouth	Portsmouth, VA	2009 / NAP	62,150	86.7	600	85.2	10,869,616	16.1	17,800,000	974,392
Nicholasville (Enterprise)	Lexington, KY	1996 / NAP	94,875	80.9	748	77.9	8,523,208	12.6	12,520,000	771,582
Nicholasville (Industry)	Nicholasville, KY	1998 / NAP	71,400	86.3	607	80.7	7,377,633	10.9	10,140,000	666,268
Hatfield	Hatfield, PA	2003, 2004 / NAP	53,575	85.3	539	81.3	4,505,471	6.7	6,880,000	408,381
Nicholasville (Etter)	Nicholasville, KY	1995 / NAP	57,100	82.8	427	84.1	4,359,029	6.5	6,700,000	395,897
Lexington (Frankfort)	Lexington, KY	1995 / NAP	28,940	86.1	258	81.4	2,317,926	3.4	3,740,000	210,306
Nicholasville (Lexington)(4)	Nicholasville, KY	2002, 2005 / NAP	15,805	100.0	NAP	NAP	1,291,955	1.9	1,940,000	133,766
Total			619,562	83.2%	4,851	82.6%	$67,500,000	100.0%	$107,620,000	$6,107,407
(1)	Source: Appraisals.
(2)	Based on the underwritten rent roll dated December 26, 2024.
(3)	The Salem property includes one commercial suite totaling 19,250 square feet.
(4)	The Nicholasville (Lexington) property is a 15,805 square foot retail property consisting of eight units ranging in size from 1,200 square feet to 3,075 square feet.

The following table presents certain information relating to the operating history and underwritten cash flows of the Commando Self Storage Portfolio Properties:

Operating History and Underwritten Net Cash Flow(1)
	2022	2023	TTM(2)	Underwritten	Per Square Foot	%(3)
Rents in Place	$9,109,195	$9,028,032	$8,646,654	$8,781,134	$14.17	75.7%
Vacant Income	1,203,022	1,455,395	1,777,411	1,711,208	2.76	14.7
Gross Potential Rent	$10,312,217	$10,483,427	$10,424,065	$10,492,342	$16.94	90.4%
Other Income	994,222	997,264	1,109,068	1,109,068	1.79	9.6
Net Rental Income	$11,306,440	$11,480,691	$11,533,133	$11,601,411	$18.73	100.0%
(Vacancy/Credit Loss)	(1,203,022)	(1,802,924)	(2,120,826)	(2,065,791)	(3.33)	(17.8)
Effective Gross Income	$10,103,418	$9,677,768	$9,412,307	$9,535,619	$15.39	82.2%

Total Expenses	3,051,031	3,459,198	3,259,409	3,428,212	5.53	36.0%

Net Operating Income	$7,052,387	$6,218,570	$6,152,897	$6,107,407	$9.86	64.0%

Total Capex/RR	0	0	0	109,530	0.18	1.1

Net Cash Flow	$7,052,387	$6,218,570	$6,152,897	$5,997,877	$9.68	62.9%
(1)	Based on the underwritten rent roll as of December 26, 2024.
(2)	TTM represents the trailing 12-month period ending November 30, 2024.
(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Environmental. According to the Phase I environmental assessments dated December 17, 2024, there was no evidence of any recognized environmental conditions at the Commando Self Storage Portfolio Properties.

Appraisal. According to the appraisals, the Commando Self Storage Portfolio Properties had an aggregate “as-is” appraised value of $107,620,000 as of November 25, 2024 through December 6, 2024. The table below shows the appraisals’ “as-is” conclusions.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-5C9
No. 4 – Commando Self Storage Portfolio

Appraisal Valuation Summary(1)
Property	Appraised Value	Capitalization Rate
Salem	$29,700,000	5.75%
Virginia Beach	18,200,000	5.75
Portsmouth	17,800,000	5.50
Nicholasville (Enterprise)	12,520,000	6.00
Nicholasville (Industry)	10,140,000	6.00
Hatfield	6,880,000	6.25
Nicholasville (Etter)	6,700,000	6.00
Lexington (Frankfort)	3,740,000	6.00
Nicholasville (Lexington)	1,940,000	7.50
Total / Wtd. Avg.	$107,620,000	5.85%
(1)	Source: Appraisals.

The Market. The Commando Self Storage Portfolio Properties are located within Kentucky, Virginia, Massachusetts and Pennsylvania.

The following table includes information regarding the demographics of each immediate trade area for the individual Commando Self Storage Portfolio Properties:

Demographic Summary(1)
		Population			Average Household Income
Property	Location	1-Mile	3-Miles	5-Miles	1-Mile	3-Miles	5-Miles
Salem	Salem, MA	5,807	173,537	280,566	$119,097	$114,278	$118,432
Virginia Beach	Virginia Beach, VA	6,387	75,155	214,663	$119,072	$104,895	$109,241
Portsmouth	Portsmouth, VA	10,291	63,853	149,827	$72,936	$95,282	$93,855
Nicholasville (Enterprise)	Lexington, KY	7,425	66,564	152,166	$58,199	$76,539	$86,564
Nicholasville (Industry)	Nicholasville, KY	352	30,747	125,717	$132,510	$111,960	$100,398
Hatfield	Hatfield, PA	1,319	44,504	137,318	$151,367	$122,607	$133,653
Nicholasville (Etter)	Nicholasville, KY	9,273	31,211	43,527	$87,863	$80,511	$89,570
Lexington (Frankfort)	Lexington, KY	2,410	58,723	141,585	$73,035	$75,386	$84,648
Nicholasville (Lexington)	Nicholasville, KY	515	18,253	85,867	$120,482	$91,974	$102,637
Wtd. Avg.(2)		5,920	85,413	181,664	$104,075	$101,210	$104,630
(1)	Source: Third party market research reports.
(2)	Wtd. Avg. numbers are based on UW NOI.

The Borrowers. The borrowers are Commando Fort LLC, Commando Greenwood LLC, Commando Locker Room LLC, Commando North Shore LLC, Commando Enterprise LLC, Commando Etter LLC, Commando Industry LLC, Commando Kentucky LLC and Commando Nicholasville LLC, each a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Commando Self Storage Portfolio Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Thomas Egils Katis, founder of Voxer, a Dallas-based mobile app development company known for its free Voxer Walkie Talkie app for smartphones.

Property Management. The Commando Self Storage Portfolio Property is managed by Prime Group Holdings LLC, a third-party management company.

Escrows and Reserves. At origination, the borrowers were required to deposit into escrow (i) approximately $241,104 for real estate taxes, (ii) approximately $319,646 for insurance premiums and (iii) $124,250 for immediate repairs.

Tax Escrows – On a monthly basis, the borrowers are required to deposit 1/12th of the annual estimated tax payments, which currently equates to approximately $66,973.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50

Structural and Collateral Term Sheet	BMO 2025-5C9
No. 4 – Commando Self Storage Portfolio

Insurance Escrows – On a monthly basis, the borrowers are required to deposit 1/12th of the annual estimated insurance premiums; provided, such monthly deposits will be waived so long as the borrowers maintain a blanket insurance policy acceptable to the lender. A blanket insurance policy was in place with regard to the self-storage units at origination of the Commando Self Storage Portfolio Whole Loan.

Replacement Reserve – On a monthly basis, the borrowers are required to deposit approximately $7,810 for replacement reserves.

TI / LC Reserve – On a monthly basis, the borrowers are required to deposit approximately $1,317 for tenant allowances, tenant improvements and leasing commissions.

Rent Replication Funds – The borrowers may collect rents at each Self- Storage Component (as defined below) for up to 12 months in advance; provided, however, once rents that are collected more than one month in advance at any Self-Storage Component equal 2.5% of the annual rents payable at such Self-Storage Component (the “Prepaid Rent Threshold”), any additional rents collected by the borrowers in excess of the Prepaid Rent Threshold (the “Excess Prepaid Rents”) are required to be deposited with the lender within two business days of the borrowers’ receipt thereof. A “Self-Storage Component” means, collectively, (i) each of the Commando Self Storage Portfolio Properties other than the Salem property and (ii) those portions of the Salem property used for self-storage and related ancillary purposes.

Lockbox / Cash Management. The Commando Self Storage Portfolio Whole Loan is structured with a hard lockbox and springing cash management upon the occurrence and continuance of a Cash Management Trigger Event (as defined below). Rents received from the Commando Self Storage Portfolio Properties are required to be deposited directly into the lockbox account or, if received by the borrowers or the property manager, as applicable, deposited within one business day of receipt. During the continuance of a Cash Management Trigger Event, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the Commando Self Storage Portfolio Whole Loan documents, and all excess funds on deposit in the cash management account (after payment of required monthly reserve deposits, debt service payment on the Commando Self Storage Portfolio Whole Loan, operating expenses and cash management bank fees) will be applied as follows: (a) if a Cash Sweep Trigger Event (as defined below) has occurred and is continuing, to the lender-controlled excess cash flow account or (b) if no Cash Sweep Trigger Event has occurred and is continuing, to an account designated by the borrowers.

A “Cash Management Trigger Event” means a period commencing upon the occurrence of (i) an event of default under the Commando Self Storage Portfolio Whole Loan documents, (ii) any bankruptcy action involving any of the borrowers, any managing member (“SPC Party”), the guarantor, the sponsor or the property manager, (iii) the trailing 12-month period debt service coverage ratio (“DSCR”) falling below 1.20x or (iv) the indictment for fraud or misappropriation of funds by any of the borrowers, the guarantor, the sponsor or an affiliated property manager or any director or officer of the aforementioned parties or third-party property manager (provided that, in the case of the third-party property manager, such fraud or misappropriation is related to the Commando Self Storage Portfolio Properties), and expiring upon, with respect to (a) clause (i) above, the cure of such event of default, (b) clause (ii) above, the filing being discharged, stayed or dismissed within 45 days, and the lender’s determination that such filing does not materially affect the borrowers’, the SPC Party’s, the guarantor’s, the sponsor’s or the property manager’s monetary obligations, (c) clause (iii) above, the trailing 12-month DSCR being at least 1.25x for two consecutive calendar quarters or (d) clause (iv) above, the dismissal of the applicable indictment with prejudice or acquittal of the applicable person, or the replacement of the property manager with a third-party property manager that constitutes a qualified property manager under the Commando Self Storage Portfolio Whole Loan documents.

A “Cash Sweep Trigger Event” means a period commencing upon the occurrence of (i) an event of default under the Commando Self Storage Portfolio Whole Loan documents, (ii) any bankruptcy action involving any of the borrowers, any SPC Party, the guarantor, the sponsor or the affiliated property manager or (iii) the trailing 12-month period DSCR falling below 1.20x, and expiring upon, with respect to (a) clause (i) above, the cure of such event of default, (b) clause (ii) above, as to an involuntary filing, the filing being discharged, stayed or dismissed within 45 days, and the lender’s determination that such filing does not materially affect the borrowers’, the SPC Party’s, the guarantor’s, the sponsor’s or the property manager’s monetary obligations or (c) clause (iii) above, the trailing 12-month DSCR is at least 1.25x for two consecutive calendar quarters.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine or Subordinate Debt. Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51

Structural and Collateral Term Sheet	BMO 2025-5C9
No. 4 – Commando Self Storage Portfolio

Partial Release. The Commando Self Storage Portfolio Whole Loan documents provide for the partial release of any property from the lien of the mortgage in connection with a bona fide sale to an unaffiliated third party at any time after the expiration of the defeasance lockout period if certain conditions are satisfied, including without limitation, (a) defeasance of the Commando Self Storage Portfolio Whole Loan in an amount equal to 125% of the allocated loan amount of such property; (b) compliance with REMIC requirements; (c) the DSCR for the remaining properties being not less than the greater of the DSCR immediately prior to such release and 1.30x; (d) the debt yield for the remaining properties being not less than the greater of the debt yield immediately prior to the release and 8.9% and (e) the LTV for the remaining properties being not more than the lesser of the LTV immediately prior to such release and 62.7%.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

52

Structural and Collateral Term Sheet	BMO 2025-5C9
No. 5 – Renaissance New York Midtown Hotel

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53

Structural and Collateral Term Sheet	BMO 2025-5C9
No. 5 – Renaissance New York Midtown Hotel

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

54

Structural and Collateral Term Sheet	BMO 2025-5C9
No. 5 – Renaissance New York Midtown Hotel

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GSMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$50,000,000	Title:	Leasehold
Cut-off Date Principal Balance(1):	$50,000,000	Property Type – Subtype:	Hospitality – Full Service
% of IPB:	7.3%	Net Rentable Area (Rooms):	348
Loan Purpose:	Refinance	Location:	New York, NY
Borrower(s):	34th Hotel Ventures LLC	Year Built / Renovated:	2016 / NAP
Borrower Sponsor(s):	Jack Dushey, Harry Adjmi, Kenneth Hart and Oxbridge Properties, Inc.	Occupancy:	88.9%
Interest Rate:	6.98900%	Occupancy Date:	10/31/2024
Note Date:	1/28/2025	4th Most Recent NOI (As of)(4):	$3,184,362 (12/31/2021)
Maturity Date:	2/6/2030	3rd Most Recent NOI (As of):	$11,955,385 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$14,840,538 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of):	$15,799,532 (TTM 10/31/2024)
Original Amortization Term:	None	UW Economic Occupancy:	88.9%
Amortization Type:	Interest Only	UW Revenues:	$44,530,271
Call Protection:	L(11),YM(42),O(7)	UW Expenses:	$29,077,397
Lockbox / Cash Management:	Springing	UW NOI:	$15,452,874
Additional Debt(1):	Yes	UW NCF:	$13,671,663
Additional Debt Balance(1):	$40,000,000	Appraised Value / Per Room:	$180,000,000 / $517,241
Additional Debt Type(1):	Pari Passu	Appraisal Date:	May 20, 2024

Escrows and Reserves(2)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$258,621
Taxes:	$0	Springing	NAP	Maturity Date Loan / Room:	$258,621
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	50.0%
Replacement Reserves:	$0	(3)	$6,500,000	Maturity Date LTV:	50.0%
Ground Rent Reserve:	$206,250	$206,250	NAP	UW NCF DSCR:	2.14x
				UW NOI Debt Yield:	17.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan:	$90,000,000	100.0%	Loan Payoff	$88,670,907	98.5%
			Closing Costs	996,618	1.1
			Upfront Reserves	206,250	0.2
			Principal Equity Distribution	126,225	0.1
Total Sources	$90,000,000	100.0%	Total Uses:	$90,000,000	100.0%
(1)	The Renaissance New York Midtown Hotel Mortgage Loan (as defined below) is part of the Renaissance New York Midtown Hotel Whole Loan (as defined below), which is evidenced by three pari passu promissory notes with an aggregate principal balance of $90,000,000. The Financial Information presented above is based on the aggregate principal balance of the promissory notes comprising the Renaissance New York Midtown Hotel Whole Loan.
(2)	See “Escrows and Reserves” below for further discussion of reserve information.
(3)	Monthly Replacement Reserves are 1/12th of 4% of the Operating Income of the Renaissance New York Midtown Hotel Property (as defined below) during the immediately preceding 12-month period.

The Loan. The fifth largest mortgage loan (the “Renaissance New York Midtown Hotel Mortgage Loan”) is part of a whole loan with an original principal balance as of the Cut-off Date of $90,000,000 (the “Renaissance New York Midtown Hotel Whole Loan”), secured by the borrower’s leasehold interest in a 348-room full service hotel located in New York, New York (the “Renaissance New York Midtown Hotel Property”). The Renaissance New York Midtown Hotel Whole Loan was originated by Goldman Sachs Bank USA on January 28, 2025, has a 5-year interest-only term and accrues interest at a rate of 6.98900% per annum on an Actual/360 basis. The Renaissance New York Midtown Hotel Whole Loan had an original term of 60 months and has a remaining term of 59 months as of the Cut-off Date. The scheduled maturity date of the Renaissance New York Midtown Hotel Whole Loan is the payment date in February 2030.

The Renaissance New York Midtown Hotel Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2025-5C9 trust. The relationship between the holders of the Renaissance New York Midtown Hotel Whole

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55

Structural and Collateral Term Sheet	BMO 2025-5C9
No. 5 – Renaissance New York Midtown Hotel

Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Renaissance New York Midtown Hotel Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$50,000,000	$50,000,000	BMO 2025-5C9	Yes
A-2	35,000,000	35,000,000	Benchmark 2025-V13	No
A-3	5,000,000	5,000,000	Benchmark 2025-V13	No
Whole Loan	$90,000,000	$90,000,000

The Property. The Renaissance New York Midtown Hotel Property consists of a 7,357 square foot site located along the southern side of West 35th Street proximate to Times Square and Herald Square in New York, New York. The site is legally defined as Block 784, Lot 54, and resides within one block of Madison Square Garden. The site is currently improved with a 39-story, 348-room full-service Renaissance by Marriott hotel that opened in March 2016. The property features a food and beverage program operated by a third-party company, Backal Management Group. Outlets managed by the operator include the Versa restaurant and the Thread Bar, in addition to the MClub Lounge. Other current amenities and facilities include the concierge desk, business center, fitness center, sundry shop, and 3,509 square feet of meeting space. The property is subject to a ground lease with approximately 58 years remaining on the lease (scheduled to end on November 1, 2083).

The following table presents the guestroom mix of the Renaissance New York Midtown Hotel Property:

Guestroom Mix(1)
Room Type	Room Count
View King	80
View Queen/Queen	22
King Suite	6
Queen/Queen	51
King	183
Balcony King	6
Total	348
(1)	Source: Appraisal.

Appraisal. According to the appraisal, the Renaissance New York Midtown Hotel Property had an “as-is” appraised value of $180,000,000 as of May 20, 2024. The table below shows the appraisal’s “as-is” conclusions:

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$180,000,000	7.47%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental report dated June 7, 2024, there are no recognized environmental conditions at the Renaissance New York Midtown Hotel Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

56

Structural and Collateral Term Sheet	BMO 2025-5C9
No. 5 – Renaissance New York Midtown Hotel

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at Renaissance New York Midtown Hotel Property:

Historical Operating Performance and Underwritten Net Cash Flow
	2019	2020	2021	2022	2023	TTM 10/31/2024	U/W	U/W Per Room(1)%
ADR	$322.65	$199.23	$241.86	$347.27	$368.63	$389.66	$389.66
RevPAR	$290.82	$126.62	$164.42	$282.46	$327.00	$346.31	$346.31

Rooms Revenue	$36,940,539	$16,127,935	$20,885,248	$35,877,765	$41,535,712	$44,108,355	$43,987,840	$126,402	98.8%
Other Departmental Revenue	66,288	37,310	81,752	142,746	159,158	151,428	151,014	$434	0.3%
Miscellaneous Income	298,339	85,828	114,850	274,879	412,347	391,417	391,417	$1,125	0.9%
Total Operating Revenue	$37,305,166	$16,251,072	$21,081,849	$36,295,390	$42,107,217	$44,651,200	$44,530,271	$127,961	100.0%
Rooms Expense	8,249,337	2,764,667	3,700,858	7,043,850	8,182,340	8,860,624	8,836,415	$25,392	64.6%
Food and Beverage Expense	7,355	30,611	2,313	0	0	0	0	$0	0.0%
Other Departmental Expense	10,850	15,641	33,730	27,078	31,380	22,080	22,020	$63	0.2%
Miscellaneous Expenses	29,298	6,408	9,086	21,745	24,721	24,904	24,904	$72	0.2%
Total Departmental Expenses	$8,296,841	$2,817,326	$3,745,988	$7,092,673	$8,238,441	$8,907,608	$8,883,339	$25,527	65.0%
Administrative and General	4,014,215	1,956,928	1,960,831	2,787,207	3,327,955	3,337,926	3,337,926	$9,592	24.4%
Information and Telecommunications Systems	384,588	194,040	253,468	433,245	463,699	465,828	465,828	$1,339	3.4%
Sales and Marketing	1,189,505	544,736	1,175,932	1,669,080	1,863,223	1,963,719	1,963,719	$5,643	14.4%
Franchise Fees	3,567,820	1,421,107	1,981,819	3,664,522	4,274,902	4,553,703	4,530,566	$13,019	33.1%
Property Operation and Maintenance	1,693,985	1,207,893	1,180,657	1,614,969	1,734,404	1,810,021	1,810,021	$5,201	13.2%
Utilities	700,912	684,239	821,040	742,683	969,389	936,071	936,071	$2,690	6.8%
Base Management Fee	1,119,016	487,458	632,456	1,088,867	1,263,229	1,339,523	1,335,908	$3,839	9.8%
Incentive Management Fee	0	0	0	0	0	0	53,973	$155	0.4%
Restaurant Income	(806,828)	(112,683)	(230,011)	(577,464)	(904,291)	(808,166)	(808,166)	$(2,322)	(5.9%)
Ground Rent	2,250,000	2,250,000	2,306,250	2,461,306	2,475,112	2,475,000	2,584,171	$7,426	18.9%
Property and Other Taxes	2,976,549	3,221,168	3,661,280	2,859,811	3,234,382	3,480,089	3,594,222	$10,328	26.3%
Insurance	454,322	436,714	407,778	503,105	326,235	390,345	389,819	$1,120	2.9%
Total Expenses	$25,840,926	$15,108,929	$17,897,488	$24,340,005	$27,266,679	$28,851,667	$29,077,397	$83,556	212.7%
Net Operating Income	$11,464,240	$1,142,143	$3,184,362	$11,955,385	$14,840,538	$15,799,532	$15,452,874	$44,405	113.0%
FF&E	0	0	0	0	0	0	1,781,211	5,118	13.0%
Net Cash Flow	$11,464,240	$1,142,143	$3,184,362	$11,955,385	$14,840,538	$15,799,532	$13,671,663	$39,286	100.0%

Occupancy	90.1%	63.6%	68.0%	81.3%	88.7%	88.9%	88.9%
NCF DSCR(3)	1.80x	0.18x	0.50x	1.87x	2.33x	2.48x	2.14x
NOI Debt Yield(3)	12.7%	1.3%	3.5%	13.3%	16.5%	17.6%	17.2%
(1)	U/W Per Room is based on 348 rooms.
(2)	% column represents percent of Total Operating Revenue for revenue lines and percent of Net Cash Flow for all remaining fields.
(3)	NCF DSCR and NOI Debt Yield are based on the Renaissance New York Midtown Hotel Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

57

Structural and Collateral Term Sheet	BMO 2025-5C9
No. 5 – Renaissance New York Midtown Hotel

The Market. The Renaissance New York Midtown Hotel Property is located in the Midtown South submarket in New York City. As of January 2025, the Midtown South submarket occupancy rate was 86.3% and the average ADR was $301.51, per a third-party report.

The following table presents competitive properties of the Renaissance New York Midtown Hotel Property:

Competitive Properties(1)
			Demand Segmentation
Property Name	Year Built	# of Rooms	Commercial	Meeting & Group	Leisure	Total Meeting Space (SF)
Renaissance New York Midtown Hotel	2016	348	35%	15%	50%	3,509
Courtyard New York Manhattan Fifth Avenue	1990	189	35%	10%	55%	0
Residence Inn New York Manhattan Times Square	2005	357	35%	15%	50%	3,722
DoubleTree New York City Chelsea	2009	236	30%	10%	60%	0
Hilton Garden Inn West 35th	2009	298	35%	10%	55%	397
Ace Hotel New York	1905	286	40%	10%	50%	2,800
Kimpton Hotel Eventi	2010	292	30%	25%	45%	15,500
Courtyard by Marriott Manhattan Times Square West	2013	224	35%	10%	55%	655
Homewood Suites by Hilton New York Times Square South	2014	293	35%	10%	55%	1,050
Total / Wtd. Avg.		2,523	37%	13%	50%	27,633
(1)	Source: Appraisal.

The following table presents competitive sales of the Renaissance New York Midtown Hotel Property:

Competitive Sales(1)
Property Name	City, State	Sale Price ($mm)	Sale Date	Rooms	Price Per Room ($k)
Renaissance New York Midtown Hotel	New York, NY	$180.0	NAP	348	$517.20
Mondrian New York Park Avenue	New York, NY	125.7	July 2023	189	665.10
Double Tree, Hyatt Centric Midtown, Le Meridien	New York, NY	300.0	Dec 2023	557	538.60
Hilton Garden Inn Times Square North	New York, NY	88.5	Sep 2021	196	451.50
The Ned Nomad	New York, NY	130.0	July 2021	168	773.80
(1)	Source: Appraisal.

The following table presents penetration factors of the comparable properties of the Renaissance New York Midtown Hotel Property:

Estimated 2023 Penetration Factors(1)
Property Name	Occupancy Penetration	ADR Penetration	RevPAR Penetration
Renaissance New York Midtown Hotel	103%	119%	123%
Courtyard New York Manhattan Fifth Avenue	99% - 105%	108% - 109%	105% - 107%
Residence Inn New York Manhattan Times Square	105% - 111%	103% - 104%	111% - 113%
DoubleTree New York City Chelsea	93% - 99%	76% - 78%	75% - 77%
Hilton Garden Inn West 35th	105% - 111%	77% - 78%	81% - 83%
Ace Hotel New York	82% - 87%	96% - 97%	79% - 81%
Kimpton Hotel Eventi	99% - 105%	119% - 120%	117% - 119%
Courtyard by Marriott Manhattan Times Square West	99% - 105%	95% - 96%	94% - 96%
Homewood Suites by Hilton New York Times Square South	99% - 105%	95% - 96%	96% - 98%
(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

58

Structural and Collateral Term Sheet	BMO 2025-5C9
No. 5 – Renaissance New York Midtown Hotel

The Borrower. The borrower is 34th Hotel Ventures LLC, a New York limited liability company and special purpose entity with a Delaware limited liability company (itself a special purpose entity with one independent director) as its manager. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Renaissance New York Midtown Hotel Whole Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse guarantors are Jack Dushey, Harry Adjmi, Kenneth Hart and Oxbridge Properties, Inc.

Property Management. The Renaissance New York Midtown Hotel Property is managed by 365 Management Company, LLC.

Escrows and Reserves. At origination, the borrowers deposited $206,250 into a ground rent reserve account.

Tax Reserve – On a monthly basis, the borrower is required to deposit into a property tax reserve an amount equal to 1/12th of the property taxes for the Renaissance New York Midtown Hotel Property that the lender reasonably estimates will be payable during the next ensuing 12 months; provided, however, that the tax reserve will be conditionally waived for so long as the borrower provides the lender with evidence that the lender secured by the fee interest is reserving property taxes for the fiscal year and no event of default is continuing under the Renaissance New York Midtown Hotel Whole Loan documents.

Insurance Reserve – On a monthly basis, the borrower is required to deposit into an insurance reserve an amount equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months; provided, however, that the insurance reserve will be conditionally waived for so long as the borrower provides the lender with evidence that the lender secured by the fee interest is reserving insurance premiums for the fiscal year and no event of default is continuing under the Renaissance New York Midtown Hotel Whole Loan documents.

Ground Rent Reserve – At loan origination, the borrower deposited $206,250 into a ground lease reserve. On a monthly basis, the borrower is required to deposit into a ground rent reserve an amount equal to 1/12th of the ground rent for the Renaissance New York Midtown Hotel Property that the lender reasonably estimates will be payable during the next ensuing 12 months, initially estimated to be $206,250.

FF&E Reserve – On a monthly basis, the borrower is required to deposit into an FF&E reserve an amount equal to the product of (x) 1/12 times (y) 4% times (z) the operating income of the Renaissance New York Midtown Hotel Property during the immediately preceding 12-month period, capped at an amount equal to $6,500,000.

Lockbox / Cash Management. The Renaissance New York Midtown Hotel Whole Loan is structured with a springing lockbox and springing cash management. Within two business days of the occurrence of a Renaissance New York Midtown Hotel Trigger Period (as defined below) or an event of default under the Renaissance New York Midtown Hotel Whole Loan documents, the borrower will be required to direct each of the credit card companies or credit card clearing banks with which the property manager has entered into merchant’s or other credit card agreements all payments to a lender-controlled lockbox account. In addition, during the occurrence of a Renaissance New York Midtown Hotel Trigger Period or an event of default under the Renaissance New York Midtown Hotel Whole Loan, the borrower is required to cause all cash revenues and all other money received by the borrower or the property manager (other than tenant security deposits) to be deposited into the lockbox account or a lender-controlled cash management account by the end of the second, business day following receipt. At the end of each business day during the continuance of a Renaissance New York Midtown Hotel Trigger Period or event of default under the Renaissance New York Midtown Hotel Whole Loan documents, all amounts in the lockbox are required to be remitted to the cash management account. On each payment date during the continuance of a Renaissance New York Midtown Hotel Trigger Period (or, at the lender’s discretion, during an event of default under the Renaissance New York Midtown Hotel Whole Loan documents), all funds on deposit in the cash management account after payment of taxes, ground rent, insurance premiums and debt service on the Renaissance New York Midtown Hotel Whole Loan and excess cash flow is required to be deposited into an excess cash flow reserve account as additional collateral for the Renaissance New York Midtown Hotel Whole Loan.

“Renaissance New York Midtown Hotel Trigger Period” means each period that commences when the debt yield, determined as of the first day of any fiscal quarter, is less than 9.5% and concludes when the debt yield, determined as of the first day of any fiscal quarter thereafter, is equal to or greater than 9.5%.

Subordinate and Mezzanine Debt. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-5C9
No. 5 – Renaissance New York Midtown Hotel

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. The Renaissance New York Midtown Hotel Whole Loan is secured by the borrower’s leasehold interest in the Renaissance New York Midtown Hotel Property. The borrower, 34th Hotel Ventures LLC, entered into a ground sublease with 34th Street Penn Association LLC, as ground lessor, on May 15, 2013 with an expiration date of November 1, 2083. Ground rent is currently $206,250 per month, or approximately $2,475,000 per annum, and is subject to 10% increases every six years, with two fair market resets in 2065 and 2075. See “Description of the Mortgage Pool—Leasehold Interests” in the Preliminary Prospectus.

Franchise Agreement. The Renaissance New York Midtown Hotel Property is subject to a 30-year franchise agreement between the related borrower, as franchisee, and Marriott International, Inc., as franchisor. The term of the related franchise agreement commenced on March 21, 2016 and expires on March 21, 2046 without any renewal options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-5C9
No. 6 – Residence Inn JFK

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-5C9
No. 6 – Residence Inn JFK

Residence Inn JFK
142-30 135th Avenue
Jamaica, NY 11436
QUEENS
Forest Hills
Forest Park
Kew Gardens
Ozone Park
Howard Beach
Queens Village
Hollis
Jamaica
St. Albans
South Jamaica
Laurelton
Brookville
Rosedale
Woodmere
Cedarhurst
Inwood
Lawrence
Far Rockaway
LONG ISLAND
NASSAU COUNTY
QUEENS COUNTY
St. Johns University
Queens Hospital Center
Jamaica Hospital Medical Ctr.
York College
Jamaica Colosseum Mall
Gertz Plaza
St. Albans Community Living Ctr.
MONTEFIORE CEMETERY
Rochdale Village Shopping Center
Baisley Pond Park
Resorts World New York City
Aqueduct Race Track
JFK Training Center
US Federal Aviation Administration
Cross Bay Commons
JFK Logistics Center
Brookville Park
UBS Arena
Green Acres Mall
Airport Industrial Office Park
Amazon Distribution Center
Five Towns Shopping Center
John F. Kennedy International Airport
Jamaica Bay
Head of Bay
JoCo Marsh
Edgemere Park
Shop Fair of Cornaga
St. John's Episcopal Hospital
Lawrence Yacht and Country Club
Grand Central Pkwy
Van Wyck Expwy
JFK Expwy
Belt Pkwy
Sunrise Hwy.
Cross Island Pkwy
Laurelton Pkwy
Interboro Pkwy
Union Tpke.
Hillside Ave.
Jamaica Ave.
Hempstead Ave.
Hollis Ave.
Merrick Blvd.
Sutphin Blvd.
Linden Blvd.
Rockaway Blvd.
Liberty Ave.
Atlantic Ave.
Conduit Ave.
Myrtle Ave.
Metropolitan Ave.
Lefferts Blvd.
Farmers Blvd.
Francis Lewis Blvd.
Springfield Blvd.
Guy R. Brewer Blvd.
Main St.
164th St.
115th Ave.
Peninsula Blvd.
W. Broadway
Broadway
Rock Hall Rd.
Seagirt Blvd.
Beach Channel Dr.
Rockaway Tpke.
Nassau Expwy.
LIRR
AIRTRAIN
JFK LEFFERTS BLVD.-LONG TERM PARKING
JFK FED. CIR.-RENTAL CARS
678
878
25
24
27
PATERSON
YONKERS
BRONX
MANHATTAN
NEW YORK CITY
NEWARK
JERSEY CITY
BROOKLYN
STATEN ISLAND
QUEENS
Atlantic Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-5C9
No. 6 – Residence Inn JFK

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$48,000,000	Title:	Fee
Cut-off Date Principal Balance:	$48,000,000	Property Type - Subtype:	Hospitality – Extended Stay
% of Pool by IPB:	7.0%	Net Rentable Area (Rooms):	182
Loan Purpose:	Refinance	Location:	Jamaica, NY
Borrower:	135th Avenue JFK Property II LLC	Year Built / Renovated:	2022 / NAP
Borrower Sponsor:	Nicholas D. Newman	Occupancy / ADR / RevPAR:	83.9% / $259.68 / $217.94
Interest Rate:	7.31000%	Occupancy / ADR / RevPAR Date:	1/31/2025
Note Date:	2/28/2025	4th Most Recent NOI (As of):	NAV
Maturity Date:	3/6/2030	3rd Most Recent NOI (As of):	$5,209,054 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$6,209,844 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$6,417,765 (TTM 1/31/2025)
Original Amortization Term:	None	UW Occupancy / ADR / RevPAR:	83.9% / $259.68 / $217.94
Amortization Type:	Interest Only	UW Revenues:	$15,016,173
Call Protection:	L(24),D(29),O(7)	UW Expenses:	$8,780,370
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$6,235,802
Additional Debt:	No	UW NCF:	$5,635,155
Additional Debt Balance:	N/A	Appraised Value / Per Room:	$76,000,000 / $417,582
Additional Debt Type:	N/A	Appraisal Date:	9/3/2024

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$263,736
Taxes:	$107,100	$26,775	N/A	Maturity Date Loan / Room:	$263,736
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	63.2%
FF&E Reserve:	$0	$50,054	N/A	Maturity Date LTV:	63.2%
Immediate Repairs:	$4,950	$0	N/A	UW NCF DSCR:	1.58x
				UW NOI Debt Yield:	13.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$48,000,000	97.9%	Loan Payoff	$48,078,235	98.1%
Sponsor Equity	1,026,575	2.1	Closing Costs	836,290	1.7
			Upfront Reserves	112,050	0.2

Total Sources	$49,026,575	100.0%	Total Uses	$49,026,575	100.0%
(1)	See “Escrows and Reserves” below for further discussion of reserve information.

The Loan. The sixth largest mortgage loan (the “Residence Inn JFK Mortgage Loan”) is secured by a first lien mortgage on the borrower’s fee simple interest in a 182-room extended stay hospitality property located in the Jamaica neighborhood of Queens, New York (the “Residence Inn JFK Property”). The Residence Inn JFK Mortgage Loan was originated on February 28, 2025 by CREFI, has a five-year term and accrues interest at a fixed rate of 7.31000% per annum on an Actual/360 basis. The scheduled maturity date of the Residence Inn JFK Mortgage Loan is the due date that occurs on March 6, 2030.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-5C9
No. 6 – Residence Inn JFK

The Property. The Residence Inn JFK Property is a 12-story, 182-room, extended stay hotel located in the Jamaica neighborhood of Queens, New York. The Residence Inn JFK Property was originally constructed in 2022 and is located less than one mile from John F. Kennedy International Airport (“JFK”). JFK spans 4,930 acres across six terminals and is served by more than 125 aircraft gates. According to a third-party market research report, JFK had 62,440,306 passengers in 2023. According to the appraisal, the estimated demand segmentation for the Residence Inn JFK Property consisted of 50.0% commercial, 25.0% meeting and group and 25.0% leisure. The Residence Inn JFK Property is subject to a franchise agreement with Marriot International, Inc., which expires November 4, 2052.

The Residence Inn JFK Property contains 27 double / double guestrooms, 138 king guestrooms, and nine suites. Amenities at the Residence Inn JFK Property include a complimentary breakfast area, business center, fitness center, guest self-laundry, sundry shop, and 521 square feet of meeting space. The Residence Inn JFK Property also features 34 parking spaces.

The following table presents certain information relating to the 2023 estimated demand analysis with respect to the Residence Inn JFK Property based on market segmentation, as provided by a third-party market research report:

Demand Segmentation(1)
Property	Rooms	Commercial	Meeting & Group	Leisure
Residence Inn JFK	182	50.0%	25.0%	25.0%
(1)	Source: Appraisal.

The following table presents certain information relating to the current and historical occupancy, ADR and RevPAR at the Residence Inn JFK Property and its competitors:

Occupancy, ADR, RevPAR(1)
	Residence Inn JFK(2)			Competitive Set(3)			Penetration Factor(4)
Period	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2023	81.2%	$241.84	$196.43	85.2%	$209.58	$178.53	95.4%	115.4%	110.0%
2024	82.4%	$260.93	$215.13	86.7%	$222.13	$192.58	95.1%	117.5%	111.7%
TTM 1/31/2025	83.9%	$259.68	$217.94	86.7%	$220.69	$191.26	96.8%	117.7%	114.0%
(1)	Variances between the underwriting, the appraisal and the above table with respect to Occupancy, ADR and RevPAR at the Residence Inn JFK Property are attributable to variances in reporting methodologies and/or timing differences.
(2)	Occupancy, ADR and RevPAR for the Residence Inn JFK Property are based on the underwritten cash flow.
(3)	Occupancy, ADR and RevPAR for the Competitive Set are based on data provided by a third-party hospitality research report. The Competitive Set includes Courtyard New York JFK Airport, Hampton Inn NY-JFK, Fairfield Inn New York JFK Airport, Hilton Garden Inn Queens/JFK Airport, and Holiday Inn Express Jamaica – JFK AirTrain NYC.
(4)	Penetration Factor is calculated based on the underwritten cash flow and competitive set data provided by a third-party hospitality research report.

Appraisal. According to the appraisal, the Residence Inn JFK Property had an “as-is” appraised value of $76,000,000 as of September 3, 2024. The Cut-off Date LTV and Maturity Date LTV based on the “as-is” appraised value are each 63.2%, respectively. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$76,000,000	7.07%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental assessment dated September 20, 2024, there was no evidence of any recognized environmental conditions at the Residence Inn JFK Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-5C9
No. 6 – Residence Inn JFK

The following table presents certain information relating to the operating history and underwritten cash flows of the Residence Inn JFK Property:

Operating History and Net Cash Flow
	2023	2024	TTM 1/31/2025	Underwritten	Per Room(1)	%(2)
Occupancy (%)	81.2%	82.4%	83.9%	83.9%
ADR	$241.84	$260.93	$259.68	$259.68
RevPar	$196.43	$215.13	$217.94	$217.94

Rooms Revenue	$13,048,962	$14,330,105	$14,517,483	$14,477,818	$79,548	96.4%
Parking Revenue	352,781	428,949	421,575	420,423	2,310	2.8%
Other Revenue(3)	59,620	114,479	118,255	117,932	648	0.8%
Total Revenue	$13,461,363	$14,873,533	$15,057,313	$15,016,173	$82,506	100.0%

Rooms Expense	$4,336,074	$4,143,764	$4,124,110	$4,125,257	$22,666	28.5%
Parking Expense	198,289	289,192	236,305	236,305	1,298	56.2%
Other Departmental Expenses(4)	1,515	5,478	5,854	5,854	32	5.0%
Departmental Expenses	$4,535,878	$4,438,434	$4,366,269	$4,367,416	$23,997	29.1%

Departmental Profit	$8,925,485	$10,435,100	$10,691,044	$10,648,757	$58,510	70.9%

Management Fee	$403,841	$446,206	$451,719	$450,485	$2,475	3.0%
Franchise Fee	757,727	840,570	861,636	969,885	5,329	6.5%
Other Undistributed Expenses(5)	2,257,105	2,524,901	2,540,513	2,560,819	14,070	17.1%
Total Undistributed Expenses	$3,418,673	$3,811,676	$3,853,869	$3,981,189	$21,875	26.5%

Real Estate Taxes(6)	$162,891	$247,065	$254,818	$306,848	$1,686	2.0%
Property Insurance	134,868	166,514	164,593	124,918	$686	0.8%
Net Operating Income	$5,209,054	$6,209,844	$6,417,765	$6,235,802	$34,263	41.5%

FF&E	$538,455	$594,941	$602,293	$600,647	$3,300	4.0%
Net Cash Flow	$4,670,599	$5,614,902	$5,815,472	$5,635,155	$30,962	37.5%
(1)	Per Room values are based on 182 rooms.
(2)	% column represents percent of Total Revenue except for Room Expense, Parking Expense and Other Departmental Expenses which are based on their corresponding revenue line items.
(3)	Other Revenue includes primarily late cancellation fees, minor amounts of vending revenue, guest laundry fees, and minor Internet access fees
(4)	Other Departmental Expenses includes the laundry valet expense.
(5)	Other Undistributed Expenses include administrative and general, sales and marketing, operations and maintenance, heat, power, and light, and information and telecom expenses.
(6)	The Residence Inn JFK Property benefits from an Industrial and Commercial Property (“ICAP”) tax exemption that begin in the 2022/2023 tax year, pursuant to which the difference in assessed value of the improvements prior to construction and after construction is 100% exempt for a period of 11 years, with the exempt percentage reducing by 20% for each of the 5 years thereafter. The appraisal estimated the present value of the tax savings from such exemption to be $7,471,990. The lender underwrote real estate taxes based on the estimated abated taxes for the 2025/2026 year of $306,848. Estimated unabated taxes for such tax year are $1,270,570.

The Market. The Residence Inn JFK Property is located at 142-30 135th Avenue in the Jamaica neighborhood of Queens, New York and is less than one mile from JFK. The primary demand driver for the Residence Inn JFK Property is its proximity to JFK, which spans 4,930 acres across six terminals and is served by more than 125 aircraft gates. According to a third-party market research report, JFK had 62,440,306 passengers in 2023. The Residence Inn JFK Property also benefits from many broader demand drivers of New York City tourism such as Broadway theaters, museums and art galleries, and landmark attractions such as Times Square, the Empire State Building, and Central Park.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-5C9
No. 6 – Residence Inn JFK

The following table presents certain information relating to the competitive set of the Residence Inn JFK Property:

Competitive Set(1)(2)
Property	Number of Rooms	Year Built	Estimated 2023 Occupancy	Estimated 2023 ADR	Estimated 2023 RevPAR
Residence Inn JFK	182	2022	81.2%	$241.84	$196.43
Courtyard New York City JFK Airport	166	2001	90% - 95%	$230 - $240	$210 - $220
Hampton Inn New York JFK Airport Jamaica	216	2001	85% - 90%	$190 - $200	$165 - $175
Fairfield Inn New York John F. Kennedy Airport	110	2002	85% - 90%	$190 - $200	$165 - $175
Hilton Garden Inn Queens/JFK Airport	192	2005	90% - 95%	$215 - $225	$195 - $205
Total Avg. Competitive Set			88.0%	$218.94	$192.60
(1)	Source: Appraisal.
(2)	The borrower sponsor owns a Marriott flagged hotel located adjacent to the Residence Inn JFK Property which is directly competitive with the Residence Inn JFK Property.

The Borrower. The borrower is 135th Avenue JFK Property II LLC, a Delaware limited liability company and single purpose entity with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Residence Inn JFK Mortgage Loan.

The Borrower Sponsor. The borrower sponsor is Nicholas D. Newman of Soundview Real Estate Partners, the non-recourse carveout guarantors are Nicholas D. Newman and Robert G. Schaedle, III of Chartwell Hospitality. Founded in 2003, Soundview Real Estate Partners uses a joint venture-driven investment model built on an established network of local and regional real estate operators. Soundview has invested in over 170 separate transactions totaling a combined real estate value in excess of $3 billion. Chartwell Hospitality is a fully integrated real estate firm founded in 2003 and based in Nashville, Tennessee. Chartwell Hospitality specializes in the acquisition, development, and management of high-quality branded limited and full-service hotels.

Property Management. The Residence Inn JFK Property is managed by JFK Hospitality Management, LLC, a borrower affiliated management company.

Escrows and Reserves. At origination of the Residence Inn JFK Mortgage Loan, the borrower deposited approximately (i) $107,100 into a real estate tax reserve account and (ii) $4,950 into an immediate repairs reserve account.

Tax Escrows – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $26,775).

Insurance Reserve – At the lender’s option, if the liability or casualty policy maintained by the borrower is not an approved blanket or umbrella policy, or the lender requires the borrower to obtain a separate policy, the borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which would be sufficient to pay the insurance premiums due for the renewal of coverage afforded by the insurance policies. At origination of the Residence Inn JFK Mortgage Loan, an acceptable blanket policy was in place.

FF&E Reserve – The borrower is required to deposit into a furniture, fixtures and equipment (“FF&E”) reserve, on a monthly basis, an amount equal to the greater of (i) the FF&E Payment (as defined below), and (ii) the amount of the deposit (if any) on account of FF&E under the Franchise Agreement (as defined below). The “FF&E Payment” means with respect to each monthly payment date, an amount equal to 1/12th of 4.0% of the greater of (1) the annual gross revenues for the hotel related operations at the Residence Inn JFK Property for the immediately preceding calendar year and (2) the projected annual gross revenues for the hotel related operations at the Residence Inn JFK Property for the calendar year in which such monthly payment occurs as set forth in the then-current approved annual budget, or where no approved annual budget exists as of the date of determination, the amount of the FF&E Payment determined by the lender in its reasonable discretion. The initial monthly FF&E Payment was determined to be approximately $50,054.

Lockbox / Cash Management. The Residence Inn JFK Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to establish a lender-controlled lockbox account into which the borrower is required to deposit, or cause to be deposited, all revenue generated by the Residence Inn JFK Property. The borrower is required to deliver direction letters to (i) all tenants occupying space in the Residence Inn JFK Property directing them to pay to the lender-controlled lockbox account all rent and other sums due under the lease to which they are a party and (ii) each of the credit card companies or credit card clearing banks with which the borrower or property manager has entered

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-5C9
No. 6 – Residence Inn JFK

into a merchant’s or other credit card agreement directing them to pay to the lender-controlled lockbox account all payments which would otherwise be paid to the borrower or property manager under the applicable credit card processing agreement. In addition, the borrower and property manager are required to immediately deposit all revenue from the Residence Inn JFK Property received by them into the lockbox account. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period (as defined below) exists, in which case, at the lender’s election, all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the Residence Inn JFK Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Residence Inn JFK Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Residence Inn JFK Mortgage Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the Residence Inn JFK Mortgage Loan documents, the lender may apply funds to the debt in such priority as it may determine.

A “Trigger Period” means the period commencing on the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio falling below 1.15x, (iii) the occurrence of a Franchise Agreement Trigger Period (as defined below), and (iv) the occurrence of a manager bankruptcy event; and expiring upon (w) with respect to clause (i) above, the cure of the applicable event of default, (x) with respect to clause (ii) above, the debt service coverage ratio remaining at or above 1.20x for one calendar quarter, (y) with respect to clause (iii) above, the cure of the applicable Franchise Agreement Trigger Period, and (z) with respect to clause (iv) above, the borrower’s replacement of the applicable manager with a manager and a management agreement each approved by the lender.

A “Franchise Agreement Trigger Period” means a period (A) commencing upon the first to occur of any of the following: (i) the borrower being in default under the Franchise Agreement, (ii) the borrower or franchisor giving notice that it is terminating the Franchise Agreement, (iii) any termination of the Franchise Agreement, and (iv) any bankruptcy or insolvency of the franchisor, (v) the Residence Inn JFK Property failing to be operated, “flagged” and/or branded pursuant to the Franchise Agreement and (vi) any permit applicable to the Franchise Agreement ceasing to be in full force and effect; and (B) expiring upon the lender’s receipt of evidence reasonably acceptable to lender of (a) the satisfaction of the Franchise Agreement Cure Conditions (as defined below) or (b) the branding, “flagging” and operation of the Residence Inn JFK Property pursuant to a replacement Franchise Agreement approved by the lender with a reputable and experienced franchisor possessing experience in flagging hotel properties similar in size, scope, use and value as the Residence Inn JFK Property and approved by the lender, entered into in accordance with the Residence Inn JFK Mortgage Loan documents.

“Franchise Agreement Cure Conditions” shall mean each of the following: (i) the borrower has cured all defaults (if any) under the Franchise Agreement to the satisfaction of the applicable franchisor, (ii) the borrower and the applicable franchisor have re-affirmed the Franchise Agreement as being in full force and effect, (iii) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable franchisor or Franchise Agreement (if any), such franchisor is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed such Franchise Agreement pursuant to a final, non-appealable order of a court of competent jurisdiction, (iv) the Residence Inn JFK Property continues to be operated, “flagged” or branded pursuant to the Franchise Agreement, and (v) all permits applicable to the related Franchise Agreement are in full force and effect.

“Franchise Agreement” means the Residence Inn by Marriott franchise agreement in effect on the origination date or any replacement franchise agreement approved by the lender in accordance with the terms of the Residence Inn JFK Mortgage Loan Documents.

Subordinate and Mezzanine Debt. None.

Future Subordinate and Mezzanine Debt. Not permitted.

Partial Release. Not Permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

67

Structural and Collateral Term Sheet	BMO 2025-5C9
No. 7 – Queens Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

68

Structural and Collateral Term Sheet	BMO 2025-5C9
No. 7 – Queens Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

69

Structural and Collateral Term Sheet	BMO 2025-5C9
No. 7 – Queens Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

70

Structural and Collateral Term Sheet	BMO 2025-5C9
No. 7 – Queens Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

71

Structural and Collateral Term Sheet	BMO 2025-5C9
No. 7 – Queens Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

72

Structural and Collateral Term Sheet	BMO 2025-5C9
No. 7 – Queens Center

Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	GACC, BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$31,500,000	Title(5):	Fee/Leasehold
Cut-off Date Principal Balance(1):	$31,500,000	Property Type – Subtype:	Retail – Super Regional Mall
% of IPB:	4.6%	Net Rentable Area (SF)(6):	412,033
Loan Purpose:	Refinance	Location:	Elmhurst, NY
Borrowers:	Queens Center SPE LLC and Queens Center Pledgor LLC	Year Built / Renovated:	1973 / 2004
Borrower Sponsor:	The Macerich Partnership, L.P.	Occupancy:	95.4%
Interest Rate:	5.37000%	Occupancy Date:	10/7/2024
Note Date:	10/28/2024	4th Most Recent NOI (As of):	$51,866,594 (12/31/2021)
Maturity Date:	11/6/2029	3rd Most Recent NOI (As of):	$55,476,544 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$52,482,275 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of):	$49,730,304 (TTM 9/30/2024)
Original Amortization Term:	None	UW Economic Occupancy:	95.8%
Amortization Type:	Interest Only	UW Revenues:	$100,774,128
Call Protection:	L(28),DorYM1(25),O(7)	UW Expenses:	$47,153,562
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$53,620,566
Additional Debt(1):	Yes	UW NCF:	$52,532,319
Additional Debt Balance(1):	$493,500,000	Appraised Value / Per SF:	$1,060,000,000 / $2,573
Additional Debt Type(1)(2):	Pari Passu	Appraisal Date:	9/19/2024

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$1,274
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$1,274
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	49.5%
Replacement Reserves:	$0	Springing	$206,017	Maturity Date LTV:	49.5%
TI / LC Reserve:	$0	Springing	$641,476	UW NCF DSCR:	1.84x
Other Reserve(4):	$12,211,534	$0	N/A	UW NOI Debt Yield:	10.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1)	$525,000,000	85.2%	Loan Payoff	$601,802,949	97.7%
Sponsor Equity	91,238,851	14.8	Reserves	12,211,534	2.0
			Closing Costs	2,224,368	0.4
Total Sources:	$616,238,851	100.0%	Total Uses:	$616,238,851	100.0%
(1)	The Queens Center Mortgage Loan (as defined below) is part of a whole loan evidenced by 33 pari passu promissory notes with an aggregate original principal balance of $525,000,000. The financial information presented in the chart above is based on the Queens Center Whole Loan (as defined below).
(2)	See "The Loan" below for further discussion of additional mortgage debt.
(3)	Please see “Escrows and Reserves” below for further discussion of reserve information.
(4)	Other Reserve is comprised of $11,562,092 for outstanding tenant improvements and leasing commissions and $649,442 for gap rent.
(5)	See “Ground Lease.”
(6)	Net Rentable Area (SF) is exclusive of 556,724 square feet associated with Macy’s and JCPenney, both of which are non-collateral anchor tenants.

The Loan. The seventh largest mortgage loan (the “Queens Center Mortgage Loan”) is part of a whole loan evidenced by 33 pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $525,000,000 (the “Queens Center Whole Loan”). The Queens Center Whole Loan is secured by the borrowers’ fee and leasehold interests in a 412,033 square foot retail property located in Elmhurst, New York (the “Queens Center Property”) as well as the Pledgor Borrower’s (as defined below) membership interest in the Property Borrower (as defined below). The Queens Center Mortgage Loan is evidenced by the non-controlling notes A-1-6-2, A-4-4-1, and A-4-5 with an outstanding principal balance as of the Cut-off Date of $31,500,000. The Queens Center Whole Loan was originated by German American Capital Corporation (“GACC”), Goldman Sachs Bank USA (“GS”), JPMorgan Chase Bank, National Association (“JPMCB”), Bank of Montreal (“BMO”) and Morgan Stanley Bank, N.A. (“MSBNA”) on October 28, 2024. GACC is selling Note A-1-6-2 with an outstanding principal balance as of the Cut-off Date of $8,000,000. BMO is selling Notes A-4-4-1 and A-4-5 with an

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

73

Structural and Collateral Term Sheet	BMO 2025-5C9
No. 7 – Queens Center

aggregate outstanding principal balance as of the Cut-off Date of $23,500,000. The Queens Center Whole Loan will be serviced pursuant to the pooling and servicing agreement for a future securitization trust. See “Description of the Mortgage Pool—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Queens Center Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$50,000,000	$50,000,000	BBCMS 2024-5C31	Yes
A-1-2	$25,000,000	$25,000,000	Benchmark 2024-V12	No
A-1-3	$25,000,000	$25,000,000	Benchmark 2025-V13	No
A-1-4-1	$16,000,000	$16,000,000	BMO 2024-5C8	No
A-1-4-2	$4,000,000	$4,000,000	Benchmark 2025-V13	No
A-1-5	$15,000,000	$15,000,000	BMO 2024-5C8	No
A-1-6-1	$7,000,000	$7,000,000	Benchmark 2024-V12	No
A-1-6-2	$8,000,000	$8,000,000	BMO 2025-5C9	No
A-2-1	$15,000,000	$15,000,000	WFCM 2024-5C2	No
A-2-2-1	$10,000,000	$10,000,000	Benchmark 2024-V12	No
A-2-2-2	$5,000,000	$5,000,000	BMO 2024-5C8	No
A-2-3	$15,000,000	$15,000,000	BMO 2024-5C8	No
A-2-4-1	$11,500,000	$11,500,000	Benchmark 2024-V12	No
A-2-4-2	$3,500,000	$3,500,000	Benchmark 2025-V13	No
A-2-5	$15,000,000	$15,000,000	Benchmark 2025-V13	No
A-2-6	$25,000,000	$25,000,000	WCFM 2024-5C3	No
A-3-1	$43,000,000	$43,000,000	BANK5 2024-5YR11	No
A-3-2	$20,000,000	$20,000,000	BANK5 2024-5YR12	No
A-3-3	$15,000,000	$15,000,000	WFCM 2024-5C2	No
A-3-4	$15,000,000	$15,000,000	BANK5 2024-5YR12	No
A-3-5	$7,000,000	$7,000,000	BANK5 2024-5YR12	No
A-4-1-1	$10,000,000	$10,000,000	BBCMS 2024-5C31	No
A-4-1-2	$5,000,000	$5,000,000	BMO 2024-5C8	No
A-4-2	$15,000,000	$15,000,000	BMO 2024-5C8	No
A-4-3	$15,000,000	$15,000,000	Benchmark 2024-V12	No
A-4-4-1	$8,500,000	$8,500,000	BMO 2025-5C9	No
A-4-4-2	$6,500,000	$6,500,000	Benchmark 2024-V12	No
A-4-5	$15,000,000	$15,000,000	BMO 2025-5C9	No
A-4-6	$25,000,000	$25,000,000	BBCMS 2024-5C31	No
A-5-1	$32,000,000	$32,000,000	BANK5 2024-5YR11	No
A-5-2	$20,000,000	$20,000,000	BANK5 2024-5YR12	No
A-5-3	$15,000,000	$15,000,000	BANK5 2024-5YR12	No
A-5-4	$8,000,000	$8,000,000	BANK5 2024-5YR12	No
Total	$525,000,000	$525,000,000

The Property. Built in 1973 and renovated in 2004, Queens Center (the “Queens Center Mall”) is a 968,757 square foot (412,033 collateral square feet) super regional mall located in Elmhurst, New York situated on an 11.21-acre parcel with 8.41 acres of owned acreage and 1,903 parking spaces or 4.6 parking spaces per 1,000 square feet. Of the 968,757 total square feet, 412,033 square feet constitutes the collateral for the Queens Center Whole Loan, with the remaining non-collateral areas of the Queens Center Mall occupied by Macy’s and JCPenney and owned by third parties.

Representing the sole enclosed super-regional shopping center in Queens, the Queens Center Mall attracts 9.4 million visitors annually and has a trade area of 2.4 million people as of 2022. The Queens Center Mall has historically benefited from high tenant demand with occupancy averaging nearly 99% over the last 10 years. Further, the Queens Center Property is currently 95.4% leased and features a mix of 120 national and regional tenants. Since 2022, the borrower sponsor has been able to re-tenant or renew over 60% of the collateral square feet. Recently, the borrower sponsor has leased to several

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

74

Structural and Collateral Term Sheet	BMO 2025-5C9
No. 7 – Queens Center

new high-performing tenants including Primark (54,832 square feet), ZARA (36,463 square feet) and H&M (19,694 square feet).

The Queens Center Mall was originally acquired by the borrower sponsor in 1995. In 2004, the borrower sponsor invested $275.0 million to fully redevelop and expand the Queens Center Property. The expansion featured the addition of 250,000 in-line square feet and JCPenney’s development of an approximately 204,000 square foot box, which JCPenney subsequently sold to Ashkenazy Acquisition Corporation in January 2022. Since 2019, the Borrowers have invested $65.2 million in leasing capital, common area renovations, and operational upgrades with plans to invest an additional $13.0 million by the end of 2024 (such additional investment is not required or reserved for under the Queens Center Whole Loan documents). Of the $78.2 million spent or budgeted from 2019 through year end 2024, $15.2 million has been allocated toward buildout of ZARA’s new 36,463 square foot store, which combined 10 in-line units across two floors. Furthermore, the borrower sponsor has invested $19.7 million and $6.3 million in tenant allowances and buildout costs for Primark (54,832 square feet) and H&M (19,694 square feet), respectively.

According to the appraisal, the Queens Center Mall is a top-producing center in New York City, attracting significant foot traffic and generating over $500 million in annual sales. The Queens Center Mall’s sales per square foot are significantly higher than the national average, with comparable mall shop sales reported at $1,731 per square foot ($1,165 per square foot excluding Apple). According to the borrower sponsor, as of TTM July 2024 the non-collateral Macy’s and JCPenney reported annual sales of $132,000,000 and $26,000,000, respectively.

Major Tenants. The four largest tenants by underwritten base rent at Queens Center Property are Primark, American Eagle Outfitters, ZARA and H&M.

Primark (54,832 square feet; 13.3% of NRA; 5.6% of underwritten base rent). Founded in 1969, Primark is an international fashion retailer that offers affordable fashion, home goods and accessories. Primark operates over 450 stores across 17 countries across Europe and the United States. The Queens Center Property hosts Primark’s newest location in the Tri-State area. Primark is in occupancy, having taken possession of its space in December 2024. Primark’s lease expires in January 2035, with two, five-year extension options remaining and a termination option in the event that gross sales between December 2027 and November 2028 do not exceed $23,000,000, provided Primark gives notice within 90 days following November 30, 2028.

American Eagle Outfitters (10,268 square feet; 2.5% of NRA; 3.4% of underwritten base rent): Founded in 1977, American Eagle Outfitters is a global specialty retailer that offers various types of apparel, intimates, activewear, accessories, and personal care products. With over 1,000 stores worldwide, American Eagle Outfitters focuses on providing a unique shopping experience for the 15 to 25 year-old consumer demographic. American Eagle Outfitters reported annual sales for the TTM July 2024 period of $10,541,311 ($1,027 per square foot). American Eagle Outfitters’ lease at the Queens Center Property expires in September 2032 and has no extension or termination options.

ZARA (36,463 square feet; 8.8% of NRA; 3.2% of underwritten base rent). Founded in 1974, ZARA is an international fashion retailer and part of the Inditex Group. ZARA operates approximately 3,000 stores in 96 countries, offering a wide range of fashion-forward apparel. ZARA’s forecasted reported annual sales for the TTM July 2024 period are $23,559,201 ($646 per square foot). ZARA’s lease at the Queens Center Property expires in November 2033, with one, five-year extension option remaining and a termination option effective either (i) December 31, 2028 or (ii) May 31, 2031, in each case upon 270 days’ prior notice and payment of a termination fee.

H&M (19,694 square feet; 4.8% of NRA; 2.8% of underwritten base rent): Founded in 1947, H&M, part of the H&M Group, is a global fashion retailer offering a broad range of clothing and accessories for men, women, and children. H&M has over 3,800 stores across 77 markets worldwide, H&M is known for its commitment to affordable fashion. H&M’s lease expires in January 2035, has two, 4-year extension options remaining and contains options to terminate its lease if its gross sales (i) between January 2028 and December 2028 do not exceed $16,000,000 or (ii) between January 2031 and December 2031 do not exceed $18,000,000, in each case, provided that it gives notice within 120 days following such period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

75

Structural and Collateral Term Sheet	BMO 2025-5C9
No. 7 – Queens Center

The following information presents certain information relating to the historical and current occupancy of the Queens Center Property:

Historical and Current Occupancy(1)
2021	2022	2023	Current(2)
97.6%	98.7%	98.9%	95.4%
(3)	Historical occupancies are as of December 31 of each respective year.
(4)	Current occupancy is based on the underwritten rent roll as of October 7, 2024.

The following table presents certain information relating to the sales history for the Queens Center Property:

Comparable Sales History(1)
	2019	2021	2022	2023	TTM July 2024
Comparable Inline (<10,000 SF) Sales PSF	$1,581	$1,615	$1,717	$1,751	$1,731
Comparable Inline (<10,000 SF excluding Apple) Sales PSF	$1,145	$1,122	$1,189	$1,147	$1,165
Comparable Inline (<10,000 SF excluding Apple) Occupancy Cost(2)	22.5%	21.7%	21.1%	22.8%	22.1%
Non-collateral Anchor Sales(3)	$173,300,000	$159,700,000	$164,000,000	$164,000,000	$158,000,000
Comparable Total Queens Center Mall Sales	$616,120,375	$536,343,372	$561,506,309	$562,896,033	$533,839,416
(1)	All sales information presented above is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor. 2020 numbers are excluded due to the COVID-19 pandemic.
(2)	Occupancy Cost is calculated based on gross sales divided by the sum of (i) contractual rent and (ii) reimbursements, each based on the underwritten rent roll dated October 7, 2024.
(3)	Includes sales of Macy’s and JCPenney, both of which are non-collateral anchors, as provided by the borrower sponsor.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

76

Structural and Collateral Term Sheet	BMO 2025-5C9
No. 7 – Queens Center

The following table presents certain information relating to the major tenants at the Queens Center Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Major Tenants
Primark(3)	NR/NR/NR	54,832	13.3%	$54.12	$2,967,306	5.6%	1/31/2035
ZARA(4)	NR/NR/NR	36,463	8.8	$46.62	$1,700,000	3.2	11/30/2033
H&M(5)	NR/NR/NR	19,694	4.8	$75.00	$1,477,050	2.8	1/31/2035
American Eagle Outfitters	NR/NR/NR	10,268	2.5	$172.69	$1,773,181	3.4	9/30/2032
Subtotal/Wtd. Avg.		121,257	29.4%	$65.30	$7,917,537	15.0%
Select In-Line < 10,000 SF
Apple Store	Aaa/AA+/NR	8,706	2.1	$178.96	$1,558,044	3.0	7/31/2025
Finish Line	NR/NR/NR	8,625	2.1	$193.61	$1,669,923	3.2	8/31/2025
Adidas(6)(7)	NR/NR/NR	8,183	2.0	$135.00	$1,104,705(6)	2.1	1/31/2029
The Cheesecake Factory	NR/NR/NR	8,077	2.0	$105.00	$848,085	1.6	1/31/2037
Hollister Co.	NR/NR/NR	8,028	1.9	$109.50	$879,028	1.7	1/31/2027
Victoria’s Secret	NR/NR/NR	7,767	1.9	$165.55	$1,285,796	2.4	1/31/2033
Subtotal/Wtd. Average		49,386	12.0%	148.74	$7,345,580	13.9%
Other Tenants		222,284	53.9	$168.84	$37,530,596	71.1
Occupied Collateral Total		392,927	95.4%	$134.36	$52,793,713	100.0%
Vacant Space(8)		19,106	4.6%
Collateral Total		412,033	100.0%

(1)	Based on the underwritten rent roll dated as of October 7, 2024 and exclusive of 556,724 square feet associated with Macy’s and JCPenney, both of which are non-collateral anchors.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Primark has the right to terminate its lease if its gross sales between December 2027 and November 2028 do not exceed $23,000,000, provided it gives notice within 90 days following November 30, 2028, with the payment of a termination fee in an amount equal to the unamortized portion, as of the end of the fifth lease year, of the sum of certain allowances for construction and other interior work amortized on a straight-line basis over the period from the rent commencement date through the effective date of termination.
(4)	ZARA has the right to terminate its lease, provided it gives notice 270 days prior to either (i) December 31, 2028 or (ii) May 31, 2031, with the payment of a termination fee in an amount equal to the unamortized portion, as of the end of the fifth lease year, of the sum of certain allowance for construction work amortized on a straight-line basis over the period from the rent commencement date through the effective date of termination.
(5)	H&M has the right to terminate its lease if its gross sales (i) between January 2028 and December 2028 do not exceed $16,000,000 or (ii) between January 2031 and December 2031 do not exceed $18,000,000, in each case, provided that it gives notice within 120 days following such period, with the payment of a termination fee in an amount equal to 50% (if terminated based on sales in 2028) or 25% (if terminated based on sales in 2031) of the unamortized portion of the sum of certain allowance for construction and other interior work amortized on a straight-line basis over the period from the rent commencement date through the effective date of termination.
(6)	If Adidas’ gross sales for calendar year 2024 (the “Test Period”) do not exceed $7,000,000, anytime during the 60-day period immediately following the Test Period, Adidas will have the one-time right to terminate its lease upon 90 days’ prior written notice and the payment of a termination fee. Adidas’ sales for the TTM July 2024 period were $5,438,309.
(7)	During the period commencing January 2024 and continuing through December 2024 (“Rent Reduction Period”), in lieu of fixed minimum rent and percentage rent set forth in the lease, Adidas benefits from reduced monthly rent in the amount of (a) $92,058.75 plus (b) the product obtained by multiplying 6% by annual gross sales in excess of $14,452,452.47.
(8)	Vacant Space includes 8,351 square feet currently occupied by tenants known to be vacacting that is underwritten as vacant. The Queens Center Property was 97.4% physically occupied inclusive of such tenants as of October 7, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

77

Structural and Collateral Term Sheet	BMO 2025-5C9
No. 7 – Queens Center

The following table presents certain information relating to the lease rollover schedule at the Queens Center Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring(3)	% of NRA Expiring(3)	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring(3)	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	19,106	4.6%	NAP	NAP	19,106	4.6%	NAP	NA	P
2025 & MTM	38	99,396	24.1	$14,024,662	26.6	118,502	28.8%	$14,024,662	26.6%
2026	17	37,142	9.0	7,896,124	15.0	155,644	37.8%	$21,920,786	41.5%
2027	13	25,249	6.1	3,456,921	6.5	180,893	43.9%	$25,377,707	48.1%
2028	11	19,816	4.8	3,090,862	5.9	200,709	48.7%	$28,468,570	53.9%
2029	16	32,294	7.8	6,424,947	12.2	233,003	56.5%	$34,893,516	66.1%
2030	5	8,572	2.1	1,167,451	2.2	241,575	58.6%	$36,060,968	68.3%
2031	1	389	0.1	175,873	0.3	241,964	58.7%	$36,236,841	68.6%
2032	2	11,788	2.9	1,966,221	3.7	253,752	61.6%	$38,203,062	72.4%
2033	8	52,114	12.6	3,599,219	6.8	305,866	74.2%	$41,802,281	79.2%
2034	10	12,981	3.2	3,290,888	6.2	318,847	77.4%	$45,093,170	85.4%
2035 & Beyond	8	93,186	22.6	7,700,543	14.6	412,033	100.0%	$52,793,713	100.0%
Total	129	412,033	100.0%	$52,793,713	100.0%
(1)	Based on the underwritten rent roll as of October 7, 2024.
(2)	Certain tenants may have lease termination options that were not taken into account in the Lease Rollover Schedule.
(3)	Net Rentable Area Expiring, % of NRA Expiring and Cumulative % of NRA Expiring are exclusive of 556,724 square feet associated with Macy’s and JCPenney, both of which are non-collateral anchor tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

78

Structural and Collateral Term Sheet	BMO 2025-5C9
No. 7 – Queens Center

The following table presents certain information relating to the historical operating results and underwritten cash flows of the Queens Center Property:

Operating History and Underwritten Net Cash Flow
	2019	2020	2021	2022	2023	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$67,057,833	$59,301,650	$52,916,768	$51,918,944	$52,818,458	$51,520,695	$52,793,713	$128.13	50.2%
Rent Steps	0	0	0	0	0	0	1,247,807	3.03	1.2
Vacant Income	0	0	0	0	0	0	4,370,011	10.61	4.2
Gross Potential Income	$67,057,833	$59,301,650	$52,916,768	$51,918,944	$52,818,458	$51,520,695	$58,411,531	$141.76	55.6%
Reimbursements	30,790,847	29,765,742	27,453,264	29,305,910	29,580,066	30,900,451	31,470,373	76.38	29.9
Percentage Rent	87,927	284,409	1,504,768	1,176,649	211,061	4,663	0	0.00	0.0
Other Income(4)	18,077,641	9,515,462	14,790,599	20,746,611	16,405,772	15,580,030	15,262,235	37.04	14.5
Net Rental Income	$116,014,248	$98,867,263	$96,665,399	$103,148,114	$99,015,357	$98,005,839	$105,144,139	$255.18	100.0%
(Vacancy/Bad Debt)(5)	(482,316)	(7,429,704)	3,086,693	(396,362)	285,757	(1,035,603)	(4,370,011)	(10.61)	(4.2)
Effective Gross Income	$115,531,932	$91,437,559	$99,752,092	$102,751,752	$99,301,114	$96,970,236	$100,774,128	$244.58	95.8%
Real Estate Taxes	28,285,488	29,999,255	29,577,588	27,309,540	26,831,221	26,587,630	26,925,545	65.35	26.7
Insurance	254,934	356,236	424,981	453,227	419,257	486,435	531,957	1.29	0.5
Management Fee	1,106,734	952,496	923,502	1,003,129	876,335	860,247	1,000,000	2.43	1.0
Ground Rent Expense	441,719	441,719	461,478	471,358	471,358	502,544	608,041	1.48	0.6
Other Operating Expenses	17,087,387	11,923,051	16,497,949	18,037,954	18,220,668	18,803,076	18,088,019	43.90	17.9
Total Expenses	$47,176,262	$43,672,757	$47,885,498	$47,275,208	$46,818,839	$47,239,932	$47,153,562	$114.44	46.8%
Net Operating Income	$68,355,670	$47,764,802	$51,866,594	$55,476,544	$52,482,275	$49,730,304	$53,620,566	$130.14	53.2%
Capital Expenditures	0	0	0	0	0	0	119,490	0.29	0.1
TI/LC	0	0	0	0	0	0	968,757	2.35	1.0
Net Cash Flow(6)	$68,355,670	$47,764,802	$51,866,594	$55,476,544	$52,482,275	$49,730,304	$52,532,319	$127.50	52.1%
(1)	TTM represents the trailing 12-month period ending September 30, 2024.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Based on the underwritten rent roll as of October 7, 2024.
(4)	Other Income is based on the borrower sponsor’s budget and includes income from parking, business development/advertising, specialty leasing, overage rent and other miscellaneous income.
(5)	Vacancy/Bad Debt reflects bad debt for historical periods and vacancy for Underwritten. Positive periods reflect recovery of bad debt.
(6)	The decrease in Net Cash Flow from 2019 to 2020 and subsequent increase from 2020 to 2021 is primarily attributable to impacts from the COVID-19 pandemic.

Appraisal. According to the appraisal, the Queens Center Property had an “as-is” appraised value of $1,060,000,000 as of September 19, 2024. The table below shows the appraisal’s “as-is” conclusions:

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate(2)
Direct Capitalization Approach	$1,060,000,000	5.25%
1)	Source: Appraisal.
2)	The appraisal used a discounted cash flow approach to arrive at the appraised value. The capitalization rate shown above represents the overall capitalization rate.

Environmental. According to the Phase I environmental site assessment dated October 18, 2024, there was no evidence of any recognized environmental conditions at the Queens Center Property.

The Market. The Queens Center Property is located in the Elmhurst neighborhood of Queens, New York. Elmhurst is a densely populated area with a mix of residential and commercial developments. The neighborhood is well-connected via public transportation, including the Long Island Rail Road and New York City subway system, providing access to Manhattan and other parts of the New York City. The area is characterized by a diverse population and a variety of housing types, including multi-tenant rentals and cooperative apartments. In 2023, the average household income in a one-, three- and five-mile radius was $86,791, $92,204 and $98,765, respectively. In 2023, the population within the same radii was 191,469, 907,210, and 2,357,847, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

79

Structural and Collateral Term Sheet	BMO 2025-5C9
No. 7 – Queens Center

The Queens Center Mall benefits from its location and strong tenant mix, making it a key retail center in the region. Notably, Apple is a significant draw, with TTM July 2024 sales of approximately $130 million. According to the appraisal, the Queens retail market, as of the second quarter of 2024, had a total inventory is approximately 5.7 million square feet with an 11.3% vacancy rate.

As the only enclosed super regional shopping center in Queens County, the Queens Center Property serves a trade area of 2.4 million people and approximately 861,000 households. Queens County spans 108.1 square miles and is home to 2.4 million residents, making Queens the 4th densest county in the United States. The Queens Center Mall’s trade area is characterized by a dynamic and culturally rich population with an average household income approximately of $104,000. The Queens Center Mall has four power centers and four super-regional retail centers in its market; however, the Queens Center Mall offers superior access via car, bus, subway or foot, as it is located adjacent to a highly trafficked subway station and the intersection of Queens Boulevard, Woodhaven Boulevard, and the Long Island Expressway.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Queens Center Property:

Market Rent Summary(1)
	Market Rent (PSF)	Lease Term (Yrs.)	Rent Increase Projections	New Tenant Improvements PSF	Renewal Tenant Improvements PSF
0 – 1,000 SF	$225.00	5	3% per annum	$100.00	$25.00
1,001 – 2,000 SF	$200.00	5	3% per annum	$100.00	$25.00
2,001 – 3,000 SF	$200.00	5	3% per annum	$100.00	$25.00
3,001 – 5,000 SF	$175.00	5	3% per annum	$100.00	$25.00
5,001 – 7,500 SF	$150.00	10	3% per annum	$100.00	$25.00
7,501+ SF	$150.00	10	3% per annum	$100.00	$25.00
Jewelry	$400.00	10	3% per annum	$100.00	$25.00
Food Court	$410.00	10	3% per annum	$250.00	$75.00
Kiosk 0-100 SF	$2,000.00	5	3% per annum	$0.00	$0.00
Kiosk 100+ SF	$650.00	5	3% per annum	$0.00	$0.00
Major	$75.00	10	10% in Year 6	$100.00	$25.00
Junior Anchor	$50.00	10	10% in Year 6	$100.00	$25.00
(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

80

Structural and Collateral Term Sheet	BMO 2025-5C9
No. 7 – Queens Center

The table below presents certain information relating to retail centers comparable to the Queens Center Property identified by the appraisal:

Competitive Set(1)
Property Name	Year Built/Renovated	Total NRA	Total Occupancy	Anchor / Major Tenants	Distance to Queens Center Property
Queens Center	1973 / 2004	412,033(2)	95.4%(2)	Primark, ZARA(2)	NAP
Queens Place Retail Center	1965 / 1999, 2001	445,953	96.0%	Target, Macy’s Furniture Store, DSW Shoes, Best Buy, Lidl	One Block North
Rego Park Center I	1996 / 2005	342,869	75.0%	Burlington, Marshalls	Two Blocks South
Rego Park Center II	2010 / NAP	616,820	100.0%	Costco, At Home, Aldi, Petco, TJ Maxx	Two Blocks South
The Shops at Atlas Park	2006 / NAP	372,000	95.0%	Ashley Furniture, Forever 21, HomeGoods, NYSC, Regal Cinemas, Ulta, TJ Maxx	1.8 Miles South
Kings Plaza(3)	1969 / 2018	1,146,035	88.0%	Burlington, Lowe’s, Macy’s, Target, Primark	10.0 Miles South
Green Acres Mall(3)	1956 / 2016	2,075,000	93.0%	Macy’s, Kohl’s, Primark	11.0 Miles Southeast
Staten Island Mall(3)	1972 / 2018	1,700,000	94.0%	Primark, JC Penney, Macy’s, Lidl, AMC Theatres	22.0 Miles Southwest
Roosevelt Field	1956 / 2014	2,330,000	98.0%	Bloomingdale’s, JC Penney, Primark, Macy’s, Nordstrom, Dick’s Sporting Goods, Neiman Marcus	15.0 Miles East
Weighted Average			93.9%(4)
(1)	Source: Appraisal, unless otherwise specified.
(2)	Based on the underwritten rent roll dated as of October 7, 2024 and does not include 556,724 square feet of space associated with Macy’s and JCPenney which are non-collateral anchor tenants.
(3)	Owned by the borrower sponsor.
(4)	Weighted Average excludes the Queens Center Property.

The Borrowers. The borrowers are Queens Center SPE LLC (the “Property Borrower”) and Queens Center Pledgor LLC (the “Pledgor Borrower”; together with the Property Borrower, the “Borrowers”), each a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the Borrowers delivered a non-consolidation opinion in connection with the origination of the Queens Center Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is The Macerich Partnership, L.P., which is a subsidiary of The Macerich Company (“Macerich”). Macerich is a fully integrated, self-managed and self-administered real estate investment trust. Developing and managing properties that serve as community cornerstones, Macerich currently owns 44 million square feet of real estate consisting primarily of interests in 41 retail centers.

Property Management. The Queens Center Property is currently managed by Macerich Property Management Company, LLC an affiliate of the Borrowers.

Escrows and Reserves. On the loan origination date, the Borrowers were required to make an upfront deposit of $11,562,092 into a reserve for outstanding tenant improvements and leasing commissions and $649,442 for gap rent.

Real Estate Taxes – During the continuance of an Trigger Period (as defined below), the Borrowers are required to deposit into a real estate tax reserve, on a monthly basis, an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next ensuing 12 months (initially estimated to be approximately $2,243,795 monthly).

Insurance – During the continuance of a Trigger Period, unless the Queens Center Property is insured under an acceptable blanket policy and no event of default for which the lender has commenced an enforcement action is continuing, the Borrowers are required to escrow 1/12th of the annual estimated insurance payments on a monthly basis. A blanket insurance policy was in place at closing.

Replacement Reserve – During the continuance of a Trigger Period, the Borrowers are required to escrow approximately $8,584 on a monthly basis for replacement reserves, subject to a cap of $206,017.

TI/LC Reserve – During the continuance of a Trigger Period, the Borrowers are required to escrow approximately $26,728 on a monthly basis for ongoing rollover reserves, subject to a cap of $641,476.

Lockbox / Cash Management. The Queens Center Whole Loan is structured with a hard lockbox and springing cash management. The Borrowers and property manager, as applicable, are required to direct the tenants to pay rent directly

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

81

Structural and Collateral Term Sheet	BMO 2025-5C9
No. 7 – Queens Center

into the lockbox account, and to deposit any rents otherwise received in such account within three business days after receipt. So long as no Trigger Period is continuing, the Borrowers will have access to the funds deposited into the lockbox account, and may utilize the lockbox account as its operating account. During the continuance of a Trigger Period, the Borrowers will no longer have any further access to the funds in the lockbox account, and such funds in the lockbox account are required to be swept to a lender-controlled cash management account, and applied and disbursed in accordance with the Queens Center Whole Loan documents, with any excess funds (i) to be deposited into an excess cash flow reserve account held by the lender as cash collateral for the Queens Center Whole Loan during the continuance of such Trigger Period, or (ii) if no Trigger Period is continuing, disbursed to the Borrowers.

A “Trigger Period” means the period commencing upon the occurrence of (i) an event of default or (ii) the debt service coverage ratio is less than 1.40x for two consecutive calendar quarters. A Trigger Period will end (a) with respect to clause (i) above, if the cure of the event of default has been accepted by the lender or (b) with respect to clause (ii) above, (x) the debt service coverage ratio is greater than or equal to 1.40x for two consecutive calendar quarters, or (y) Borrowers will have (1) after the Lockout Release Date, prepaid the Queens Center Whole Loan in an amount that would result in a debt service coverage ratio of 1.40x in accordance with the Queens Center Whole Loan documents or (2) delivered to the lender cash or other securities acceptable to the lender in accordance with the Queens Center Whole Loan documents as additional collateral for the Queens Center Whole Loan in an amount that when added to underwritten net operating income would result in a debt service coverage ratio at least equal to 1.40x.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. The Borrowers are permitted to obtain the free release (without prepayment or defeasance) of Out Parcels (as defined below) provided certain conditions are satisfied, including among others, (i) certification by the Borrowers that the release will not materially and adversely affect the use, operations, economic value of, or the revenue produced by (exclusive of the economic value or revenue lost attributable to the Out Parcel being released) the remaining improvements located on the Queens Center Property as a retail shopping center; (ii) the released Out Parcel constitutes a separate tax lot (or the owner of the released Out Parcel is contractually obligated to pay its share of taxes), (iii) compliance with all applicable laws, reciprocal easement and agreement and material leases, and (iv) compliance with REMIC related conditions.

“Out Parcels” means (A) certain real property that is as of the date of any potential release non-income producing and unimproved for tenant occupancy and the release of which does not have a material adverse effect on (i) the business, profits, operations or condition (financial) of the borrowers, (ii) the ability of the borrowers to repay the debt in accordance with the terms of the loan documents, or (iii) the ongoing operations of the remaining Queens Center Property; and (B) certain real property that is as of the date of any potential release non-income producing and improved by structures that (i) were vacant as of the origination date and (ii) have been vacant and non-income producing continuously since the origination date and for at least three years prior to the date of any potential release.

Ground Lease. A 17,450 square foot portion of the Queens Center Property located on the northeast corner of 92nd street and 59th Avenue (the “Ground Leased Parcel”) is subject to a ground lease (the “Ground Lease”) between Tiliakos Enterprises LLC, as the ground landlord (the “Ground Landlord”), and the Property Borrower, as the ground tenant (in such capacity, the “Ground Tenant”). The current annual base rent is $595,510, which is required to be adjusted every three years to the greater of (a) $325,000 (which was the initial annual base rent) or (b) the adjusted annual base rent based on the Consumer Price Index. The Ground Lease has a maturity date of May 31, 2048, with no renewal options, but with a purchase option for the Property Borrower, exercisable as follows: Between May 1, 2039 and April 30, 2046, the Ground Landlord must serve notice to the Ground Tenant for the Ground Tenant to purchase the ground-leased parcel (the “Put Right”), with the notice date being deemed to be March 2, 2046, if the Ground Landlord fails to provide such notice by April 30, 2046, and then the Ground Tenant will subsequently have three years to send notice of its acceptance of the Put Right beginning 60 days after Ground Landlord’s notice is sent (the “Call Right”). The Ground Landlord and the Ground Tenant are each required to appoint an appraiser, and to agree to a third, disinterested appraiser, to obtain a fair market value of the Ground Leased Parcel, and the average of the two closest valuations will be treated as the purchase price to be paid by the Ground Tenant for the Ground Leased Parcel.

Shared Tax Lot. A portion of the Queens Center Property to the west of 92nd Street and the Macy’s parcel together constitute a single tax lot (the “Shared Tax Lot”). The real estate taxes on the Shared Tax Lot are allocated between Macy’s and the Property Borrower under a reciprocal easement agreement (the “REA”). Under the REA, Macy’s pays approximately

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

82

Structural and Collateral Term Sheet	BMO 2025-5C9
No. 7 – Queens Center

40% of the total property taxes assessed against the Shared Tax Lot to the Property Borrower, who then makes the required tax payments. There are no other operating covenants in place governing the operation of the Shared Tax Lot. In the event of default under the Queens Center Whole Loan documents, the lender has the right to require, among other related rights, the Borrowers to exercise the rights of the Property Borrower under the REA to pursue the creation of a separate tax lot for the portion of the Queens Center Property that is part of the Shared Tax Lot, such that no portion of the Queens Center Property shares a tax lot with any real property that is not subject to the lien of the Queens Center Whole Loan.

In September 2005, the City of New York advised that it would no longer accept deeds for recordation which affect only a portion of a tax lot, although the recordation of mortgages or instruments other than deeds is not affected by this advisement. The borrowers have provided a non-recourse carveout for any losses arising from the lender’s inability to foreclose on the portion of the Queens Center Property that is part of the Shared Tax Lot caused by (i) the City of New York’s refusal to accept for recordation a deed in foreclosure with respect to such portion of the Queens Center Property and (ii) the Borrowers’ failure to promptly pursue the creation of a separate tax lot for the portion of the Queens Center Property comprising the Shared Tax Lot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

83

Structural and Collateral Term Sheet	BMO 2025-5C9
No. 8 – 257 Park Avenue South

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

84

Structural and Collateral Term Sheet	BMO 2025-5C9
No. 8 – 257 Park Avenue South

Floor	Tenant / Suite
20	Vacant 10,105 SF
19	Pei Partnership Architect LLP 10,533 SF 6/2034
18	Vacant 12,954 SF
17	Environmental Defense Fund (EDF) 12,954 SF 7/2032
16	Environmental Defense Fund (EDF) 12,617 SF 3/2030
15	Phipps Houses 12,954 SF 12/2057
14	The Gunlocke Company 11,513 SF 9/2030
13	Beachwold Residential 12,637 SF 9/2033
12	Phipps Houses 12,954 SF 12/2057
11	Phipps Houses 12,954 SF 12/2057
10	ISAIA Corp 12,954 SF 2/2028
9	Vacant 12,954 SF
8	BulletProof 12,617 SF 4/2029
7	Vacant 12,617 SF
6	VCCP 12,617 SF 6/2030
5	Paul Smith 12,617 SF 10/2033
4	Affordable Interior Systems 12,617 SF 4/2036
3	Vacant 7,334 SF; Tigerspike (Concentrix CVG Customer) 5,215 SF 1/2027
2	Komodo Health, Inc. 12,617 SF 11/2030
Mezz	
1	Maharam Fabric Corporation 3,457 SF 12/2034; Bek1 LLC (Bravo Pizza) 1,469 SF 12/2033; Blue Bottle Coffee Inc. 1,541 SF 1/2031
BsmtMez	
Bsmt	Building Storage 590 SF 12/2030; The Gunlocke Company, LLC 515 SF 9/2030; Paul Smith, LLC 242 SF 7/2033; Vacant 218 SF; Vacant 100 SF; Building Storage 1,311 SF; The Gunlocke Company, LLC 251 SF 9/2030; Jeffrey Management 213 SF 12/2030; Building Storage Vacant 1,901 SF
Sub-Bsmt	No Suites

Vacant | Building | 2027 – 2028 | 2029 – 2030 | 2031 – 2032 | 2033+

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

85

Structural and Collateral Term Sheet	BMO 2025-5C9
No. 8 – 257 Park Avenue South

257 Park Avenue South
257 Park Avenue South
New York, NY 10010
MANHATTAN
Koreatown
Kips Bay
East Side
Stuyvesant Town
Flatiron District
Gramercy Park
Union Square
Greenwich Village
LONG ISLAND RAILROAD
Empire State Building
325 Fifth Ave.
HGU New York
The Marmara Park Ave.
NYU Medical Center
NYU Grossman School of Medicine
Textile Building
Hotel AKA NoMad
Lexington Avenue Campus, Touro College
Ace Hotel NY
Blanton Peale Institute
The James New York – NoMad
Royalton Park Avenue
Park South Hotel - JDV by Hyatt
The Fifth Avenue Hotel
The Evelyn
NYC Health + Hospitals / Bellevue
Broadway Plaza Hotel
Natl. Museum of Mathematics
The NY Life Building
Hotel Giraffe by Library Hotel Collection
Supreme Court-Appellate Division
69th Regiment Armory
Madison Square Park
Metropolitan Life North Building
Baruch College
New York Comedy Club - Midtown
NYU College of Dentistry
VA New York Harbor Medical Center
One Madison Avenue
Gramercy Theatre
School of Visual Arts
Flatiron Building
Gramercy Park
Theo. Roosevelt Birthplace Natl. Historic Site
Cabrini Medical Ctr.
Siegel-Cooper Building
NYU Langone Orthopedic Hospital
Oden Technologies
Stuyvesant Square Park
Mount Sinai Beth Israel
Adobe Inc.
Vel Records
Vineyard Theatre
The Victoria
Culinart
The New School University Center
Quad Cinema
MacMillan Building
NYU American Language Institute
Benjamin N. Cardozo School of Law
Village Temple
Eugene Lang College - The New School of Liberal Arts
First Presbyterian Church
Webster Hall
Infinity Technologies Group
American Movie Company
Emma Lazarus House
NYU Center for Bioethics
Cooper Union
Broadway
6th Ave.
5th Ave.
Madison Ave.
Park Ave. S.
Lexington Ave.
Irving Pl.
3rd Ave.
2nd Ave.
1st Ave.
4th Ave.
University Pl.
W. 33rd St.
W. 32nd St.
W. 31st St.
W. 30th St.
W. 29th St.
W. 28th St.
W. 27th St.
W. 26th St.
W. 25th St.
W. 24th St.
W. 23rd St.
W. 22nd St.
W. 21st St.
W. 20th St.
W. 19th St.
W. 18th St.
W. 17th St.
W. 16th St.
W. 15th St.
W. 14th St.
W. 13th St.
W. 12th St.
W. 11th St.
W. 10th St.
W. 9th St.
W. 8th St.
E. 33rd St.
E. 32nd St.
E. 31st St.
E. 30th St.
E. 29th St.
E. 28th St.
E. 27th St.
E. 26th St.
E. 25th St.
E. 24th St.
E. 23rd St.
E. 22nd St.
E. 21st St.
E. 20th St.
E. 19th St.
E. 18th St.
E. 17th St.
E. 16th St.
E. 15th St.
E. 14th St.
E. 13th St.
E. 12th St.
E. 11th St.
E. 10th St.
E. 9th St.
N Q R W
B D F M
4 5 6
33RD ST/ LEXINGTON
28TH ST
28TH ST/ LEXINGTON
23RD ST
23RD ST/ LEXINGTON
14TH ST
UNION SQUARE/ 14TH ST
14TH ST/ LEXINGTON/ UNION SQUARE
6TH AVE
ASTOR PL/ 8TH ST/ LEXINGTON
8TH ST/ NYU
Upper West Side
Upper East Side
Astoria
Central Park
QUEENS
West New York
North Bergen
Weehawken
West Side
East Side
Long Island City
Midtown
Union City
Chelsea
Greenpoint
MANHATTAN
Williamsburg
Hoboken
Greenwich Village
Hudson River
East River
NEW JERSEY
Little Italy
Lower East Side
SoHo
Chinatown
Tribeca
BROOKLYN
JERSEY CITY
Financial District
Downtown Brooklyn
Liberty State Park
Brooklyn Heights
Park Slope

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

86

Structural and Collateral Term Sheet	BMO 2025-5C9
No. 8 – 257 Park Avenue South

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GSMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$30,900,000	Title:	Fee
Cut-off Date Principal Balance(1):	$30,900,000	Property Type – Subtype:	Office – CBD
% of IPB:	4.5%	Net Rentable Area (SF):	248,143
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	257 Park Avenue South Fee Owner, LLC	Year Built / Renovated:	1912 / 1988
Borrower Sponsor:	Jeffrey J. Feil	Occupancy:	75.8%
Interest Rate:	6.29000%	Occupancy Date:	2/28/2025
Note Date:	2/27/2025	4th Most Recent NOI (As of):	$8,066,390 (12/31/2022)
Maturity Date:	3/6/2030	3rd Most Recent NOI (As of):	$8,320,171 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$5,652,880 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$5,267,333 (1/31/2025)
Original Amortization Term:	None	UW Economic Occupancy:	77.7%
Amortization Type:	Interest Only	UW Revenues:	$14,931,264
Call Protection(2):	L(24),D(29),O(7)	UW Expenses:	$6,962,822
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$7,968,442
Additional Debt(1):	Yes	UW NCF:	$7,485,006
Additional Debt Balance(1):	$20,600,000	Appraised Value / Per SF:	$116,000,000 / $467
Additional Debt Type(1):	Pari Passu	Appraisal Date:	1/16/2025

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$208
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$208
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	44.4%
Replacement Reserves:	$0	$4,136	N/A	Maturity Date LTV:	44.4%
TI / LC Reserve:	$250,000	$36,188	N/A	UW NCF DSCR:	2.28x
Unfunded Obligations Reserve	$6,413,106	$0	N/A	UW NOI Debt Yield:	15.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$51,500,000	89.9%	Loan Payoff	$50,294,028	87.8%
Borrower Sponsor Equity	5,767,297	10.1	Upfront Reserves	6,663,106	11.6
			Closing Costs	310,163	0.5
Total Sources	$57,267,297	100.0%	Total Uses:	$57,267,297	100.0%
(1)	The 257 Park Avenue South Mortgage Loan (as defined below) is part of the 257 Park Avenue South Whole Loan (as defined below), which is evidenced by two pari passu promissory notes with an aggregate principal balance of $51,500,000. The Financial Information presented above is based on the aggregate principal balance of the promissory notes comprising the 257 Park Avenue South Whole Loan.
(2)	The lockout period will be at least 24 payment dates beginning with and including the first payment date on April 6, 2025. Voluntary prepayment of the 257 Park Avenue South Whole Loan in full (but not in part) is permitted at any time following the payment date in April 2028. Defeasance of the 257 Park Avenue South Whole Loan in full is permitted at any time following the earlier to occur of (i) April 6, 2028 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 24 payments is based on the expected BMO 2025-5C9 securitization trust closing date in March 2025. The actual lockout period may be longer.
(3)	See “Escrows and Reserves” below for further discussion of reserve information.

The Loan. The eighth largest mortgage loan (the “257 Park Avenue South Mortgage Loan”) is part of a whole loan (the “257 Park Avenue South Whole Loan”) evidenced by two pari passu promissory notes that is secured by the borrower’s fee interest in a 248,143 square foot office building in New York, New York (the “257 Park Avenue South Property”).

The 257 Park Avenue Mortgage Loan, which is evidenced by the controlling note A-1, has an outstanding principal balance as of the Cut-off Date of $30,900,000. The 257 Park Avenue South Whole Loan was originated on February 27, 2025 by Goldman Sachs Bank USA (“GSBI”), and has an aggregate outstanding principal balance as of the Cut-off Date of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

87

Structural and Collateral Term Sheet	BMO 2025-5C9
No. 8 – 257 Park Avenue South

$51,500,000. The 257 Park Avenue Whole Loan is interest-only for the full term and accrues interest on an Actual/360 basis.

The 257 Park Avenue South Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2025-5C9 securitization trust. The relationship between the holders of the 257 Park Avenue South Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The following table identifies the promissory notes that comprise the 257 Park Avenue South Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$30,900,000	$30,900,000	BMO 2025-5C9	Yes
A-2(1)	20,600,000	20,600,000	GSBI	No
Whole Loan	$51,500,000	$51,500,000
(1)	Expected to be contributed to one or more future securitization(s).

The Property. The 257 Park Avenue South Property is a 20-floor, 248,143 square foot office building located on 21st Street and Park Avenue. Leased to a diverse rent roll with no tenant accounting for more than 14.2% of UW base rent. The 257 Park Avenue South Property was built in 1912 and acquired by the borrower sponsor in 1982. The borrower sponsor has invested $20.8 million into the 257 Park Avenue South Property since 2016, consisting of $13.3 million in leasing commissions and $7.5 million in capital expenditures, including a lobby renovation in 2016 and façade repairs in 2023. The 257 Park Avenue South Property has ground floor retail that occupies 2.6% of the total square footage and accounts for 8.7% of base rent.

In 2024, the 257 Park Avenue South Property experienced significant new leasing activity with four new leases accounting for 67,553 SF (27.1% SF). Notably, Maharam Fabric signed an approximately 10-year lease to fill out the remainder of the ground floor retail space, the Environmental Defense Fund (EDF) (the 257 Park Avenue South Property’s largest tenant by total rent) is relocating higher up to the 16th and 17th floors, and Phipps Houses moved its headquarters to the 257 Park Avenue South Property on a lease for three floors covering 38,862 square feet.

Phipps Houses recently leased the 11th, 12th, and 15th floors of the 257 Park Avenue South Property as its new headquarters for a term of approximately 33 years (through December 2057). Phipps Houses is the oldest and largest not-for-profit developer of affordable housing in New York City and is the 257 Park Avenue Property’s largest tenant by square footage. The Phipps Houses space has been separated as a leasehold condominium within the 257 Park Avenue South Property, which allows Phipps Houses to apply for a tax abatement for its space. The lease base rent of $32.75 per square foot (PSF) net is a discount to the rest of the 257 Park Avenue South Property.

The following information presents certain information relating to the historical capital expenditures of the 257 Park Avenue South Property:

Historical Capital Expenditures
Year	Leasing Costs	CapEx	Total Cost
2016	$1,343,838	$4,771,223	$6,115,061
2017	1,210,876	801,989	2,012,865
2018	1,136,416	88,324	1,224,740
2019	863,795	273,582	1,137,377
2020	1,647,078	269,993	1,917,071
2021	527,788	98,742	626,530
2022	6,478,811	306,159	6,784,970
2023	83,151	856,234	939,385
Total	$13,291,753	$7,466,246	$20,757,999

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

88

Structural and Collateral Term Sheet	BMO 2025-5C9
No. 8 – 257 Park Avenue South

The following information presents certain information relating to the historical and current occupancy of the 257 Park Avenue South Property:

Historical and Current Occupancy(1)
2021	2022	2023	2024	January 2025 TTM	Current(2)
82.4%	75.6%	79.0%	79.6%	80.2%	75.8%
(1)	Historical occupancies are as of December 31 of each respective year, unless otherwise noted.
(2)	Current occupancy is based on the underwritten rent roll as of February 2025.

Appraisal. According to the appraisal, the 257 Park Avenue South Property had an “as-is” appraised value of $116,000,000 as of January 16, 2025. The table below shows the appraisal’s “as-is” conclusions:

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$116,000,000	7.00%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental report dated January 30, 2025, there are no recognized environmental conditions or recommendations for further action at the 257 Park Avenue South Property.

Major Tenants. The three largest tenants by underwritten base rent at the 257 Park Avenue South Property are Environmental Defense Fund (EDF), Phipps Houses and ISAIA Corp.

Environmental Defense Fund (EDF) (25,571 square feet; 10.3% of NRA; 14.7% of underwritten base rent): Founded in 1967, the Environmental Defense Fund (EDF) is a nonprofit organization that focuses on stabilizing the climate and helping build communities. The Environmental Defense Fund (EDF) currently has 3.5 million members and activists, 1,000 staff members and operates in over 30 countries worldwide. The Environmental Defense Fund (EDF) currently leases the full 16th and 17th floors at the 257 Park Avenue South Property, after commencing a new lease on the 17th floor in January 2025.

Phipps Houses (38,862 square feet; 15.7% of NRA; 9.4% of underwritten base rent): Phipps Houses is a not-for-profit developer, owner, and manager of affordable housing in New York City. Its social services affiliate, Phipps Neighborhoods, provides children, youth and families in low-income neighborhoods opportunities through comprehensive workforce and education programs, and access to community and economic empowerment services. Phipps Houses occupies the full 11th, 12th and 15th floors of the 257 Park Avenue South Property. The 15th floor was an expansion of the current space under a lease that was signed in July 2024. However, Phipps Houses is subleasing the 15th floor to Hirschen Singer & Epstein LLP, the law firm that does all of their legal work. The firm moved with Phipps Houses to the 257 Park Avenue South Property from its previous headquarters. The sublease rent is $34.26 PSF which is above the Phipps Houses in-place rent of $32.75 PSF.

ISAIA Corp (12,954 square feet; 5.2% of NRA; 8.2% of underwritten base rent): ISAIA Corp is a luxury tailoring company that was founded in Napoli in the 1920s by Enrico Isaia, who opened a fabrics store for the most renowned tailors in town. ISAIA Corp occupies the full 10th floor of the 257 Park Avenue South Property on a lease that commenced in August 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

89

Structural and Collateral Term Sheet	BMO 2025-5C9
No. 8 – 257 Park Avenue South

The following table presents certain information relating to the major tenants at the 257 Park Avenue South Property:

Major Tenant Summary(1)
Tenant Name	Credit Rating (Moody's/ S&P/Fitch)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Environmental Defense Fund (EDF)	[_]	25,571	10.3%	$77.99	$1,994,311	14.7%	Various
Phipps Houses	[_]	38,862	15.7%	$32.75	$1,272,924	9.4%	12/31/2057
ISAIA Corp	[_]	12,954	5.2%	$85.69	$1,110,028	8.2%	2/29/2028
The Gunlocke Company	[_]	12,279	4.9%	$89.82	$1,102,920	8.1%	9/30/2030
BulletProof	[_]	12,617	5.1%	$81.12	$1,023,491	7.5%	4/30/2029
VCCP(2)	[_]	12,617	5.1%	$76.90	$970,247	7.2%	6/30/2030
Pei Partnership Architect LLP	[_]	10,533	4.2%	$91.64	$965,244	7.1%	6/30/2034
Beachwold Residential	[_]	12,637	5.1%	$75.85	$958,473	7.1%	9/30/2033
Paul Smith(3)	[_]	12,859	5.2%	$73.92	$950,482	7.0%	10/31/2033
Komodo Health, Inc.	[_]	12,617	5.1%	$65.31	$823,953	6.1%	11/30/2030
Major Tenants		163,546	65.9%	$68.31	$11,172,073	82.4%
Other Tenants		24,513	9.9%	$97.63	$2,393,129	17.6%
Occupied Total Collateral		188,059	75.8%	$72.13	$13,565,202	100.0%
Vacant Space (Owned)		60,084	24.2%
Totals/ Wtd. Avg. All Owned Tenants		248,143	100.0%
(1)	Based on the underwritten rent roll dated February 28, 2025, inclusive of rent steps through March 2026.
(2)	VCCP has a one-time termination option effective June 30, 2028, along with payment of a fee, with 12-months’ prior notice.
(3)	Paul Smith has a one-time termination option effective May 31, 2029, along with payment of a fee, with 12-months’ notice. Paul Smith may terminate its storage lease at any time with three months prior notice.

The following table presents certain information relating to the lease rollover schedule at the 257 Park Avenue South Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	60,084	24.2%	NAP	NAP	60,084	24.2%	NAP	NAP
2025 & MTM	1	1	0.0%	$6,753	0.0%	60,085	24.2%	$6,753	0.0%
2026	0	0	0.0%	$0	0.0%	60,085	24.2%	$0	0.0%
2027	1	5,215	2.1%	$395,141	2.9%	65,300	26.3%	$395,141	2.9%
2028	1	12,954	5.2%	$1,110,028	8.2%	78,254	31.5%	$1,110,028	8.2%
2029	1	12,617	5.1%	$1,023,491	7.5%	90,871	36.6%	$1,023,491	7.5%
2030	8	50,343	20.3%	$3,932,820	29.0%	141,214	56.9%	$3,932,820	29.0%
2031	1	1,541	0.6%	$312,715	2.3%	142,755	57.5%	$312,715	2.3%
2032	1	12,954	5.2%	$962,871	7.1%	155,709	62.7%	$962,871	7.1%
2033	4	26,965	10.9%	$2,255,727	16.6%	182,674	73.6%	$2,255,727	16.6%
2034	2	13,990	5.6%	$1,485,244	10.9%	196,664	79.3%	$1,485,244	10.9%
2035	0	0	0.0%	$0	0.0%	196,664	79.3%	$0	0.0%
2036 & Beyond	2	51,479	20.7%	$2,080,412	15.3%	248,143	100.0%	$2,080,412	15.3%
Total/Wtd. Avg.	23	248,143	100.0%	$13,565,202	100.0%
(1)	Based on the underwritten rent roll dated February 28, 2025, inclusive of rent steps through March 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

90

Structural and Collateral Term Sheet	BMO 2025-5C9
No. 8 – 257 Park Avenue South

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at 257 Park Avenue South Property:

Historical Operating Performance and Underwritten Net Cash Flow(1)
	2021	2022	2023	2024	January 2025 TTM	Underwritten	PSF(2)	%(3)
Base Rental Revenue	$11,147,954	$12,965,063	$13,386,480	$17,642,364	$17,555,455	$13,565,202	$54.67	90.9%
Total Commercial Reimbursement Revenue	$1,185,406	$1,003,989	$1,213,318	$821,227	$779,827	$1,257,107	$5.07	8.4%
Market Revenue from Vacant Units	0	0	0	0	0	4,285,677	$17.27	28.7%
Other Revenue	116,929	110,930	137,068	130,363	116,823	108,956	$0.44	0.7%
Potential Gross Revenue	$12,450,289	$14,079,982	$14,736,866	$18,593,954	$18,452,105	$19,216,942	$77.44	128.7%
Vacancy Loss(4)	0	0	0	(6,166,703)	(6,384,276)	(4,285,677)	($17.27)	-28.7%
Effective Gross Revenue	$12,450,289	$14,079,982	$14,736,866	$12,427,251	$12,067,829	$14,931,265	$60.17	100.0%
Real Estate Taxes	3,229,287	3,191,859	3,599,493	3,697,420	3,697,420	3,779,951	$15.23	50.5%
Insurance	184,580	196,817	196,012	249,059	249,059	185,896	$0.75	2.5%
Utilities	737,862	754,497	749,778	745,776	775,575	780,281	$3.14	10.4%
Repairs & Maintenance	509,836	527,338	455,985	359,018	332,572	497,939	$2.01	6.7%
Management Fee	266,552	274,611	295,928	247,526	247,526	447,938	$1.81	6.0%
Payroll (Office, Security, Maintenance)	693,025	722,034	693,772	828,431	838,879	903,310	$3.64	12.1%
Professional Fees	70,638	97,231	79,935	155,391	165,088	89,391	$0.36	1.2%
General and Administrative - Direct	73,402	65,616	156,556	314,424	320,798	84,840	$0.34	1.1%
Other Expenses	205,730	183,589	189,236	177,326	173,579	193,276	$0.78	2.6%
Total Expenses	$5,970,912	$6,013,592	$6,416,695	$6,774,371	$6,800,496	$6,962,822	$28.06	93.0%
Net Operating Income	$6,479,377	$8,066,390	$8,320,171	$5,652,880	$5,267,333	$7,968,442	$32.11	106.5%
Replacement Reserves	0	0	0	0	0	49,629	$0.20	0.7%
TI/LC	0	0	0	0	0	433,807	$1.75	5.8%
Net Cash Flow	$6,479,377	$8,066,390	$8,320,171	$5,652,880	$5,267,333	$7,485,006	$30.16	100.0%

Occupancy	82.4%	75.6%	79.0%	79.6%	80.2%	75.8%
NCF DSCR(5)	1.97x	2.46x	2.53x	1.72x	1.60x	2.28x
NOI Debt Yield(5)	12.6%	15.7%	16.2%	11.0%	10.2%	15.2%
(1)	Based on the underwritten rent roll dated February 28, 2025, inclusive of rent steps through March 2026.
(2)	PSF is based on 248,143 SF.
(3)	% column represents percent of Effective Gross Revenue for revenue lines and percent of Net Cash Flow for all remaining fields.
(4)	Historical Vacancy Loss is inclusive of concessions.
(5)	NCF DSCR and NOI Debt Yield are based on the 257 Park Avenue South Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

91

Structural and Collateral Term Sheet	BMO 2025-5C9
No. 8 – 257 Park Avenue South

The Market. The 257 Park Avenue South Property is located in the Flatiron/Union Square submarket in New York City. As of the third quarter of 2024, the Flatiron/Union Square submarket vacancy rate was 20.7% and the average asking rate PSF was $79.19, per the appraisal.

The following table presents certain information regarding competitive sales of the 257 Park Avenue South Property:

Competitive Sales(1)
Property Name	Rentable Area	Occupancy	Price	In Place Cap Rate	Sale Date
257 Park Avenue South	248,143 SF	76%	NAP	NAP	NAP
470 Park Avenue South	301,178 SF	64%	$147.5mm	3.39%	December 2024
620 Avenue of the Americas	483,775 SF	85%	$405.0mm	NAP	October 2024
636 Avenue of the Americas	89,000 SF	Owner Occupied	$70.0mm	NAP	September 2024
37 East 18th Street	87,300 SF	32%	$27.0mm	6.25%	August 2024
100-104 Fifth Avenue	277,509 SF	79%	$126.5mm	7.81%	October 2023
16 Madison Square West	306,042 SF	77%	$378.1mm	3.50%	July 2023
(1)	Source: Appraisal.

The Borrower. The borrower for the 257 Park Avenue South Whole Loan is 257 Park Avenue Fee South Owner LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 257 Park Avenue South Whole Loan.

The Borrower Sponsor. The borrower sponsor and guarantor is Jeffrey J. Feil, who is the head of The Feil Organization, an established investment, development, and management firm based in New York City.

Property Management. The 257 Park Avenue South Property is currently managed by Jeffrey Management Corp., an affiliate of the borrower.

Escrows and Reserves. At origination of the 257 Park Avenue South Whole loan, the borrower deposited approximately (a) $250,000 into an upfront TI/LC reserve and (b) $6,413,106 into an upfront unfunded obligations reserve (comprised of (i) $3,889,261 for free rent and (ii) $2,523,845 tenant improvements).

Tax Escrows – On a monthly basis during a Cash Management Period (as defined below) or if the borrower fails to timely deliver evidence to the lender of payment of taxes prior to the date that such amount becomes delinquent, the borrower is required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months.

Insurance Escrows – On a monthly basis during a Cash Management Period or if the borrower fails to timely deliver evidence to the lender of payment of insurance premiums prior to the applicable payment date, the borrower is required to escrow 1/12th of the annual estimated insurance payments. Such reserve has been conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the 257 Park Avenue South Whole Loan documents and the borrower provides evidence of the renewal of any insurance policy prior to the expiration thereof and receipts for the payment of the applicable premiums.

Replacement Reserve – On a monthly basis, the borrower is required to escrow approximately $4,136 for the payment or reimbursement of approved capital expenses. Provided that no event of default exists, the capital expenses funds deposited into the replacement reserve account will be disbursed to the borrower in accordance with the terms and conditions set forth in the 257 Park Avenue South Whole Loan documents.

Unfunded Obligations Reserve – In addition to the upfront deposit, the borrower is required to deposit an amount equivalent to any free rent to which a tenant is entitled under a lease or any free rent prior to the ability to include such amounts in the calculation of net operating income as described in the 257 Park Avenue South Whole Loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

92

Structural and Collateral Term Sheet	BMO 2025-5C9
No. 8 – 257 Park Avenue South

TI/LC Reserve – On a monthly basis, the borrower is required to escrow approximately $36,188 into the TI/LC account. Provided that no event of default exists, the TI/LC funds deposited into the TI/LC account will be disbursed to the borrower in accordance with the terms and conditions set forth in the 257 Park Avenue South Whole Loan documents.

Lockbox / Cash Management. The 257 Park Avenue South Whole Loan is structured with a hard lockbox and springing cash management. All rents from the 257 Park Avenue South Property are required to be deposited directly to the lockbox by tenants upon delivery of a tenant direction letter. During a Cash Management Period, funds will be transferred to the lender controlled cash management account on each business day and disbursed according to the 257 Park Avenue South Whole Loan documents and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 257 Park Avenue South Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 257 Park Avenue South Whole Loan. To the extent that no Trigger Period (as defined below) or event of default is continuing, all excess cash flow funds are required to be disbursed to the borrower.

A “Cash Management Period” means any of the following periods: (i) the period from the commencement of a Trigger Period until the earlier to occur of the end of such Trigger Period (which includes the delivery of a cash deposit or a letter of credit in an amount sufficient to excuse or terminate a Cash Management Period) or the indebtedness is paid in full or (ii) the period from the occurrence of an event of default until the earlier to occur of the date that such event of default is waived by the lender or the indebtedness is paid in full. A Cash Management Period will not be terminated unless, at the time the borrower satisfies the conditions for termination of the applicable Cash Management Period as set forth in clause (i) or clause (ii) above, there is no continuing event of default and no other event has occurred which would cause an additional Cash Management Period as described above. In the event that a Cash Management Period is terminated as set forth in clause (i) or clause (ii) above, a Cash Management Period will be reinstated upon the subsequent occurrence of a Trigger Period or event of default.

A “Trigger Period” means each of the following:

(a) any period that commences when the debt yield, determined as of the first day of any fiscal quarter, is less than 11.0% for the immediately preceding fiscal quarter (each, a "Debt Yield Trigger Event") and the borrower has not timely made the cash deposit into the excess cash flow account or delivered the letter of credit to the lender, in each case, as described in the 257 Park Avenue South Whole Loan documents, and concludes upon the earlier to occur of (y) the debt yield, determined as of the first day of any two (2) consecutive fiscal quarters thereafter, is equal to or greater than 11.0% or (z) an appropriate deposit of cash is made to the excess cash flow account or a letter of credit is deposited with the lender as permitted pursuant to the 257 Park Avenue South Whole Loan documents; and

(b) if the financial reports required under the 257 Park Avenue South Whole Loan documents are not delivered to the lender as and when required (subject, in any event, to the notice and cure period specified in the 257 Park Avenue South Whole Loan documents), a Trigger Period will be deemed to have commenced and be ongoing, unless and until such reports are delivered and they indicate that, in fact, no Trigger Period is ongoing.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine or Subordinate Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

93

Structural and Collateral Term Sheet	BMO 2025-5C9
No. 9 – South Pasadena Medical Office

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

94

Structural and Collateral Term Sheet	BMO 2025-5C9
No. 9 – South Pasadena Medical Office

South Pasadena Medical Office
625 Fair Oaks Avenue
South Pasadena, CA 91030
Rose Bowl
Brookside Park
VERDUGO MTS.
Rosemont Pavilion
Kidspace Children's Museum
Rose Bowl Aquatics Center
Pasadena Museum of History
Linda Vista Ave
Foothill Fwy
Mountain St
North Central
Orange Grove Blvd
Rose Garden Plaza
Villa Park
Pacific Oaks College
E. Maple St
Orange Heights
Foothill Fwy
METRO A LINE
LAKE
Gateway Plaza
E. Walnut St
Fuller Theological Seminary
City Hall
Parson Corp.
One Colorado
MEMORIAL PARK
Downtown Pasadena
W. Colorado Blvd
E. Colorado Blvd
Norton Simon Museum
Ventura Fwy
Annandale Golf Club
OLD PASADENA
The Paseo
SOUTH LAKE AVENUE
Pasadena City College
Pasadena Central Park
Pasadena Civic Auditorium
South Arroyo
The Commons
E. Del Mar Blvd
DEL MAR
Lower Arroyo Park
Wrigley Mansion
(LACM) Los Angeles College of Music
The Shops on Lake Avenue
Burlington Arcade
California Institute of Technology
PASADENA
Orangewood Center
W. California Blvd
E. California Blvd
Tournament Park
Huntington Hospital
FILLMORE
La Loma Rd
S Arroyo Blvd
Orange Grove Blvd
St. John Ave
S. Pasadena Ave
S. Fair Oaks Ave
S. Arroyo Pkwy
S. Los Robles Ave
S. El Molino Ave
S. Lake Ave
Huntington Library, Art Museum and Botanical Gardens
Eagle Rock
Arlington Garden in Pasadena
E. Glenarm St
LOS ANGELES COUNTY
The Huntington Japanese Garden
San Marino
The Huntington Australian Garden
Columbia St
LOS ANGELES
Raymond Hill
Oak Knoll
El Molino Viejo
Lacy Park
Arroyo Seco Pkwy
Monterey Rd
Mission St
MISSION
South Pasadena Farmer's Market
Lexington Place
S. Los Robles Ave
El Molino Ave
Huntington Dr
Downtown Los Angeles 12 miles
Arroyo Seco GC
METRO A LINE
Monterey Rd
San Gabriel
South Pasadena
Fair Oaks Ave
Huntington Dr
Sierra Vista
Alhambra Park
W. Main St
Newton Park
Shops at Main
Alhambra
Huntington Dr
Alhambra Hospital Medical Ctr.
Burbank
Glendale
Pasadena
Arcadia
Alhambra
El Monte
LOS ANGELES
Santa Monica
Monterey Park
Montebello
Pico Rivera
Whittier
Florence
South Gate
Lynwood
Inglewood
Downey
Hawthorne
Gardena
Compton
Paramount
Norwalk
Bellflower
Pacific Ocean
Redondo Beach
Torrance
Lakewood
Cerritos
Carson
LONG BEACH
Huntington Beach

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

95

Structural and Collateral Term Sheet	BMO 2025-5C9
No. 9 – South Pasadena Medical Office
Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	3650 Capital, BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$28,750,000	Title:	Fee
Cut-off Date Principal Balance:	$28,750,000	Property Type – Subtype:	Office – Medical
% of IPB:	4.2%	Net Rentable Area (SF):	93,894
Loan Purpose:	Refinance	Location:	South Pasadena, CA
Borrower:	625 Fair Oaks LLC	Year Built / Renovated:	1987 / 2020
Borrower Sponsors:	Sean Hashem and Fareed Kanani	Occupancy:	92.8%
Interest Rate:	7.25500%	Occupancy Date:	12/9/2024
Note Date:	2/12/2025	4th Most Recent NOI (As of)(2):	NAV
Maturity Date:	3/6/2030	3rd Most Recent NOI (As of)(2):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(2):	NAV
Original Term:	60 months	Most Recent NOI (As of):	$2,540,690 (TTM 7/31/2024)
Original Amortization Term:	None	UW Economic Occupancy:	93.7%
Amortization Type:	Interest Only	UW Revenues:	$4,398,734
Call Protection:	L(13),YM1(11),DorYM1(32),O(4)(1)	UW Expenses:	$1,222,535
Lockbox / Cash Management:	Hard / In Place	UW NOI:	$3,176,200
Additional Debt:	No	UW NCF:	$3,063,527
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$47,500,000 / $506
Additional Debt Type:	N/A	Appraisal Date:	8/12/2024

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$306
Taxes:	$143,274	$35,818	N/A	Maturity Date Loan / SF:	$306
Insurance:	$5,746	$1,824	N/A	Cut-off Date LTV:	60.5%
Replacement Reserves:	$0	$1,565	N/A	Maturity Date LTV:	60.5%
Cedars Sinai TI / LC Reserve:	$778,765	$7,825	N/A	UW NCF DSCR:	1.45x
Other Reserves:	$856,213	$0	N/A	UW NOI Debt Yield:	11.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$28,750,000	100.0%	Loan Payoff	$25,026,604	87.0%
			Closing Costs	1,879,528	6.5
			Reserves	1,783,998	6.2
			Return of Equity	59,871	0.2
Total Sources	$28,750,000	100.0%	Total Uses	$28,750,000	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(2)	The borrower sponsors renovated the South Pasadena Medical Office Property (as defined below) in 2020 and subsequently the leases for the two largest tenants expired (at below market rents), and as such the 2nd Most Recent NOI, 3rd Most Recent NOI and 4th Most Recent NOI are unavailable. The borrower sponsors were able to re-lease those tenant spaces to medical users at market rents.
(3)	At any time after the payment date in April 2026, the South Pasadena Medical Office Mortgage Loan documents permit the borrower to prepay the South Pasadena Medical Office Mortgage Loan in full (but not in part), together with any applicable yield maintenance premium, in connection with the exercise of a “forced sale’ right pursuant to the related joint venture agreement.

The Loan. The ninth largest mortgage loan (the “South Pasadena Medical Office Mortgage Loan”) is evidenced by two promissory notes with an aggregate original principal amount of $28,750,000. The South Pasadena Medical Office Mortgage Loan is secured by a first priority fee mortgage encumbering a 93,894 square foot primarily medical office property located in South Pasadena, California (the “South Pasadena Medical Office Property”). The South Pasadena Medical Office Mortgage Loan was originated by 3650 Real Estate Investment Trust 2 LLC and Note A-2 was subsequently acquired by Bank of Montreal. The South Pasadena Medical Office Mortgage Loan accrues interest at a rate of 7.25500% per annum on an Actual/360 basis and the scheduled maturity date of the South Pasadena Medical Office Mortgage Loan is the payment date that occurs on March 6, 2030.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

96

Structural and Collateral Term Sheet	BMO 2025-5C9
No. 9 – South Pasadena Medical Office

The Property. The South Pasadena Medical Office Property is a three-story, 93,894 square foot primarily medical office building located in South Pasadena, California. The South Pasadena Medical Office Property is located just off the 110 freeway in South Pasadena, which is approximately eight miles northeast of downtown Los Angeles. The South Pasadena Medical Office Property was built in 1987 and most recently renovated in 2020. The South Pasadena Medical Office Property includes 250 parking spaces that are made available to the tenants and occupants at the South Pasadena Medical Office Property, 79 of which are located on a one level subterranean garage and 171 of which are located on a surface parking lot.

The borrower sponsors acquired the South Pasadena Medical Office Property in May 2018 for approximately $30.7 million and have invested approximately $3.0 million of capital expenditures towards renovations of the common areas and all bathrooms, HVAC upgrades, and new lighting. In addition, the borrower sponsors created approximately 2,500 square feet of ground floor retail space and modernized the parking and building access through the implementation of a key fob system. The South Pasadena Medical Office Property was 72.0% leased at the time of acquisition. As of December 9, 2024, the South Pasadena Medical Office Property was 92.8% occupied by 22 tenants.

In furtherance of the borrower sponsors’ business plan for the South Pasadena Medical Office Property, the borrower sponsors have received approvals from the city of South Pasadena to construct three new buildings on the surface lot adjacent to the South Pasadena Medical Office Property. The borrower sponsors’ plans for such additional buildings include 165 senior apartments, 72 assisted living apartments, 23 memory care apartments, and 50 low-income senior apartments across the three buildings, with restrictions in place to prohibit the construction or operation of any medical office building or other operations in competition with the South Pasadena Medical Office Property.

Major Tenants. The three largest tenants by underwritten base rent at the South Pasadena Medical Office Property are Pacific Clinics, Cedars Sinai and Geely International (US) Corporation.

Pacific Clinics (18,370 square feet; 19.6% of NRA; 20.3% of underwritten base rent). Pacific Clinics is a nonprofit that provides behavioral health, social services, treatment and wellness programs for children and adults throughout California. Pacific Clinics originally began as an operator of orphanages in San Jose in 1867. Currently, Pacific Clinics has over 2,100 employees statewide. Pacific Clinics’ lease began in October 2023 after the tenant moved from another location less than a mile away. Pacific Clinics’ lease expires on March 31, 2029, is subject to two, five-year renewal options remaining and does not have any termination options.

Cedars Sinai (11,981 square feet; 12.8% of NRA; 16.1% of underwritten base rent). Cedars Sinai is rated AA- by S&P and Fitch and is a nonprofit healthcare organization based in Los Angeles and established in 1902. Cedars Sinai is known for its high-quality patient care, medical research, and specialty programs, including cardiology, cancer, neurology, and orthopedics. Cedars Sinai serves as a major teaching hospital and is affiliated with UCLA. Cedars Sinai is often ranked among the best hospitals in the U.S. and has over 16,000 employees.

The borrower sponsors recently executed a five-year lease with Cedars Sinai. Cedars Sinai has taken possession of their space and has a rent commencement date of October 1, 2025 (with respect to which gap rent prior to occupancy has been escrowed). Cedars Sinai is entitled to a 4-month rent abatement period after October 1, 2025 (for which funds were also reserved). Cedars Sinai’s lease is subject to two, five-year renewal options and does not have any termination options.

Geely International (US) Corporation (7,721 square feet; 8.2% of NRA; 8.4% of underwritten base rent). Geely International (US) Corporation (“Geely International”) is a Chinese automotive manufacturer based in Hangzhou. Founded in 1986 as a refrigerator parts company, Geely International transitioned to motorcycles in 1994 and entered the automotive industry in 1997. Geely International is an import and export company that sells Geely vehicles in the United States and other countries. Geely International has been at the South Pasadena Medical Office Property since September 2017 and exercised its lease extension option in February 2022 for another five years. Geely International’s lease expires on August 31, 2027, has one, five year renewal options remaining and does not have any termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

97

Structural and Collateral Term Sheet	BMO 2025-5C9
No. 9 – South Pasadena Medical Office

The following information presents certain information relating to the historical occupancy of the South Pasadena Medical Office Property:

Historical and Current Occupancy(1)
2021	2022	2023	Current(2)
95.0%	82.9%	98.3%	92.8%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current occupancy is based on the underwritten rent roll dated as of December 9, 2024.

The following table presents certain information relating to the major tenants at the South Pasadena Medical Office Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Pacific Clinics	NR/NR/NR	18,370	19.6%	$39.30	$721,924	20.3%	3/31/2029
Cedars Sinai	NR/AA-/AA-	11,981	12.8%	$48.00	$575,088	16.1%	10/1/2030
Geely International (US) Corporation	NR/NR/NR	7,721	8.2%	$38.86	$300,000	8.4%	8/31/2027
Tokio Marine Highland Insurance	NR/NR/NR	5,580	5.9%	$38.04	$212,248	6.0%	10/31/2027
Shaw, Moses, Mendenhall & Assoc	NR/NR/NR	4,658	5.0%	$41.88	$195,077	5.5%	8/31/2026
Major Tenants		48,310	51.5%	$41.49	$2,004,336	56.2%
Other Tenants		38,853	41.4%	$40.16	$1,560,311	43.8%
Occupied Collateral Total		87,163	92.8%	$40.90	$3,564,647	100.0%
Vacant Space		6,731	7.2%
Collateral Total		93,894	100.0%

(1)	Based on the underwritten rent roll dated December 9, 2024, inclusive of rent steps through December 1, 2025 and the lease commencement of Cedars Sinai.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the South Pasadena Medical Office Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	6,731	7.2%	NAP	NAP	6,731	7.2%	NAP	NAP
2025 & MTM	4	7,339	7.8%	303,200	8.5%	14,070	15.0%	$303,200	8.5%
2026	6	16,944	18.0%	714,229	20.0%	31,014	33.0%	$1,017,429	28.5%
2027	6	20,060	21.4%	754,821	21.2%	51,074	54.4%	$1,772,250	49.7%
2028	1	3,466	3.7%	142,664	4.0%	54,540	58.1%	$1,914,914	53.7%
2029	3	25,744	27.4%	1,009,746	28.3%	80,284	85.5%	$2,924,660	82.0%
2030	2	13,610	14.5%	639,987	18.0%	93,894	100.0%	$3,564,647	100.0%
2031	0	0	0.0%	0	0.0%	93,894	100.0%	$3,564,647	100.0%
2032	0	0	0.0%	0	0.0%	93,894	100.0%	$3,564,647	100.0%
2033	0	0	0.0%	0	0.0%	93,894	100.0%	$3,564,647	100.0%
2034	0	0	0.0%	0	0.0%	93,894	100.0%	$3,564,647	100.0%
2035 & Beyond	0	0	0.0%	0	0.0%	93,894	100.0%	$3,564,647	100.0%
Total	22	93,894	100.0%	$3,564,647	100.0%

(1)	Based on the underwritten rent roll dated December 9, 2024, inclusive of rent steps through December 2025 and lease commencement of Cedars Sinai.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

98

Structural and Collateral Term Sheet	BMO 2025-5C9
No. 9 – South Pasadena Medical Office

The following table presents certain information relating to the historical and underwritten cash flows of the South Pasadena Medical Office Property:

Operating History and Underwritten Net Cash Flow(1)
	TTM(1)	Underwritten	Per Square Foot	%(2)
In-Place Rent	$3,377,279	$3,564,647	$37.96	89.8%
Gross Up of Vacant Space	0	271,556	2.89	6.8%
Rent Steps(3)	0	135,010	1.44	3.4%
Gross Potential Rent	$3,377,279	$3,971,213	$42.29	100.0%
Total Reimbursements	169,625	351,297	3.74	8.8%
Total Gross Income	$3,546,904	$4,322,509	$46.04	108.8%
Concessions	(100,390)	0	0.00	0.0%
(Vacancy/Credit Loss)	0	(271,556)	(2.89)	(6.8%)
Other Income(4)	347,781	347,781	3.70	8.8%
Effective Gross Income	$3,794,295	$4,398,734	$46.85	110.8%
Total Expenses	$1,253,605	$1,222,535	$13.02	27.8%
Net Operating Income	$2,540,690	$3,176,200	$33.83	72.2%
Capital Expenditures	0	18,779	0.20	0.4%
TI/LC	0	93,894	1.00	2.1%
Net Cash Flow	$2,540,690	$3,063,527	$32.63	69.6%

(1)	Based on the underwritten rent roll dated December 9, 2024. TTM reflects the the trailing 12-month period ended July 31, 2024.
(2)	% column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Inclusive of rent steps through December 2025.
(4)	Other Income includes parking income.

Appraisal. According to the appraisal, the South Pasadena Medical Office Property had an “as-is” appraised value of $47,500,000 as of August 12, 2024.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$47,500,000	5.75%
(2)	Source: Appraisal.

Environmental. According to the Phase I environmental site assessment dated August 16, 2024, there was no evidence of any recognized environmental conditions at the South Pasadena Medical Office Property.

The Market. The South Pasadena Medical Office Property is located eight miles northeast of downtown Los Angeles in South Pasadena, California. Bordering South Pasadena is the city of Pasadena to the north, San Marino to the east, Glendale to the west, and Alhambra to the south. The South Pasadena Medical Office Property is located on the west side of Fair Oaks Avenue directly south of the 110 Freeway. The 110 Freeway provides direct access to Pasadena to the north and Los Angeles to the southwest. The largest in the market employers are UCLA with 93,032 employees, the Los Angeles International Airport with 45,000 employees and the National Institutes Of Health with 20,000 employees. According to a third-party market research report, the 2024 population within a one-, three- and five-mile radius of the South Pasadena Medical Office Property was 22,855, 239,531 and 618,356, respectively. The 2024 median household income within the same radii was $128,608, $100,398, and $95,994, respectively.

According to a third party market research report, as of the fourth quarter of 2024, the Pasadena office submarket had approximately 19.7 million square feet of inventory, average rents of $40.17 per square foot, and a vacancy rate of 13.5%. Net absorption is negative 12,401 square feet and 165,000 square feet is currently under construction.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

99

Structural and Collateral Term Sheet	BMO 2025-5C9
No. 9 – South Pasadena Medical Office

The following table presents recent leasing data at comparable properties to the South Pasadena Medical Office Property:

Comparable Office Leases(1)
Property Name Location	Year Built / Renovated	Total NRA (SF)	Tenant	Lease Date/ Term (yrs.)	Lease Size (SF)		Base Rent PSF		Reimb.
South Pasadena Medical Office 625 Fair Oaks Avenue South Pasadena, CA	1987 / 2020	93,894(2)	Pacific Clinics(2)	Oct-23 / 5.5(2)	18,370	(2)	$39.30	(2)	NAP
200 South Los Robles 200 S. Los Robles Avenue Pasadena, CA	1988 / NAP	131,807	Pacific Western Bank	Dec-22 / 5.4	8,552		$3.20		NAP
70 South Lake 70 S Lake Avenue Pasadena, CA	1982 / 2018	116,340	Pac Rim Engineering	Sep-23 / 5.5	2,723		$3.00		NAP
NOLA 155 155 North Lake Avenue Pasadena, CA	1983 / 2012	223,083	Everbridge	Apr-23 / 8.0	7,109		$3.75		NAP
199 South Los Robles 199 S. Los Robles Avenue Pasadena, CA	1983 / 2004	167,901	Synopsys	Jan-23 / 5.6	8,197		$3.30		NAP
225 E. Colorado Office Building 225 E. Colorado Boulevard Pasadena, CA	1912 / 2010	54,961	Owl & Wolves	Oct-23 / 2.0	720		$3.65		NAP
301 North Lake 301 North Lake Avenue Pasadena, CA	1989 / NAP	232,506	HSA & Associates	Nov-22 / 5.4	22,452		$3.83		NAP
Medical Office Building 65 Madison Avenue Pasadena, CA	1925 / 1990	45,200	Pasadena Clinical Trials	Dec-23 / 5.3	1,911		$3.55		NAP
Pasadena Medical Office Building 301 S. Fair Oaks Avenue Pasadena, CA	1991 / NAP	52,000	Medical	Jan-24 / 2.0	1,228		$3.68		NAP
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated December 9, 2024.

The following table presents recent sales of comparable properties to the South Pasadena Medical Office Property:

Comparable Office Sales(1)
Property Name Location	Year Built / Renovated	Building SF	Sale Price	Price PSF	Sale Date	NOI/SF	Cap Rate
South Pasadena Medical Office 625 Fair Oaks Avenue South Pasadena, CA	1987 / 2020	93,894(2)	N/A	N/A	N/A	$34(2)	5.75%
770 Fairmont Avenue 770 Fairmont Avenue Glendale, CA	1990 / NAP	24,563	$5,720,000	$233	July 2024	$16	6.9%
Atlantic Medical Center 701 East 28th Street Long Beach, CA	1981 / NAP	68,845	$29,000,000	$421	May 2023	$19	4.6%
Single Tenant Office Building 936-960 Overland Court San Dimas, CA	1988 / 2018	79,036	$26,000,000	$329	April 2023	$20	5.95%
AMDA Office Building 1777-1779 Vine Street Los Angeles, CA	1962 / 2014	39,248	$23,000,000	$586	March 2023	$42	7.2%
Multi-Tenant Office 2777 N. Ontario Avenue Burbank, CA	1967 / 2016	127,140	$37,000,000	$291	January 2023	N/A	N/A
Single Tenant Office Building 250 N. Madison Avenue Pasadena, CA	1979 / 2005	39,518	$14,000,000	$354	July 2023	N/A	N/A
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated December 1, 2024.

The Borrower. The borrower is 625 Fair Oaks LLC, a Delaware limited liability company and single purpose entity with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the South Pasadena Medical Office Mortgage Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100

Structural and Collateral Term Sheet	BMO 2025-5C9
No. 9 – South Pasadena Medical Office

The Borrower Sponsors. The non-recourse carveout guarantors and borrower sponsors for the South Pasadena Medical Office Mortgage Loan are Sean Hashem and Fareed Kanani. Sean Hashem and Fareed Kanani are co-owners of Greenbridge Investment Partners, a full-service commercial real estate firm that currently owns 10 commercial properties across California and Washington. Partners Sean Hashem and Fareed Kanani established the company in 2012 with a focus on purchasing value-add projects.

Property Management. The South Pasadena Medical Office Property is managed by Greenbridge Management Inc., which is an entity affiliated with the borrower sponsors.

Escrows and Reserves. At origination, the borrower deposited into reserve accounts (i) approximately $143,274 for real estate taxes, (ii) $778,765 for tenant improvements and leasing commissions related to the Cedars Sinai lease, (iii) approximately $5,746 for insurance premiums, and (iv) approximately $856,213 for a rent concession reserve, which includes (x) with respect to Cedars Sinai, $335,468 to cover gap rent from March 2025 through September 2025 and (y) approximately $520,745 for other not top 5 tenants.

Tax Escrows – On a monthly basis, the borrower is required to deposit 1/12th of an amount that would be sufficient to pay taxes for the next ensuing 12 months (currently equivalent to approximately $35,818 a month).

Insurance Escrows – On a monthly basis, the borrower is required to deposit 1/12th of an amount that would be sufficient to pay insurance premiums for the renewal of coverages (currently equivalent to approximately $1,824 a month); provided that, such monthly deposits will be waived for so long as the borrower maintains a blanket insurance policy acceptable to the lender.

Replacement Reserve – On a monthly basis, the borrower is required to deposit approximately $1,565 for replacement reserves.

TI / LC Reserve – On a monthly basis, the borrower is required to deposit approximately $7,825 to pay for tenant allowances, tenant improvements and leasing commissions that may be incurred or required to be reimbursed by the borrower.

Lockbox / Cash Management. The South Pasadena Medical Office Mortgage Loan is structured with a hard lockbox and in place cash management. The South Pasadena Medical Office Mortgage Loan requires the borrower or property manager, as applicable to deposit all gross income from operations, forfeited security deposits and all other revenue of any kind from the South Pasadena Medical Office Property received by the borrower or property manager, as applicable, into the lockbox account no later than two (2) business days after receipt. All funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the South Pasadena Medical Office Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the South Pasadena Medical Office Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the South Pasadena Medical Office Mortgage Loan during the continuance of a Trigger Period (as defined below). To the extent that no Trigger Period is continuing, all excess cash flow funds are required to be disbursed to the borrower.

A “Trigger Period” means a period (A) commencing upon the earliest of (i) an event of default under the South Pasadena Medical Office Mortgage Loan, (ii) a Low DY Period (as defined below), or (iii) a Significant Tenant Trigger Period (as defined below); and (B) expiring upon (x) with respect to clause (A)(i) above, the cure (if applicable) of such event of default, (y) with respect to clause (A)(ii) above, the termination of such Low DY Period, and (z) with respect to clause (A)(iii) above, the termination of such Significant Tenant Trigger Period. Notwithstanding the foregoing, a Trigger Period will not expire in the event that a Trigger Period then exists for any other reason.

A “Significant Tenant Trigger Period” means a period (A) commencing upon the earliest of (i) a significant tenant non-renewal event, (ii) a significant tenant termination event, (iii) a significant tenant default event, (iv) a significant tenant go-dark event or (v) a significant tenant bankruptcy action and (B) expiring upon the occurrence of (i) with respect to clause (A)(i) above, a significant tenant non-renewal event cure with respect to the applicable Significant Tenant Lease (as defined below), (ii) with respect to clause (A)(ii) above, a significant tenant termination event cure with respect to the applicable Significant Tenant Lease, (iii) with respect to clause (A)(iii) above, a significant tenant default event cure with respect to the applicable Significant Tenant Lease, (iv) with respect to clause (A)(iv) above, a significant tenant go-dark event cure with respect to the applicable significant tenant lease, (v) with respect to clause (A)(v) above, a significant tenant bankruptcy

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-5C9
No. 9 – South Pasadena Medical Office

action cure with respect to the applicable significant tenant, and (vi) with regard to any Significant Tenant Trigger Period, a significant tenant replacement lease cure with respect to the applicable Significant Tenant Lease.

A “Significant Tenant Lease” means each of (i) the Cedars Sinai lease, (ii) the Pacific Clinics lease, and (iii) any replacement lease or leases of all or any portion of the applicable significant tenant space demised under any of the foregoing leases, entered into pursuant to and in accordance with the provisions of South Pasadena Medical Office Mortgage Loan agreement.

A “Low DY Period” means any period (i) commencing on the last day of the calendar quarter for which the debt yield for the South Pasadena Medical Office Property is less than 10.0% and (ii) ending on the last day of any one calendar quarter thereafter for which the debt yield for the South Pasadena Medical Office Property is greater than or equal to 10.0%.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine and Subordinate Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

102

Structural and Collateral Term Sheet	BMO 2025-5C9
No. 10 – Warwick Denver

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

103

Structural and Collateral Term Sheet	BMO 2025-5C9
No. 10 – Warwick Denver

Warwick Denver
1776 North Grant Street
Denver, CO 80203
DENVER
City of Cuernavaca Park
Denver Skate Park
Commons Park
RiNo
North Denver
Curtis Park
Ballpark
Coors Field
LoDo
Union Station
Five Points
Lawson Park
Whitter
Benedict Fountain Park
Museum of Contemporary Art
17th Street Plaza
One Tabor Center
1800 Larimer
Denver Place
U.S. Courthouse
1999 Broadway
1801 California
LARIMER SQUARE
US Bank Tower
707 17th Street
1144 Fifteenth
555 17th Street
The Brown Palace Hotel
Wells Fargo Center
1700 Broadway
Republic Plaza
DENVER PAVILIONS
1670 Broadway
1560 Broadway
Denver Public Works
Denver Performing Arts Complex
Spire
Center for Colo. & the West Auraria Library
Auraria Events Center
Univ. of Colorado at Denver
AURARIA CAMPUS
Metropolitan State Univ. of Denver
Colorado Convention Center
Downtown Denver
Uptown
City Park West
Saint Joseph Hospital
Lindsey-Flanigan Courthouse
U.S. Mint
City and County Building
Civic Center Park
State Capitol
Legislative Services Building
CO Court of Appeals
Denver Art Museum
Denver Public Library
Ralph L. Carr CO Judicial Ctr.
Clyfford Still Museum
Cultural Center Complex
Colorado History Center
Capitol Hill
Civic Center
Lincoln Park
Sunken Gardens Park
Denver Health Medical Center
Cherry Creek
W. Colfax Ave.
E. Colfax Ave.
Speer Blvd.
Santa Fe Dr.
16TH STREET MALL
RTD LIGHT RAIL L LINE
A,B,G LINES
D,F,H,L LINES
A LINE
Broadway
Lincoln St.
Sherman St.
Grant St.
Logan St.
Pennsylvania St.
Washington St.
Downing St.
Park Ave.
Welton St.
E. 20th Ave.
E. 19th Ave.
E. 18th Ave.
E. 17th Ave.
E. 16th Ave.
E. 14th Ave.
W. 14th Ave.
W. 13th Ave.
W. 12th Ave.
W. 11th Ave.
W. 10th Ave.
W. 9th Ave.
W. 8th Ave.
W. 7th Ave.
Boulder
Broomfield
Thornton
Westminster
Arvada
Wheat Ridge
Golden
DENVER
Lakewood
AURORA
Englewood
Littleton
Centennial
Highlands Ranch
Lone Tree
Parker
Castle Rock
Denver International Airport
ROCKY MTS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-5C9
No. 10 – Warwick Denver
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$23,000,000	Title:	Fee
Cut-off Date Principal Balance:	$23,000,000	Property Type - Subtype:	Hospitality – Full Service
% of Pool by IPB:	3.4%	Net Rentable Area (Rooms):	216
Loan Purpose:	Refinance	Location:	Denver, CO
Borrower:	Warwick Denver Corp.	Year Built / Renovated:	1967 / 2018
Borrower Sponsor:	Warwick Amusements Corporation	Occupancy / ADR / RevPAR:	71.6% / $157.06 / $112.45
Interest Rate:	7.45000%	Occupancy / ADR / RevPAR Date:	9/30/2024
Note Date:	1/30/2025	4th Most Recent NOI (As of):	$2,936,880 (12/31/2021)
Maturity Date:	2/6/2030	3rd Most Recent NOI (As of):	$3,711,569 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$4,066,176 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of):	$3,870,368 (TTM 9/30/2024)
Original Amortization Term:	None	UW Occupancy / ADR / RevPAR:	71.6% / $157.06 / $112.45
Amortization Type:	Interest Only	UW Revenues:	$12,372,554
Call Protection:	L(25),D(28),O(7)	UW Expenses:	$8,559,419
Lockbox / Cash Management:	Springing	UW NOI:	$3,813,135
Additional Debt:	No	UW NCF:	$3,367,600
Additional Debt Balance:	N/A	Appraised Value / Per Room:	$63,000,000 / $291,667
Additional Debt Type:	N/A	Appraisal Date:	12/13/2024

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$106,481
Taxes:	$126,402	$63,201	N/A	Maturity Date Loan / Room:	$106,481
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	36.5%
FF&E Reserve:	$0	$37,128	N/A	Maturity Date LTV:	36.5%
Other(2):	$0	Springing	(2)	UW NCF DSCR:	1.94x
				UW NOI Debt Yield:	16.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$23,000,000	62.3%	Loan Payoff	$36,086,879	97.7%
Sponsor Equity	13,934,491	37.7	Closing Costs	721,210	2.0
			Upfront Reserves	126,402	0.3

Total Sources	$36,934,491	100.0%	Total Uses	$36,934,491	100.0%
(1)	See “Escrows and Reserves” below for further discussion of reserve information.
(2)	Other Reserves include a springing monthly seasonality reserve subject to a $500,000 cap and a springing monthly PIP reserve which is not subject to a cap.

The Loan. The tenth largest mortgage loan (the “Warwick Denver Mortgage Loan”) is secured by a first lien mortgage on the borrower’s fee simple interest in a 216-room full-service hospitality property located in Denver, Colorado (the “Warwick Denver Property”). The Warwick Denver Mortgage Loan was originated on January 30, 2025 by CREFI, has a five-year term and accrues interest at a fixed rate of 7.45000% per annum on an Actual/360 basis. The scheduled maturity date of the Warwick Denver Mortgage Loan is the due date that occurs on February 6, 2030.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

105

Structural and Collateral Term Sheet	BMO 2025-5C9
No. 10 – Warwick Denver

The Property. The Warwick Denver Property is a 14-story, 216-room, full-service hotel located in downtown Denver, Colorado. The Warwick Denver Property was originally constructed in 1967 and was most recently renovated in 2018. The Warwick Denver Property features a rooftop pool, business center, fitness center, room service and 8,264 square feet of meeting space. The largest meeting space at the Warwick Denver Property is the Capitol Ballroom which features 3,311 square feet of space and capacity of 184 for banquets and 350 for cocktail events. Nearby demand generators include the numerous sports and recreational facilities in the market including Coors Field, Pepsi Center and Sports Authority Field as well as the Colorado Convention Center, 16th Street Mall, and multiple local museums. According to a third-party market research report, the estimated demand segmentation for the Warwick Denver Property consisted of 50.0% leisure, 30.0% commercial, and 20.0% meeting and group.

The Warwick Denver Property contains 124 king guestrooms, 38 queen / queen guestrooms, and 54 double / double guestrooms. Guestrooms feature a work area, walk-in closets, sofa chairs, coffee maker, mini-bar and balconies for all but seven guestrooms. The Warwick Denver Property features 92 parking spaces and has one food and beverage outlet, Gattara Restaurant & Bar, which is an Italian restaurant that serves breakfast, lunch and dinner daily and offers room service to guests at the Warwick Denver Property.

The following table presents certain information relating to the 2023 demand analysis with respect to the Warwick Denver Property based on market segmentation, as provided by a third-party market research report:

Demand Segmentation(1)
Property	Rooms	Commercial	Meeting & Group	Leisure
Warwick Denver	216	30.0%	20.0%	50.0%
(1)	Source: Appraisal.

The following table presents certain information relating to the current and historical occupancy, ADR and RevPAR at the Warwick Denver Property and its competitors:

Occupancy, ADR, RevPAR(1)
	Warwick Denver(2)			Competitive Set(3)			Penetration Factor(4)
Period	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2021	67.8%	$128.86	$87.32	54.4%	$148.19	$80.57	124.6%	87.0%	108.4%
2022	71.2%	$153.04	$109.01	65.8%	$194.33	$127.84	108.2%	78.8%	85.3%
2023	64.8%	$165.24	$107.14	68.3%	$205.34	$140.33	94.8%	80.5%	76.3%
TTM 9/30/2024	71.6%	$157.06	$112.45	69.7%	$215.51	$150.19	102.7%	72.9%	74.9%
(1)	Variances between the underwriting, the appraisal and the above table with respect to Occupancy, ADR and RevPAR at the Warwick Denver Property are attributable to variances in reporting methodologies and/or timing differences.
(2)	Occupancy, ADR and RevPAR for the Warwick Denver Property are based on the underwritten cash flow.
(3)	Occupancy, ADR and RevPAR for the Competitive Set are based on data provided by a third-party hospitality research report. The Competitive Set for years 2021-2023 includes Hampton by Hilton Inn & Suites Denver-Downtown, Grand Hyatt Denver, Kimpton Hotel Monaco Denver, Magnolia Hotel Denver, A Tribute Portfolio Hotel, Hotel Teatro, the Curtis Denver - a DoubleTree by Hilton Hotel. The Competitive Set for 9/30/2024 includes Magnolia Hotel Denver, A Tribute Portfolio Hotel, Kimpton Hotel Monaco Denver, Hampton by Hilton Inn & Suites Denver-Downtown, The Brown Palace Hotel and Spa, Autograph Collection, Renaissance Denver Downtown City Center Hotel, The ART Hotel Denver, Curio Collection by Hilton, Thompson Denver
(4)	Penetration Factor is calculated based on the underwritten cash flow and competitive set data provided by a third-party hospitality research report.

Appraisal. According to the appraisal, the Warwick Denver Property had an “as-is” appraised value of $63,000,000 as of December 13, 2024. The Cut-off Date LTV and Maturity Date LTV based on the “as-is” appraised value are each 36.5%, respectively. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$63,000,000	7.56%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental assessment dated December 19, 2024, there was no evidence of any recognized environmental conditions at the Warwick Denver Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

106

Structural and Collateral Term Sheet	BMO 2025-5C9
No. 10 – Warwick Denver

The following table presents certain information relating to the operating history and underwritten cash flows of the Warwick Denver Property:

Operating History and Underwritten Net Cash Flow
	2021(1)	2022(1)	2023	TTM May 2024	Underwritten	Per Room(2)	%(3)
Occupancy (%)	67.8%	71.2%	64.8%	71.6%	71.6%
ADR	$128.86	$153.04	$165.24	$157.06	$157.06
RevPar	$87.32	$109.01	$107.14	$112.45	$112.45

Rooms Revenue	$6,884,360	$8,594,702	$8,446,915	$8,889,755	$8,865,466	$41,044	71.7%
Food & Beverage Revenue	1,200,367	1,214,192	2,015,894	2,279,118	2,272,891	10,523	18.4%
Other Revenue(4)	970,133	930,446	1,166,043	1,266,778	1,234,197	5,714	10.0%
Total Revenue	$9,054,860	$10,739,339	$11,628,851	$12,435,651	$12,372,554	$57,280	100.0%

Rooms Expense	$1,593,533	$2,075,601	$1,935,388	$2,388,242	$2,381,717	$11,026	26.9%
Food & Beverage Expense	1,157,953	1,310,981	1,710,967	2,053,952	2,048,340	9,483	90.1%
Other Departmental Expenses	9,929	2,779	2,407	2,635	2,390	11	0.2%
Departmental Expenses	$2,761,416	$3,389,360	$3,648,761	$4,444,829	$4,432,446	$20,521	35.8%

Departmental Profit	$6,293,445	$7,349,979	$7,980,090	$7,990,822	$7,940,107	$36,760	64.2%

Management Fee	$271,646	$322,180	$348,866	$373,070	$371,177	$1,718	3.0%
Marketing and Franchise Fee	836,531	852,165	834,574	967,817	962,906	4,458	7.8%
Other Undistributed Expenses(5)	1,395,896	1,661,999	1,869,835	1,919,452	2,025,626	9,378	16.4%
Total Undistributed Expenses	$2,504,074	$2,836,344	$3,053,275	$3,260,339	$3,359,709	$15,554	27.2%

Real Estate Taxes	$741,528	$649,305	$714,369	$713,756	$621,665	$2,878	5.0%
Property Insurance	110,964	152,761	146,270	146,360	145,598	674	1.2%
Net Operating Income	$2,936,880	$3,711,569	$4,066,176	$3,870,368	$3,813,135	$17,653	30.8%

FF&E	326,064	386,722	418,754	447,806	445,534	2,063	3.6%
Net Cash Flow	$2,610,815	$3,324,847	$3,647,422	$3,422,561	$3,367,600	$15,591	27.2%
(1)	Increase from 2021 Net Operating Income to 2022 Net Operating Income is primarily attributable to recovery from the COVID-19 pandemic.
(2)	Per Room values are based on 216 rooms.
(3)	% column represents percent of Total Revenue except for Room Expense, Food & Beverage Expense and Other Departmental Expenses which are based on their corresponding revenue line items.
(4)	Other Revenue includes parking revenue, a resort fee, office lease and revenues such as cancellation penalties, breakage, other income that cannot be contained in any other line item.
(5)	Other Undistributed Expenses include administrative and general, operations and maintenance, heat, power, and light, and information and telecom expenses.

The Market. The Warwick Denver Property is located at 1776 North Grant Street in downtown Denver, Colorado. Downtown Denver has historically served as the city’s central business district and in recent years has experienced increasing residential development and amenities. Nearby demand generators include the numerous sports and recreational facilities in the market including Coors Field, Pepsi Center and Sports Authority Field as well as the Colorado Convention Center, 16th Street Mall, a 16-block long pedestrian and transit-way mall that serves as the retail core of downtown Denver, and multiple local museums. Access to the Warwick Denver Property and the broader downtown Denver neighborhood is provided by three major highways: I-25 (north-south), I-70 (east-west), and I-76 (northeast).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

107

Structural and Collateral Term Sheet	BMO 2025-5C9
No. 10 – Warwick Denver
Competitive Set(1)
Property	Number of Rooms	Year Built	Estimated 2023 Occupancy	Estimated 2023 ADR	Estimated 2023 RevPAR
Warwick Denver(2)	216	1967	64.8%	$165.24	$107.14
Hampton Inn & Suites Denver - Downtown	151	2005	65% - 70%	$175 - $185	$115 - $125
Grand Hyatt Denver	516	1979	70% - 75%	$205 - $215	$150 - $160
Kimpton Hotel Monaco Denver	189	1998	70% - 75%	$215 - $225	$150 - $160
Magnolia Hotel Denver, a Tribute Portfolio Hotel	297	1910	60% - 65%	$195 - $205	$115 - $125
Hotel Teatro	110	1998	70% - 75%	$205 - $215	$145 - $155
the Curtis Denver - a DoubleTree by Hilton Hotel	336	1974	65% - 70%	$195 - $205	$130 - $140
Total Avg. Competitive Set			67.9%	$200.78	$136.37
(1)	Source: Appraisal.
(2)	Occupancy, ADR and RevPAR for the Warwick Denver Property are based on the underwritten cash flow.

The Borrower. The borrower is Warwick Denver Corp., a Delaware corporation and single purpose entity with no independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with origination of the Warwick Denver Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Warwick Amusements Corporation, the sole owner of the borrower. Founded in 1980 by Richard Chiu, Warwick Hotels and Resorts is a real estate hospitality firm with a collection of over 40 upscale hotels across five continents.

Property Management. The Warwick Denver Property is self-managed.

Escrows and Reserves. At origination of the Warwick Denver Mortgage Loan, the borrower deposited approximately $126,402 into a real estate tax reserve account.

Tax Escrows – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $63,201).

Insurance Reserve – At the lender’s option, if the liability or casualty policy maintained by the borrower is not an approved blanket or umbrella policy, or the lender requires the borrower to obtain a separate policy, the borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which would be sufficient to pay the insurance premiums due for the renewal of coverage afforded by the insurance policies. At origination, an acceptable blanket policy was in place.

FF&E Reserve – The borrower is required to deposit into a furniture, fixtures and equipment (“FF&E”) reserve, on a monthly basis, an amount equal to the greater of (i) the FF&E Payment (as defined below), and (ii) the amount of the deposit (if any) on account of FF&E under the Franchise Agreement (as defined below), if any. The “FF&E Payment” means with respect to each monthly payment date, an amount equal to 1/12th of 4.0% of the greater of (1) the annual gross revenues for the hotel related operations at the Warwick Denver Property for the immediately preceding calendar year and (2) the projected annual gross revenues for the hotel related operations at the Warwick Denver Property for the calendar year in which such monthly payment occurs as set forth in the then-current approved annual budget, or where no approved annual budget exists as of the date of determination, the amount of the FF&E Payment determined by the lender in its reasonable discretion. The initial monthly FF&E Payment was determined to be approximately $37,128.

PIP Reserve – The borrower is required to deposit into a property improvement plan (“PIP”) reserve, an amount equal to 125% of the cost of the related PIP work as reasonably estimated by the lender (A) in the case of any existing or renewal Franchise Agreement, prior to the effective date that any PIP is imposed thereunder and (B) in the case of any new Franchise Agreement, on or prior to the date such new Franchise Agreement is executed and delivered.

Seasonality Reserve – Following the occurrence and continuance of a Trigger Period (as defined below), the borrower is required to deposit into a seasonality reserve, on a monthly basis, an amount equal to 90% of the excess cash flow generated by the Warwick Denver Property for the immediately preceding interest accrual period; provided, however, that any amounts deposited into the seasonality reserve that would cause funds then on deposit in the seasonality reserve to exceed $500,000 (the “Seasonality Reserve Cap”) are instead required to be deposited into the excess cash flow reserve account.

Lockbox / Cash Management. The Warwick Denver Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Trigger Period, the borrower is required to establish a lender-controlled

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-5C9
No. 10 – Warwick Denver

lockbox account, and is thereafter required to deposit, or cause the property manager to deposit, immediately upon receipt, all revenue generated at the Warwick Denver Property into such lender-controlled lockbox. Upon the first occurrence of a Trigger Period, the borrower is required to deliver a direction notice to (i) all tenants occupying space in the Warwick Denver Property directing them to pay to the lender-controlled lockbox account all rent and other sums due under the lease to which they are a party and (ii) each of the credit card companies or credit card clearing banks with which the borrower or property manager has entered into a merchant’s or other credit card agreement directing them to pay all payments which would otherwise be paid to the borrower or property manager to the lender-controlled lockbox account. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period exists, in which case, at the lender’s election, all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the Warwick Denver Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Warwick Denver Mortgage Loan documents (which includes deposits into the seasonality reserve if the Seasonality Reserve Cap has not been met) are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Warwick Denver Mortgage Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the Warwick Denver Mortgage Loan documents, the lender may apply funds to the debt in such priority as it may determine.

A “Trigger Period” means the period commencing on the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt yield falling below 11.0% (provided however, that no Trigger Period shall be deemed to exist pursuant to this clause (ii) during any period that the Collateral Control Conditions (as defined below) are satisfied), and (iii) any bankruptcy or similar insolvency of the manager; and expiring upon (x) with respect to clause (i) above, the cure of the applicable event of default, (y) with respect to clause (ii) above, the debt yield remaining at or above 11.0% for two consecutive calendar quarters, and (z) with respect to clause (iii) above, replacement of the manager in accordance with the Warwick Denver Mortgage Loan documents.

“Collateral Cure Conditions” will exist if and for so long as the borrower provides to the lender collateral in the form of cash or a letter of credit in an amount which, if applied to the principal amount of the Warwick Denver Mortgage Loan, would cause the debt yield to be equal to or greater than 11.0% (the “Collateral Deposit Amount”), and thereafter, for so long as the borrower elects to satisfy the Collateral Cure Conditions in order to avoid a Trigger Period (under clause (A)(ii) of the definition of such term) on each one year anniversary of the date that the borrower delivered such cash or letter of credit, the borrower must provide additional cash collateral or increase the letter of credit amount in the amount of the Collateral Deposit Amount. The lender is required to return such collateral to the borrower, provided no event of default is continuing under the Warwick Denver Mortgage Loan Documents, at such time as the debt yield is equal to or greater than 11.0% for two consecutive calendar quarters without taking into account such collateral.

“Franchise Agreement” means any qualified franchise agreement entered into subsequent to the closing date of the Warwick Denver Mortgage Loan in accordance with the terms and provisions of the Warwick Denver Mortgage Loan documents.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate and Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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